As filed with the Securities and Exchange Commission on January 22, 2026

Investment Company Act File No. 811-23777

U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM N-2

☒ REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF 1940

☒     Amendment No. 1

INNOVATION ACCESS FUND

(Exact name of Registrant as specified in Charter)

350 Madison Avenue, 20th Floor

New York, NY 10017

(Address of Principal Executive Office)

Registrant’s Telephone Number, including Area Code: (212) 716-6840

Jennifer Shufro

SilverBay Capital Management LLC

350 Madison Avenue, 20th Floor

New York, NY 10017

(Name and address of agent for service)

COPY TO:

George M. Silfen, Esq.

Alston & Bird LLP

90 Park Avenue

New York, NY 10016

Check each box that appropriately characterizes the Registrant:

☒	Registered Closed-End Fund (closed-end company that is registered under the Investment Company Act of 1940 (“Investment Company Act”)).

☐	Business Development Company (closed-end company that intends or has elected to be regulated as a business development company under the Investment Company Act).

☐	Interval Fund (Registered Closed-End Fund or a Business Development Company that makes periodic repurchase offers under Rule 23c-3 under the Investment Company Act).

☐	A.2 Qualified (qualified to register securities pursuant to General Instruction A.2 of this Form).

☐	Well-Known Seasoned Issuer (as defined by Rule 405 under the Securities Act of 1933 (the “Securities Act”)).

☐	Emerging Growth Company (as defined by Rule 12b-2 under the Securities Exchange Act of 1934.

☐	If an Emerging Growth Company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.

☐	New Registrant (registered or regulated under the Investment Company Act for less than 12 calendar months preceding this filing).

This Registration Statement has been filed by Registrant pursuant to Section 8(b) of the Investment Company Act. However, interests in the Registrant are not being registered under the Securities Act, since such interests will be issued solely in private placement transactions which do not involve any “public offering” within the meaning of Section 4(a)(2) of the Securities Act. Investment in the Registrant may be made only by individuals or entities which are “accredited investors” within the meaning of Regulation D under the Securities Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any interest in the Registrant.

EXPLANATORY NOTE

This Amendment No. 1 (the “Amendment”) to the Registration Statement on Form N-2 is being filed under the Investment Company Act to supersede and replace the Registrant’s Registration Statement on Form N-2/A filed on December 26, 2024 under the Investment Company Act (Accession No. 0001206774-24-001204).

January 22, 2026

Offering Memorandum

Innovation Access Fund

Shares of Beneficial Interest

Class A Shares

Class W Shares

Class I Shares

A REGISTRATION STATEMENT TO WHICH THIS MEMORANDUM RELATES HAS BEEN FILED BY INNOVATION ACCESS FUND (“THE FUND”) PURSUANT TO SECTION 8(B) OF THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED (THE “1940 ACT”). HOWEVER, SHARES OF BENEFICIAL INTEREST (“SHARES”) OF THE FUND ARE NOT BEING REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”), SINCE SUCH SHARES WILL BE ISSUED SOLELY IN PRIVATE PLACEMENT TRANSACTIONS WHICH DO NOT INVOLVE ANY “PUBLIC OFFERING” WITHIN THE MEANING OF SECTION 4(a)(2) OF THE 1933 ACT. INVESTMENT IN THE FUND MAY BE MADE ONLY BY INDIVIDUALS OR ENTITIES WHICH ARE “ACCREDITED INVESTORS” WITHIN THE MEANING OF REGULATION D UNDER THE 1933 ACT, NON U.S. PERSONS WITHIN THE MEANING OF REGULATION S UNDER THE 1933 ACT, OR IN OTHER PRIVATE PLACEMENT TRANSACTIONS EXEMPT UNDER SECTION 4(a)(2). IN ADDITION, INVESTMENT IN THE FUND MAY BE MADE ONLY BY INDIVIDUALS OR ENTITIES WHICH ARE “QUALIFIED CLIENTS” WITHIN THE MEANING OF THE INVESTMENT ADVISERS ACT OF 1940, AS AMENDED (THE “1940 ACT”). THIS MEMORANDUM DOES NOT CONSTITUTE AN OFFER TO SELL, OR THE SOLICITATION OF AN OFFER TO BUY, ANY SHARES. SHARES OF THE FUND ARE NOT DEPOSITS OR OBLIGATIONS OF, OR GUARANTEED OR ENDORSED BY, ANY BANK OR OTHER INSURED FINANCIAL INSTITUTION, AND ARE NOT FEDERALLY INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE FEDERAL RESERVE BOARD OR ANY OTHER GOVERNMENT AGENCY. THE FUND IS AN ILLIQUID INVESTMENT. INVESTORS HAVE NO RIGHT TO REQUIRE THE FUND TO REDEEM THEIR SHARES.

The Fund is a newly-organized Delaware statutory trust that is registered under the 1940 Act, as a non-diversified closed-end management investment company. SilverBay Capital Management LLC serves as the investment adviser of the Fund (the “Adviser”). The Fund is organized as a closed-end management investment company. Closed-end funds differ from open-end management investment companies (commonly known as mutual funds) in that shareholders of a closed-end fund do not have the right to redeem their shares.

The Fund’s investment objective is to achieve maximum capital appreciation. The Fund seeks to achieve its objective by investing, under normal circumstances, at least 80% of its assets in securities of private and public “Innovation Companies.” For these purposes, “Innovation Companies” include U.S. or foreign companies in technology or related sectors which the Adviser believes, at the time of investment, can innovate or grow more quickly compared to their competitors by deploying, implementing, or using technology or that are expected to be otherwise positively impacted by technological innovation. The Fund may invest in a variety of securities and other instruments, including common and preferred stock and other securities having equity characteristics such as convertible debt securities, warrants, options and other rights, and structured equity-linked investments, which may also have debt-like contractual or structural components. The Fund invests in privately-offered securities through direct investments in private companies or through secondary transactions (i.e., acquisitions of interests in a private company acquired from a party other than the company itself) in such private securities (the “Private Sleeve”). The Fund also invests in publicly-traded equity securities of Innovation Companies or companies that have significant exposure to Innovation Companies (the “Publicly-Traded Sleeve”). The Fund generally targets an approximate 50/50 allocation (other than cash and cash-related instruments) between investments in the Private Sleeve and the Publicly-Traded Sleeve. The Fund also generally expects to target an approximate 10% exposure to cash or cash-related instruments (the “Cash Portion”). Notwithstanding the aforementioned targeted percentages, the percentage mix of the Fund’s portfolio among the Private Sleeve, the Publicly-Traded Sleeve and the Cash Portion may vary significantly due to a variety or combination of other factors, including available investment opportunities, the prevailing market environment, the timing of liquidity events for securities held in the Private Sleeve, the extent of repurchase offer subscriptions and fluctuations in market or fair valuations of securities held in the respective sleeves. There is no minimum amount of Fund assets required to comprise either the Public Sleeve, the Private Sleeve or the Cash Portion. Further, it is presently anticipated that the Publicly-Traded Sleeve could comprise a majority of the portfolio during the first two years (or longer) of the Fund’s operations, as the Fund builds the Private Sleeve of the portfolio. Pending the investment of the proceeds pursuant to the Fund’s investment objective, the Fund may invest its assets, which may be a substantial portion, in short-term, high quality debt securities, money market securities, cash or cash equivalents. Delays in investing the Fund’s assets may occur because of the time typically required to identify and complete transactions in securities of private companies (which may be considerable). The Fund may not achieve its investment objective during such periods in which the Fund’s assets are not substantially invested in accordance with its principal investment strategies. Depending upon market conditions and the availability of investment opportunities, the Fund may also utilize leverage as part of its investment strategy, through direct borrowings (using a credit facility or otherwise), with such borrowings not to exceed 33 ⅓ percent of the Fund’s total assets (after taking into account any such borrowings). (See “Borrowings & Leverage Risk”)

The Fund has no set term and its Shares are offered continuously on a monthly basis. Investors do not have the right to require the Fund to repurchase their Shares of beneficial interest during the life of the Fund. However, the Fund intends to offer to repurchase a limited amount of its Shares pursuant to written tenders. Specifically, commencing with the first full calendar quarter following the first investment in the Fund by investors that are not the Adviser or its affiliate (the date of such first outside investment being the “Initial Investor Commencement Date”), the Adviser intends to recommend the Board’s approval of quarterly repurchase offers whereby the Fund would offer to repurchase up to an amount of Shares the aggregate value of which is equal to 4% of the net asset value of the Fund as of or prior to the end of the quarter. The Fund may cease to offer Share repurchases at any time if the Adviser determines there are not sufficient assets available. (See “Repurchases and Transfers of Shares”). Shares are also subject to transfer restrictions, including a requirement that Shares, other than Shares held by the Adviser or its affiliates, must be held in the investor’s account with a Selling Agent (as defined on the next page) and, except for certain circumstances, may only be transferred with the Adviser’s prior written consent to persons who are “Eligible Investors” (as described on page iii).

This offering memorandum (the “Offering Memorandum”) sets forth concisely the information about the Fund that a prospective investor should know before investing. You are advised to read this Offering Memorandum carefully and to retain it for future reference. A statement of additional information (“SAI”) dated January 22, 2026, as it may be supplemented, containing additional information about the Fund, is incorporated by reference in its entirety into this Offering Memorandum. You may request a free copy of the SAI (the table of contents of which is on page 61 of this Offering Memorandum), the Fund’s annual and semi-annual reports to shareholders, and other information about the Fund, and make shareholder inquiries by writing to Innovation Access Fund, 350 Madison Avenue, 20th Floor, New York, NY 10017 or by calling collect (212) 716-6840.

INVESTING IN SHARES INVOLVES A HIGH DEGREE OF RISK. (SEE “PRINCIPAL RISK FACTORS” BEGINNING ON PAGE 19.)

This Offering Memorandum shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of Shares in any jurisdiction in which such offer, solicitation or sale is not authorized or to any person to whom it is unlawful to make such offer, solicitation or sale. No person has been authorized to make any representations concerning the Fund that are inconsistent with those contained in this Offering Memorandum. Prospective investors should not rely on any information not contained in this Offering Memorandum or the appendices hereto.

The amount of distributions that the Fund may pay, if any, is uncertain.

The Fund may pay distributions in significant part from sources that may not be available in the future and that are unrelated to the Fund’s performance, such as from offering proceeds and borrowings.

This Offering Memorandum is intended solely for the use of the person to whom it has been delivered for the purpose of evaluating a possible investment by the recipient in the Shares of the Fund described herein, and is not to be reproduced or distributed to any other persons (other than professional advisors of the prospective investor receiving this document). Notwithstanding the foregoing and any other provision or statement in any offering document of the Fund, but subject to restrictions reasonably necessary to comply with federal or state securities laws, an investor (and each employee, representative or other agent of the investor) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the Fund and the offering of its Shares and all materials of any kind (including opinions or other tax analyses) that are provided to the investor relating to such tax treatment and tax structure.

Prospective investors should not construe the contents of this Offering Memorandum as legal, tax or financial advice. Each prospective investor should consult his or her own professional advisors as to the legal, tax, financial or other matters relevant to the suitability of an investment in the Fund for such investor.

Shares are speculative and illiquid and thus involve substantial risk of loss. The Shares are not listed on any securities exchange, and it is not anticipated that a secondary market for Shares will develop. Shares will not be redeemable at an investor’s sole option nor will they be exchangeable for shares of any other fund. As a result, an investor may not be able to sell or otherwise liquidate his or her Shares. The Adviser or an affiliate of the Adviser may serve as the initial investor in the Fund. Shares are appropriate only for those investors who can tolerate a high degree of risk and do not require a liquid investment and for whom an investment in the Fund does not constitute a complete investment program.

These securities are subject to substantial restrictions on transferability and resale and may not be transferred or resold except as permitted under the 1933 Act and applicable state securities laws, pursuant to registration or exemption therefrom. In making an investment decision, investors must rely upon their own examination of the Fund and the terms of the offering, including the merits and risks involved. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the Fund’s Shares or passed upon the adequacy of the disclosure in this Memorandum. Any representation to the contrary is a criminal offense.

BREAKWATER GROUP DISTRIBUTION SERVICES, LLC

Distributor

(CONTINUED FROM COVER PAGE)

	Class A Shares	Class W Shares	Class I Shares
Total Offering Amount (1)	$100,000,000	$100,000,000	$100,000,000
Maximum Sales Load (2)	2.50%	0.00%	0.00%
Minimum Sales Load (1)(2)	0.00%	0.00%	0.00%
Proceeds to the Fund (maximum)	$100,000,000	$100,000,000	$100,000,000
Proceeds to the Fund (minimum)	$97,500,000	$100,000,000	$100,000,000

(1)	The minimum initial investment in the Fund by an investor for Class A and Class W shares is $50,000, and the minimum subsequent investment must be at least $5,000.

In addition, Class W shares of the Fund are currently only available to investors whose investment in the Fund is made through an asset-based fee program sponsored by a registered broker-dealer or registered investment adviser (also known as a “wrap fee” program) and whose financial advisor recommends their investment in the Fund. Wrap fee programs are arrangements between broker-dealers, investment advisers, banks and other financial institutions (typically acting as sponsors of the programs) through which the customers of such firms receive discretionary investment advisory, execution, clearing, and custodial services in a “bundled” form. In exchange for these “bundled” services, customers pay an all-inclusive – or “wrap” – fee determined as a percentage of the assets held in the wrap fee account.

Not all investors are able to access Class W shares. Certain brokerage firms may not offer fee-based advisory programs that allow investors to access Class W shares as described above or investors may not qualify for any such program at their brokerage firms that allows such access. It is also possible that certain brokerage firms may not offer the Fund as part of any such fee-based advisory program.

In addition, Class I shares are available to both institutional investors and wrap fee accounts (which provide access to Class I shares) making an initial investment of at least $10,000,000. Subsequent investments must be at least $250,000. The stated minimum initial and subsequent investments may be reduced for certain investors as described in “The Offering” below.

Under certain circumstances (including where a Class A shareholder may be eligible to invest in Class W or Class I shares), and only as authorized by the Distributor or the Fund, the Fund intends to allow Class A shares to be exchanged for Class W or Class I shares, as applicable (to the extent the investor’s investment meets the eligibility criteria of the class into which the exchange is sought). Any such exchange would generally not be a taxable event for U.S. federal income tax purposes.

Under certain circumstances (including where a Class W shareholder may be eligible to invest in Class A or Class I shares), and only as authorized by the Distributor or the Fund, the Fund intends to allow Class W shares to be exchanged for Class A or Class I shares, as applicable (to the extent the investor’s investment meets the eligibility criteria of the class into which the exchange is sought). Any such exchange would generally not be a taxable event for U.S. federal income tax purposes.

(2)	Class A share investors may be charged a sales load up to a maximum of 2.50% on the purchase price of the Class A shares. The specific amount of the sales load is not fixed and will be determined by the investor and its broker, dealer or other financial intermediary. (See “The Offering – Plan of Distribution.”) Any applicable sales load is typically charged prior to investment in the Fund such that the amount invested in the Fund is net of such sales load and the amount of such load neither constitutes an investment by the investor nor forms part of the assets of the Fund. Any applicable sales load is subject to the applicable limitations imposed by the rules and regulations of the Financial Industry Regulatory Authority, Inc.

In addition, Selling Agents (defined below) are not required by the Fund or Distributor to charge any sales load on Class A shares and instead may charge clients transaction fees or other transaction charges in such amounts as they may determine (which may be higher or lower than 2.50% of the invested amount). Selling Agents may impose additional or other transaction fees/charges. Transaction fees or other transaction charges will vary among Selling Agents and each Selling Agent may vary its level of charges to each investor based on such investor’s total account size or on such other basis as determined by the Selling Agent. In addition, the Distributor (as defined below) or the Adviser may pay selling compensation to Selling Agents of up to 1.50% of the purchase price of Shares for the first twelve months after the Fund’s Initial Investor Commencement Date, which period may be extended in the Distributor or the Adviser’s sole discretion. This compensation from the Distributor or the Adviser may be used by Selling Agents to offset the upfront sales load otherwise chargeable to the investor.

Breakwater Group Distribution Services, LLC (“Breakwater” or the “Distributor”) serves as distributor of the Fund’s Shares on a best efforts basis. Pursuant to the terms of its distribution agreement with the Fund, the Distributor may retain unaffiliated brokers or dealers to act as selling agents (“Selling Agents”) to assist in the distribution of Shares. The Fund reserves the right to withdraw, cancel, suspend or modify the offering of Shares at any time and to reject, in its sole discretion in whole or in part, any order from an individual offeree or offerees. Shares of the Fund are expected to be generally offered for purchase once a month at a price equal to net asset value next determined after an order is accepted, plus a sales load (if applicable), except that Shares may be offered less frequently as determined by the Distributor in consultation with the Adviser, subject to Board oversight. Purchase orders for Shares sold in connection with a monthly offering must be received in proper form by the Distributor prior to the close of business (normally 5 p.m. Eastern Time) on the day of the month specified by the Distributor (typically the last business day of the month) and communicated by Selling Agents to their customers, which can be, with respect to certain Selling Agents, as many as five business days prior to the end of a month (a “Closing Time”). At each Closing Time purchase orders received in proper form and not rejected by or on behalf of the Fund will be accepted by the Fund and deposited monies will be invested in the Fund (net of the sales load, if applicable) as of the first day of the next month following submission of an investor’s purchase order. A prospective investor may rescind a purchase order for Shares at any time prior to a Closing Time. The Fund generally intends to offer its Shares on a monthly basis at net asset value.

Pursuant to the distribution agreement, Class A shares of the Fund are subject to ongoing distribution and shareholder servicing fees that may be used to compensate Selling Agents for selling Shares of the Fund, marketing the Fund and providing, or arranging for the provision of, ongoing investor services and account maintenance services to investors in the Fund. These fees are accrued and paid monthly in an amount not to exceed 0.85% (on an annualized basis) of the net asset value of Class A shares of the Fund. Class W shares are not subject to any front-end sales load or ongoing distribution fee, but are subject to a servicing fee not to exceed 0.25% (on an annualized basis) of the net asset value of Class W shares. Class I shares are not subject to any front-end sales load, ongoing distribution fee or ongoing servicing fee.

Shares of the Fund may be purchased only by U.S. investors who certify to the Fund or its agents that (i) they have a net worth (in the case of a natural person, either as an individual or with assets held jointly with a spouse) of more than $2.2 million, excluding the value of the primary residence of such person as an asset, and, as a liability, certain debt, or portions thereof, secured by such property, or otherwise meet the definition of a “qualified client” under Rule 205-3 promulgated under the Investment Advisers Act of 1940, as amended and (ii) that they are an “accredited investor” as defined in Rule 501(a) of Regulation D promulgated under the 1933 Act - such an “accredited investor” includes, among other investors, a natural person who has a net worth (or a joint net worth with that person’s spouse), excluding the value of such natural person’s primary residence, immediately prior to the time of purchase in excess of $1 million, or income in excess of $200,000 (or joint income with the investor’s spouse in excess of $300,000) in each of the two preceding years and has a reasonable expectation of reaching the same income level in the current year, and certain legal entities with total assets exceeding $5 million (together, an “Eligible Investor”), as described more fully herein. In order to purchase Shares, a prospective investor must be an Eligible Investor and submit a completed investor certification to the Distributor or a Selling Agent prior to the Closing Time. (A form of investor certification is included in Appendix A to this Offering Memorandum, which may be modified or supplemented as necessary to comply with the certification and/or substantiation requirements of individual Selling Agents.) Shares typically may only be purchased through, and with funds drawn on, an investor’s account with the Distributor or Selling Agent. Additional information regarding the process for buying Shares is set forth under “The Offering — Purchase Terms; Minimum Investment” and “Investor Qualifications and Suitability.”

v

TO ALL INVESTORS

This offering memorandum (the “Offering Memorandum”) does not constitute an offer to sell or the solicitation of an offer to buy, and no sale of Shares will be made, in any jurisdiction in which the offer, solicitation or sale is not authorized or to any person to whom it is unlawful to make the offer, solicitation or sale. No person has been authorized to make any representations concerning the Fund that are inconsistent with those contained in this Offering Memorandum. Prospective investors should rely only on information contained in this Offering Memorandum and the Fund’s statement of additional information. Each prospective investor should consult his, her or its own professional advisors as to the legal, tax, financial or other matters relevant to the suitability of an investment in the Fund for the investor. Prospective investors should read this Offering Memorandum carefully before investing and retain it for future reference.

PRIVACY NOTICE

An important part of our commitment to you is our respect to your right to privacy. Protecting all of the information we are either required to gather or which accumulates in the course of doing business with you is a cornerstone of our relationship with you. This Privacy Notice sets forth the policies of the Fund with respect to the collection, sharing and protection of non-public personal information of the Fund’s investors, prospective investors and former investors. These policies may be changed at any time, provided that a notice of such change is given to you. Please read this Privacy Notice carefully to understand what we do.

We collect personal information about you (such as your name, address, social security or tax identification number, assets and income) in the course of doing business with you or from documents that you may deliver to us or to an agent of the Fund. We may use this information to effectively administer our customer relationship with you. It also permits us to provide efficient, accurate and responsive service, to help protect you from unauthorized use of your information and to comply with regulatory and other legal requirements. These include those related to institutional risk control and the resolution of disputes or inquiries.

We do not disclose any nonpublic, personal information about the Fund’s investors, prospective investors or former investors to third parties, except as permitted or required by law. We maintain physical, electronic and procedural safeguards to protect such information, and limit access to such information to those employees who require it in order to provide services to you.

To service your account and effect transactions, we may provide your personal information to our affiliates and to non-affiliate firms (i.e., companies not related by common ownership or control) that assist us in servicing your account and have a need for such information, such as a broker or administrator. We may also disclose such information to service providers and financial institutions with whom we have marketing arrangements. We require third party service providers and financial institutions with which we have marketing arrangements to protect the confidentiality of your information and to use the information only for the purposes for which we disclose the information to them. We do not otherwise provide information about you to outside firms, organizations or individuals except to our attorneys, accountants and auditors and as permitted by law.

It may be necessary, under anti-money laundering or other laws, to disclose information about you in order to accept your purchase order. Information about you may also be released if you so direct, or if we, or an affiliate, are compelled to do so by law, or in connection with any government or self-regulatory organization request or investigation.

We are committed to upholding these privacy policies. We will notify you on an annual basis of our policies and practices in this regard and at any time that there is a material change thereto.

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SUMMARY OF TERMS

In making an investment decision, an investor must rely upon his, her or its own examination of Innovation Access Fund (the “Fund”) and the terms of the offering, including the merits and risks involved in acquiring shares of beneficial interest (“Shares”) in the Fund. This is only a summary of information to consider before investing and is qualified in its entirety by the more detailed information that follows elsewhere in this offering memorandum (the “Offering Memorandum”). An investor should review the entire Offering Memorandum and statement of additional information (“SAI”), available upon request, before making a decision to purchase Shares of the Fund.

The Fund

The Fund is a Delaware statutory trust that is registered under the Investment Company Act of 1940, as amended (the “1940 Act”), as a non-diversified closed-end management investment company. The Fund is only offered to investors that are: (i) “accredited investors” within the meaning of Regulation D under the Securities Act of 1933, as amended (the “1933 Act”) and (ii) “qualified clients” within the meaning of the 1940 Act (together, an “Eligible Investor”). The Fund is a specialized investment vehicle that may be referred to as a registered private investment fund. The Fund is similar to an unregistered private investment fund in that Shares will be sold in private placements, and will be subject to restrictions on transfer.

SilverBay Capital Management LLC, a Delaware limited liability company that is registered as an investment adviser with the Securities and Exchange Commission (the “SEC”) under the Investment Advisers Act of 1940, as amended (the “Advisers Act”), serves as the investment adviser of the Fund (the “Adviser”). The Adviser is controlled by its sole member, Alkeon Capital Management, LLC (“Alkeon”), which is registered with the SEC as an investment adviser. In light of the relationship between the Adviser and Alkeon, references to the Adviser should be understood to include Alkeon (to the extent applicable), particularly since SilverBay’s personnel are all employees of Alkeon. Mr. Panayotis (“Takis”) Sparaggis, the controlling person and Chief Investment Officer of Alkeon, is the lead member of the Adviser’s Global Investment Team. Mr. Sparaggis serves as the Fund’s principal portfolio manager (the “Portfolio Manager”). Alkeon’s venture capital Investment Team assists Mr. Sparaggis in his role as the Fund’s principal Portfolio Manager.

Investment Objective and Principal Investment Strategies

The Fund’s investment objective is to achieve maximum capital appreciation.

The Fund seeks to achieve its objective by investing, under normal circumstances, at least 80% of its assets in securities of private and public “Innovation Companies.” For these purposes, “Innovation Companies” include U.S. or foreign companies in the technology or related sectors which the Adviser believes, at the time of investment, can innovate or grow more quickly compared to their competitors by deploying, implementing or using technology or that are expected to be otherwise positively impacted by technological innovation. The Fund may invest in a variety of securities and other instruments, including common and preferred stock (including IPO securities and shares of exchange-traded funds that are registered under the 1940 Act (“ETFs”)) and other securities having equity characteristics such as convertible debt securities, warrants, stock, index and ETF options (call and put options) and other rights, and structured equity-linked investments which may also have debt-like contractual or structural components (e.g., instruments that pay PIK interest).

The Fund invests in privately-offered securities through direct investments in private companies or through secondary transactions (i.e., acquisition of interest in a private company acquired from a party other than the company itself) in such private securities (the “Private Sleeve”). The Fund also invests in publicly-traded equity securities of Innovation Companies or companies that have significant exposure to Innovation Companies (the “Publicly-Traded Sleeve”). The Fund generally targets an approximate 50/50 allocation (other than cash and cash-related instruments) between investments in the Private Sleeve and the Publicly-Traded Sleeve. The Fund also generally expects to target an approximate 10% exposure to cash or cash-related instruments (the “Cash Portion”). Notwithstanding the aforementioned targeted percentages, the percentage mix of the Fund’s portfolio among the Private Sleeve, the Publicly-Traded Sleeve and the Cash Portion may vary significantly due to a variety or combination of other factors, including available investment opportunities, the prevailing market environment, the timing of liquidity events for securities held in the Private Sleeve and fluctuations in market or fair valuations of securities held in the respective sleeves. There is no minimum amount of Fund assets required to comprise either the Public Sleeve, the Private Sleeve or the Cash Portion. Further, it is presently anticipated that the Publicly-Traded Sleeve could comprise a majority of the portfolio during the first two years (or longer) of the Fund’s operations as the Fund builds the Private Sleeve of the portfolio. The Fund anticipates that various portfolio companies could, at some point, undergo an initial public offering (IPO). If a company does issue shares in an IPO, IPOs are risky and volatile and may cause the value of the Fund’s investment to decrease significantly. Even after an IPO, shares may still be restricted, and may be sold only in a privately negotiated transaction or pursuant to an exemption from registration. (See “IPO Securities Risk”).

With respect to the Publicly-Traded Sleeve, the Fund may also seek to achieve its objective by effecting short sales of securities of Innovation Companies when the Adviser believes that the market price of a security is above its estimated intrinsic or fundamental value. The Fund may use total return swaps or options to gain long or short investment exposures in lieu of purchasing or selling an equity security directly. In comparison to certain direct long or short transactions, these transactions can sometimes offer more advantageous financing costs and/or a more efficient means of gaining exposure to certain foreign markets where direct investment may be restricted or cost prohibitive. The use of swaps exposes the Fund to counterparty credit risk and leverage risk. (See “Principal Risk Factors — Counterparty Credit Risk” on page 24 and “Borrowings & Leverage Risk” beginning on page 24). Within the Publicly-Traded Sleeve, the Fund may also may enter into or write options (including options on ETFs and indices) to adjust or hedge its exposure to equity markets. Short sales, swaps, and the use of leverage (either directly or through securities lending) are considered speculative investment practices and involve certain risks. (See “Principal Risk Factors —Borrowings & Leverage Risk” beginning on page 24). In addition, the Fund, as a result of certain short sale transactions, may recognize short term capital gain, which will be passed through to investors as ordinary income. (For a more detailed discussion of the tax consequences of short sale transactions, see “Certain Tax Matters — Taxation of Short Sales.”)

In implementing the Fund’s investment strategy, the Adviser expects to utilize a bottom-up, fundamentally driven, research intensive process. For long positions, the Adviser generally seeks to identify portfolio companies that are believed to have improving fundamentals and competitive advantages over peers.

Pending the investment of the proceeds pursuant to the Fund’s investment objective, the Fund may invest its assets, which may be a substantial portion, in short-term, high quality debt securities, money market securities, cash or cash equivalents. In addition, the Fund may maintain a portion of the proceeds of the continuous offering in cash to meet operational needs. Delays in investing the Fund’s assets may occur because of the time typically required to identify and complete transactions in securities of private companies (which may be considerable). The Fund may not achieve its investment objective during such periods in which the Fund’s assets are not substantially invested in accordance with its principal investment strategies. (For example, such period is expected to first occur during the Fund’s first year and may reoccur one or more times following the Fund’s launch.)

Depending upon market conditions and the availability of investment opportunities, the Fund may also utilize leverage as part of its investment strategy, through direct borrowings (using a credit facility or otherwise), with such borrowings not to exceed 33 ⅓ percent of the Fund’s total assets (after taking into account any such borrowings). (See “Borrowings.”)

Investments in the Private Sleeve may be sold following a portfolio company undergoing an initial public offering or another transaction that results in the Fund’s investment becoming a publicly-traded security (although the Fund may continue to hold such publicly-traded security until the Adviser, in its discretion, determines disposition of such security should be made consistent with advancing the Fund’s investment objectives). Investments may also be disposed as a result of other portfolio company realization events, such as a private sale or merger with a privately-held company. Investments in the Publicly-Traded Sleeve may be sold under several circumstances, such as when the Adviser believes the investment’s target value is realized, the instrument’s fundamentals deteriorate, more attractive investment alternatives are identified, or when it wishes to raise cash.

The Fund’s investment program is speculative and entails substantial risks. There can be no assurance that the Fund’s investment objective will be achieved or that its investment program will be successful. Investors should consider the Fund as a supplement to an overall investment program and should invest only if they are willing to undertake the risks involved. Investors could lose some or all of their investment.

Non-Principal Investment Practices	There are no limits on the types of securities in which the Fund may take positions, the types of positions it may take, the concentration of its investments in companies, industries or market sectors or subsectors. The Adviser has broad discretion to use any securities trading or investment techniques, whether or not contemplated by the investment strategy described above. From time to time and not as part of its principal strategies, the Fund may also utilize other derivatives (such as options, forwards, futures) to hedge investments and market exposures of the Fund. In addition, there are inherent limitations in describing any investment strategy due to its complexity, confidentiality and indefinite nature. The Adviser intends to pursue the investment objective described above and will generally follow the outlined investment strategy as long as such strategy is in accordance with the Fund’s investment objective and may also formulate new approaches to carry out the overall objective of the Fund (i.e., the achievement of maximum capital appreciation).

Term	The Fund’s term is perpetual, except that the Fund may be terminated as provided in the Amended and Restated Declaration of Trust of the Fund.

Borrowings	The Fund is authorized to borrow money for investment purposes. Borrowings by the Fund will not exceed 33 ⅓ percent of the Fund’s total assets. Borrowing for investment purposes (a practice known as “leverage”) is a speculative investment practice and involves certain risks. The Fund currently expects to employ leverage up to 15 percent of the Fund’s total assets, primarily through direct borrowing from banks and/or prime brokers. (See “Principal Risk Factors — Borrowings & Leverage Risk” beginning on page 24.)

Management of the Fund	The Board of Trustees of the Fund (the “Board”) has overall responsibility for the oversight of the management and operations of the Fund. It has delegated responsibility for management of the Fund’s day-to-day operations to the Adviser. (See “Management of the Fund.”)

The Adviser

The Adviser, SilverBay Capital Management LLC, a Delaware limited liability company, serves as the investment adviser of the Fund. Pursuant to an investment advisory agreement with the Fund (the “Advisory Agreement”), the Adviser is responsible for: (i) developing and implementing the Fund’s investment program, (ii) managing the Fund’s investment portfolio and making all decisions regarding the purchase and sale of investments for the Fund, and (iii) providing various management and administrative services to the Fund. The Adviser is controlled by Alkeon who serves as the Adviser’s Managing Member. Alkeon personnel, acting on behalf of SilverBay, provide the services to the Fund called for under the Advisory Agreement. The Adviser and Alkeon provide investment advice for certain other investment funds or other accounts (the “Other Accounts”). Alkeon employs its innovation strategy (the “Innovation Strategy”) for the Fund as well as for certain Other Accounts. Alkeon manages the remaining Other Accounts (which, from time to time, include Alkeon’s own proprietary accounts or other accounts or funds that are owned primarily or exclusively by its affiliates, officers, employees or other personnel) using different strategies. Alkeon’s other investment strategies have generally similar investment objectives and may have overlapping positions, but they target different portfolio risk and return characteristics. For a detailed discussion regarding conflicts of interest, see “Conflicts of Interest – Participation in Investment Opportunities”.

Mr. Sparaggis, the Fund’s principal Portfolio Manager, also manages other accounts in accordance with an investment strategy that is similar to that of the Fund.

Management Fee & Incentive Fee

In consideration of services provided by the Adviser, the Fund pays the Adviser a monthly management fee computed at the annual rate of 1.25% of the Fund’s net assets held by the Fund as of the beginning of each month (the “Management Fee”). The Adviser will waive the Management Fee for the first twelve months after the Fund’s Initial Investor Commencement Date, which period may be extended in the Adviser’s sole discretion. The Fund also pays the Adviser a performance-based incentive fee (the “Incentive Fee”) promptly after the end of each fiscal year of the Fund. The Incentive Fee is determined as of the end of the fiscal year in an amount equal to 15% of the amount by which the Fund’s net profits for all Fiscal Periods (as defined below), ending within or coterminous with the close of such fiscal year exceed the balance of the loss carryforward account (as described below), without duplication for any Incentive Fees paid during such fiscal year.

The Fund also pays the Adviser the Incentive Fee in the event a Fiscal Period is triggered in connection with a share repurchase offer by the Fund, as described below.

For purposes of calculating the Incentive Fee, net profits means the amount by which: (a) the net assets of the Fund as of the end of a Fiscal Period, increased by the dollar amount of shares of the Fund repurchased during the Fiscal Period (excluding shares to be repurchased as of the last day of the Fiscal Period after determination of the Incentive Fee) and by the amount of dividends and other distributions paid to shareholders during the Fiscal Period and not reinvested in additional shares (excluding any dividends and other distributions to be paid as of the last day of the Fiscal Period), exceeds (b) the net assets of the Fund as of the beginning of the Fiscal Period, increased by the dollar amount of shares of the Fund issued during the Fiscal Period (excluding any shares issued in connection with the reinvestment of dividends and other distributions paid by the Fund). Net assets means the total value of all assets of the Fund, less an amount equal to all accrued debts, liabilities and obligations of the Fund, determined in accordance with the valuation and accounting policies and procedures of the Fund. “Fiscal Period” means each twelve month period ending on the Fund’s fiscal year-end (or such other period ending on the Fund’s fiscal year-end in the event the Fund’s fiscal year is changed), provided that whenever the Fund conducts a share repurchase offer, the period of time from the last Fiscal Period-end through the effective date of the repurchase offer also constitutes a Fiscal Period.

(Upon termination of the Advisory Agreement, the Fund will pay the Incentive Fee to the Adviser as if the date of effectiveness of such termination is the end of the Fund’s fiscal year.) In the event that an Incentive Fee is payable with respect to a Fiscal Period that is not the Fund’s fiscal year-end due to the Fund’s share repurchases, the Incentive Fee will be determined as if the end of such Fiscal Period were the end of the Fund’s fiscal year, and only that portion of the Incentive Fee that is proportional to the Fund’s assets paid in respect of such share repurchases (not taking into account any proceeds from any contemporaneous issuance of shares of the Fund, by reinvestment of dividends and other distributions or otherwise) will be paid to the Adviser for such Fiscal Period. Since the Fund may conduct repurchase offers every fiscal quarter, Fiscal Periods could be triggered (and, therefore, a portion of the Incentive Fee, if any, would be payable to the Adviser) up to four times each fiscal year. For purposes of determining the Fund’s net asset value, the Incentive Fee is calculated and accrued monthly as an expense of the Fund (as if each month-end NAV is the NAV for the end of the Fund’s fiscal year).

The Incentive Fee will be payable for a Fiscal Period only if there is no positive balance in the Fund’s loss carryforward account for the applicable Fiscal Period. The loss carryforward account is an account that will have an initial balance of zero upon commencement of the Fund’s operations and, thereafter, will be credited as of the end of each Fiscal Period with the amount of any net loss of the Fund for that Fiscal Period and will be debited with the amount of any net profits of the Fund for that Fiscal Period, as applicable. This is sometimes known as a “high water mark.” (See “Fees and Expenses — Incentive Fee.”)

The Incentive Fee presents certain risks that are not present in investment funds without incentive fees, and the application of the Incentive Fee may not correspond to a particular shareholder’s experience in the Fund because net profits are calculated on a Fund level and not a shareholder level. (See “Principal Risk Factors —Incentive Fee Risk” beginning on page 26.) In addition, although the aggregate fees payable by the Fund to the Adviser are similar to those of private investment funds, they are significantly higher than those paid by most registered investment companies.

The Offering

The Fund generally intends to offer its Shares on a monthly basis at net asset value (“NAV”).

Class A shares are subject to a maximum sales load of up to 2.50% and distribution and shareholder servicing fees may not exceed 0.85% (on an annualized basis) of the net asset value of Class A shares of the Fund (such fees, the “Distribution and Shareholder Servicing Fees”).

Shares of the Fund are expected to be generally offered for purchase on a monthly basis in a continuous offering at their net asset value per share, plus (if applicable), a sales load of up to 2.50% of the purchase price (as described below), except that Shares may be offered less frequently as determined by the Distributor in consultation with the Adviser. In addition, Selling Agents (defined below) are not required by the Fund or Distributor to charge any sales load on Class A shares and instead may charge clients transaction fees or other transaction charges in such amounts as they may determine (which may be higher or lower than 2.5% of the invested amount). Shares will be issued at the net asset value per share next computed after acceptance of an order to purchase Shares. The Fund’s net asset value per share will be circulated to Selling Agents (as defined below) offering Shares of the Fund.

The minimum initial investment in the Fund by an investor is $50,000 for Class A shares. Subsequent investments must be at least $5,000. The minimum investment requirements may be reduced or waived for investments by personnel of the Adviser and its affiliates, and members of their immediate families, and as may be determined by the Board.

In addition to Class A shares, the Fund offers (i) Class W shares, which are offered to investors whose investment in the Fund is made through an asset-based fee program sponsored by a registered broker-dealer or its affiliated investment adviser (also known as a “wrap fee” program) and whose financial advisor recommends their investment in the Fund, and (ii) Class I shares, which are offered to both institutional investors and wrap fee accounts (which provide access to Class I shares) making an initial investment of at least $10,000,000. The stated minimum initial and subsequent investments may be reduced for certain investors as described in “The Offering” below. Class W shares are not subject to any front-end sales load or ongoing distribution fee, and are subject to a servicing fee not to exceed 0.25% (on an annualized basis) of the net asset value of Class W shares. Class I shares are not subject to any front-end sales load, ongoing distribution fee or ongoing servicing fee.

Not all investors are able to access Class W shares. Certain brokerage firms may not offer fee-based advisory programs that allow investors to access Class W shares as described above or investors may not qualify for any such program at their brokerage firms that allows such access. It is also possible that certain brokerage firms may not offer the Fund as part of any such fee-based advisory program.

Further, the decision by investors to invest in the Fund through Class W shares must be made on a case by case basis after careful discussion with the investor’s financial advisor to determine whether Class W shares are most appropriate for the investor, such determination to be based both on economic and non-economic factors.

Under certain circumstances (including where a Class A shareholder may be eligible to invest in Class W or Class I shares), and only as authorized by the Distributor or the Fund, the Fund intends to allow Class A shares to be exchanged for Class W or Class I shares, as applicable (to the extent the investor’s investment meets the eligibility criteria of the class into which the exchange is sought). Any such exchange would generally not be a taxable event for U.S. federal income tax purposes.

Under certain circumstances (including where a Class W shareholder may be eligible to invest in Class A or Class I shares), and only as authorized by the Distributor or the Fund, the Fund intends to allow Class W shares to be exchanged for Class A or Class I shares, as applicable (to the extent the investor’s investment meets the eligibility criteria of the class into which the exchange is sought). Any such exchange would generally not be a taxable event for U.S. federal income tax purposes.

Shares may be purchased through, and with funds drawn on, an investor’s account. In order to purchase Shares, a prospective investor must be an Eligible Investor and submit a completed investor certification to the Distributor or a Selling Agent. (A form of investor certification is included in Appendix A to this Offering Memorandum, which may be modified or supplemented as necessary to comply with the certification and/or substantiation requirements of individual Selling Agents.) The Fund reserves the right to reject, in its sole discretion, any request to purchase Shares of the Fund at any time. The Fund also reserves the right to suspend or terminate the offering of Shares at any time.

Additional information regarding the share purchase process is set forth under “Investor Qualifications and Suitability.”

Breakwater Group Distribution Services, LLC (“Breakwater” or the “Distributor”) serves as distributor of the Shares on a best efforts basis, pursuant to the terms of the Distributor’s distribution agreement with the Fund, and may retain unaffiliated brokers or dealers to act as selling agents (“Selling Agents”) to assist in the distribution of Shares. Alkeon, the sole member of the Adviser, is a non-managing member of Breakwater. The Adviser (or its affiliates) may also enter into agreements with registered investment advisers to allow them to transact in Class W shares and Class I shares on behalf of their clients (such registered investment advisers shall also be deemed “Selling Agents” as the context requires herein).

Selling Agents are entitled to charge a sales load to each investor on the purchase price of Class A Shares of up to 2.50%. The specific amount of the sales load paid is not fixed and will be determined by the investor and its Selling Agent. Any applicable sales load is expected to be waived for the Adviser and its affiliates, including its personnel and members of their immediate families. Any applicable sales load is typically charged prior to investment in the Fund such that the amount invested in the Fund is net of such sales load and the amount of such load neither constitutes an investment by the investor nor forms part of the assets of the Fund. The Selling Agents’ receipt of the sales load is subject to the applicable limitations imposed by the rules and regulations of the Financial Industry Regulatory Authority, Inc.

Selling Agents are not required by the Fund or Distributor to charge any sales load on Class A shares and instead may charge clients transaction fees or other transaction charges in such amounts as they may determine (which may be higher or lower than 2.50% of the invested amount). Selling Agents may impose additional or other transaction fees/charges. Transaction fees or other transaction charges will vary among Selling Agents and each Selling Agent may vary its level of charges to each investor based on such investor’s total account size or on such other basis as determined by the Selling Agent.

In addition, the Distributor (or the Adviser) may pay selling compensation to Selling Agents of up to 1.50% of the purchase price of Shares for the first twelve months after the Fund’s Initial Investor Commencement Date, which period may be extended in the Distributor or the Adviser’s sole discretion. This compensation from the Distributor or the Adviser may be used by Selling Agents to offset the upfront sales load otherwise chargeable to the investor.

Fund Expenses	The Fund bears all expenses incurred in its business and operations, other than those borne by the Adviser or by the Distributor pursuant to their agreements with the Fund, including, but not limited to: all investment related expenses (e.g., costs and expenses directly related to portfolio transactions and positions for the Fund’s account such as direct and indirect expenses associated with investments, transfer taxes and premiums, taxes withheld on foreign income, brokerage commissions, interest and commitment fees on loans and debit balances, borrowing charges on securities sold short, dividends on securities sold but not yet purchased and margin fees); interest expenses and other borrowing costs; the fees and expenses of performing research, risk analysis and due diligence, including third party background checks and the expenses of other third party consultants; expenses of computing the Fund’s net asset value, including any equipment or services obtained for the purpose of valuing the Fund’s investment portfolio, including appraisal and valuation or related consulting services provided by third parties engaged by or on behalf of the Fund; the Management Fee; the Incentive Fee; the Distribution and Shareholder Servicing Fees; any non-investment related interest expense; networking and sub-transfer agency expenses; organizational and offering expenses (including blue sky or other similar jurisdictional registration fees and governmental and self-regulatory agency filing fees); Fund filing and related compliance expenses, fees and disbursements of any attorneys and accountants engaged by the Fund, including, without limitation, legal costs associated with investments or potential investments not made (i.e., “dead deals”); investor communication expenses; audit and tax preparation fees and expenses; administrative and related trade reconciliation expenses and fees; custody fees and expenses; insurance costs; fees and travel-related expenses of members of the Board who are not employees of the Adviser or any affiliate of the Adviser; and any extraordinary expenses. The Fund and the Adviser have also entered into an Expense Limitation Agreement, pursuant to which the Adviser (or its affiliate) has agreed to pay or absorb the ordinary operating expenses of the Fund so as to ensure that the Fund’s annual expense ratio, excluding: (i) the Management Fee; (ii) the Incentive Fee; (iii) any Distribution and Shareholder Servicing Fees for Class A Shares or servicing fees for Class W Shares; (iv) any acquired fund fees and expenses; (v) transactional costs associated with consummated and unconsummated transactions, including legal costs and brokerage commissions, associated with the acquisition, disposition and maintenance of investments by the Fund; (vi) any interest expense; (vii) taxes; (viii) dividend and interest expenses relating to any short sales; and (ix) extraordinary expenses (expenses resulting from events and transactions that are distinguished by their unusual nature or by the infrequency of their occurrence), does not exceed 0.75% per annum for each class (the “Expense Limitation”). In consideration of the Adviser’s agreement to limit the Fund’s expenses, the Adviser may recoup amounts waived or reimbursed for a period not to exceed three years from the month in which they were waived or reimbursed. Recoupment will be made only to the extent it does not cause the Fund’s ordinary operating expenses to exceed: (1) the Expense Limitation in effect at the time the expense was paid or absorbed; and (2) the Expense Limitation in effect at the time of recapture. The Expense Limitation Agreement will remain in effect through the later of December 31, 2028 or 48 months from the Initial Investor Commencement Date, unless sooner terminated at the sole discretion of the Board. The Adviser, in its discretion, may also determine to reimburse or waive any additional expenses of the Fund at any time. (See “Fees and Expenses — Other Fees and Expenses of the Fund.”)

Investor Qualifications

Shares of the Fund may be purchased only by U.S. investors who certify to the Fund or its agents that (i) they have a net worth (in the case of a natural person, either as an individual or with assets held jointly with a spouse) of more than $2.2 million, excluding the value of the primary residence of such person as an asset, and, as a liability, certain debt, or portions thereof, secured by such property, or otherwise meet the definition of a “qualified client” under Rule 205-3 promulgated under the Investment Advisers Act of 1940, as amended and (ii) that they are an “accredited investor” as defined in Rule 501(a) of Regulation D promulgated under the 1933 Act – such an “accredited investor” includes, among other investors, a natural person who has a net worth (or a joint net worth with that person’s spouse), excluding the value of such natural person’s primary residence, immediately prior to the time of purchase in excess of $1 million, or income in excess of $200,000 (or joint income with the investor’s spouse in excess of $300,000) in each of the two preceding years and has a reasonable expectation of reaching the same income level in the current year, and certain legal entities with total assets exceeding $5 million (together, an “Eligible Investor”). (A form of investor certification is included in Appendix A to this Offering Memorandum, which may be modified or supplemented as necessary to comply with the certification and/or substantiation requirements of individual Selling Agents.) Shares typically may be held only through a Selling Agent.

So long as an investor continues to satisfy the definition of “Eligible Investor” in the then-effective Offering Memorandum of the Fund at the time of such investor’s initial investment in the Fund, such investor may keep its assets in the Fund and make additional investments in the Fund, subject to applicable minimums, even if the investor does not satisfy the definition of “Eligible Investor” in the Fund’s currently effective Offering Memorandum. However, existing investors who are purchasing additional Shares will be required to submit a new investor certification each time they purchase additional Shares certifying that they continue to satisfy the investor qualification standard in place at the time of their initial investment. (See “Investor Qualifications and Suitability.”)

Investor Suitability	An investment in the Fund involves substantial risks and is not necessarily suitable for all eligible investors. Prior to making an investment decision, you should: (i) consider the suitability of this investment with respect to your investment objectives and personal situation, (ii) consider factors such as your personal net worth, income, age, risk tolerance and liquidity needs, and (iii) consult with your broker, dealer or other financial advisor to determine whether an investment in the Fund is suitable for your risk profile. (See “Investor Qualifications and Suitability.”)

Unlisted Closed-End Structure; Transfer Restrictions and Highly Limited Liquidity

The Fund is organized as a closed-end management investment company. Closed-end funds differ from open-end management investment companies (commonly known as mutual funds) in that shareholders of a closed-end fund do not have the right to redeem their Shares. An investment in the Fund is suitable only for investors who have no need for liquidity in their investment. Investors, therefore, must bear the financial risks of this investment for an indefinite period, potentially for the entire life of the Fund.

Withdrawals will not generally be permitted, except to the extent required to comply with applicable laws. Shareholders will not be able to sell, assign, transfer, pledge or otherwise dispose of or encumber all or any of their Shares without the prior written consent of the Adviser, which may be withheld in the Adviser’s sole discretion. A shareholder that transfers its Shares will be required to bear all costs and expenses (including legal fees) incurred by the Adviser and the Fund in connection with such transfer.

Investors do not have the right to require the Fund to repurchase their Shares during the life of the Fund. In addition, the Fund has no plans to list its Shares on any securities exchange and there will be no secondary market on which to sell Shares. Although the Fund intends to make limited quarterly offers to repurchase its Shares, there can be no assurance that the Fund will repurchase all Shares that are tendered by a shareholder in connection with any repurchase offer.

Repurchase Offers

Shares are not redeemable and a shareholder has no right to require the Fund to redeem its Shares. In an effort to provide limited liquidity for investors commencing with the first full calendar quarter following the Initial Investor Commencement Date, the Adviser intends to recommend to the Fund’s Board that the Fund make quarterly offers to repurchase its Shares in an amount equal up to the value of 4% of the then net asset value of the Fund as of such quarter end. There can be no assurance that the Fund will make such repurchase offers, nor that shareholders tendering Shares for repurchase in any offer will have all of their tendered Shares repurchased by the Fund. The Fund may cease to offer Share repurchases at any time if the Adviser determines there are not sufficient assets available. In addition, an early repurchase fee (the “Early Repurchase Fee”) of 2.00% of the NAV of the Shares being repurchased by the Fund, payable to the Fund, will be charged with respect to the repurchase of a shareholder’s Shares at any time prior to the day immediately preceding the one-year anniversary of a shareholder’s purchase of the Shares. (See “Repurchases and Transfers of Shares”).

If a repurchase offer is oversubscribed by shareholders who tender Shares for repurchase, the Fund will repurchase only a pro rata portion of the Shares tendered by each shareholder. As a result, to have the remaining portion repurchased, the shareholder would have to subscribe to one or more future repurchase offers. There is no guarantee that such offer(s) will be made, or that such future offer(s) will be undersubscribed or otherwise large enough to accommodate the repurchase of the remaining portion of Shares.

The Adviser expects that, under the procedures applicable to the repurchase of Shares, Shares will generally be valued for purposes of determining their repurchase price as of a date approximately 35 days after the date by which shareholders must submit a repurchase request. The value of Shares can change significantly between this repurchase request deadline and the pricing date for the repurchase offer, i.e., approximately 35 days later.

If during any consecutive 24-month period, the Fund does not engage in a tender offer in which the Fund accepts 100% of properly tendered Shares (a “Qualifying Tender”), the Fund will not make any new investments that would comprise the Private Sleeve so as to reserve investable assets to satisfy future tender requests until a Qualifying Tender occurs. (See “Repurchases and Transfers of Shares – Failure to Hold Qualifying Tender.”)

Distribution Policy

Dividends will be paid annually on the shares in amounts representing substantially all of the Fund’s net investment income, if any, earned each year. Payments on shares will vary in amount depending on investment income received and expenses of operation. It is likely that many of the companies in which the Fund invests will not pay any dividends, and this, together with the Fund’s relatively high expenses, means that the Fund is unlikely to have income or pay dividends. The Fund is not a suitable investment if you require regular dividend income.

In addition, substantially all of any taxable net capital gain realized on investments will be paid to shareholders at least annually.

Dividends and capital gain distributions to shareholders will be automatically reinvested unless the Fund is otherwise instructed by the shareholder through its broker, dealer or other financial intermediary.

Principal Risk Factors

An investment in the Fund involves a high degree of risk. There can be no assurance that the Fund’s investment objective will be achieved. In particular, the Fund’s investments in private companies, use of leverage and derivative transactions can, in certain circumstances, result in significant losses to the Fund. The value of the Fund’s investments can be reduced by unsuccessful investment strategies, poor selection of equity securities, poor economic growth, pronounced market volatility, and political and legal developments. The Fund may also be adversely affected by business continuity issues for companies and markets, including as a result of diseases/virus epidemics and pandemics, such as COVID-19; cybersecurity issues, including disruptions to company operations, national and local elections and power supply and generation; natural disasters and ecological damage; and other factors including terrorism and war such as in the Ukraine and the Middle East.

Investments in public and private companies involve significant risks, including risk of a total loss of capital. The risks associated with investments in public and private companies arise from several factors, including but not limited to: market risk, the potential for limited diversification, the use of leverage and highly limited liquidity (in the case of private companies). Further risks include:

General and Investment Risks

●	Market risks—including political, regulatory, market, economic and social developments and developments that impact specific economic sectors, industries or segments of the market—can affect : (i) the value of the Fund’s investments in portfolio companies, which may become more difficult to value; (ii) the timing of realizations; (iii) the availability of credit; and (iv) the length of time investments are held. In addition, turbulence and reduced liquidity in financial markets may negatively affect portfolio companies, which could adversely affect the Fund. These risks may be magnified if certain events or developments adversely interrupt the global supply chain, and could affect companies worldwide. In addition, because of the Fund’s investments in securities in the Publicly-Traded Sleeve, the value of the Fund’s portfolio will be affected by daily movements in the prices of publicly-traded equity securities. These price movements may result from factors affecting individual companies, industries or the securities markets as a whole. Individual companies may report poor results or be negatively affected by industry, regulatory and/or economic trends and developments. The prices of securities issued by such companies may suffer a decline in response. In addition, stock markets can be volatile, and stock prices can thus change drastically. This market risk will affect the Fund’s share price, which will fluctuate as the values of the Fund’s investment securities and other assets change. Not all stock prices change uniformly or at the same time, and not all stock markets move in the same direction at the same time.

●	The Fund’s Private Sleeve investment portfolio will consist of securities issued by privately held companies, and operating results for such companies in a specified period will be difficult to predict. Such investments involve a high degree of business and financial risk that can result in substantial losses.

●	The Fund’s Private Sleeve may invest in securities of venture investments across different stages, which may be more or less risky (or offer less potential reward) and result in or contribute to significant losses or missed profits to the Fund.

●

The Fund expects to have significant exposure to Innovation Companies in the technology or technology related sectors which may subject the Fund to greater risk and volatility than if investments had been made in issuers in a broader range of sectors. Investing in securities of Technology Companies involves additional risks. These risks include: limited operating histories of many Technology Companies; rapidly changing technologies and products which may quickly become obsolete;

cyclical patterns in information technology spending which may result in inventory write-offs, cancellation of orders and operating losses; scarcity of management, engineering and marketing personnel with appropriate technological training; the possibility of lawsuits related to technological patents; changing investors’ sentiments and preferences with regard to investments in Technology Companies (which are generally perceived as risky) with their resultant effect on the price of underlying securities; and volatility in the U.S. and foreign stock markets which may disproportionately affect the prices of securities of Technology Companies and thus may cause the Fund’s performance to experience substantial volatility. The Fund may thus be subject to these and other risks associated with Technology Companies to a much greater extent than a fund that may not emphasize these investments.

●	The Fund’s investments in privately-held portfolio companies are priced in the absence of a readily available market and thus are priced based on determinations of fair value, which are subject to inherent uncertainty and may prove to be inaccurate.

●	The investment value of a convertible security is influenced by changes in interest rates, with investment value declining as interest rates increase and increasing as interest rates decline.

●	Warrants and rights may be considered more speculative than certain other types of equity-like securities.

●	The Fund may invest in securities of non-U.S. issuers, including those in emerging markets, thereby exposing the Fund to special risks caused by foreign political, social and economic factors, including exposure to currency fluctuations, less liquidity, less developed and less efficient trading markets, political instability and less developed legal and auditing standards. A decline in the value of the currencies in which the Fund investments are denominated against the U.S. dollar will result in a decrease in the Fund’s net asset value. Accordingly, the performance of the Fund could be adversely affected by such currency fluctuations.

●	Although leverage can increase investment returns if the Fund earns a greater return on the investments purchased with borrowed funds than it pays for the use of those funds, the use of leverage will decrease investment returns if the Fund fails to earn as much on investments purchased with borrowed funds as it pays for the use of those funds. The use of leverage will therefore magnify the impact of changes in the value of investments held by the Fund on the Fund’s net asset value and thus can increase the volatility of the Fund’s net asset value per share.

●	Following its initial investment in a given portfolio company, the Fund may decide to provide additional funds to such portfolio company or may have the opportunity to increase its investment in a successful portfolio company. There is no assurance that the Fund will make follow-on investments or that the Fund will have sufficient funds to make all or any of such investments.

●	The Fund may receive from a portfolio company an in-kind distribution of securities that are illiquid or difficult to value and difficult to dispose of.

●	The business of identifying and structuring investments of the types contemplated by the Fund is competitive, and involves a high degree of uncertainty. No assurance can be given that the Adviser will be able to complete attractive investments, or that it will be able to invest fully the total capital contributed by shareholders. The Fund is registered as an investment company under the 1940 Act, which may limit its investment flexibility compared to a fund that is not so registered.

●	The Fund will depend on the Adviser’s ability to select, allocate and reallocate effectively the Fund’s assets and on portfolio company management teams with respect to the operations and performance of its portfolio companies. The success of the Fund is thus substantially dependent on the Adviser and portfolio companies and their continued employment of certain respective key personnel. The Fund has not fully identified the potential investments that it will make with capital contributed by Fund shareholders. It may take a significant amount of time to draw down fully this capital and the capital may not be fully drawn.

●	The Fund may effect short sales of securities when the Adviser believes that the market price of a security is above its estimated intrinsic or fundamental value. The Fund may also effect short sales for hedging purposes. A short sale involves selling a security the Fund does not own in anticipation that the security’s price will decline. The Fund will suffer a loss if it sells a security short and the value of the security rises rather than falls. Short sales expose the Fund to the risk that it will be required to buy the security sold short (also known as “covering” the short position) at a time when the security has appreciated in value, thus resulting in a loss to the Fund. Positions in stocks sold short are more risky than long positions (purchases) in stocks because the maximum loss on a stock purchased is limited to the amount paid for the stock plus the transaction costs, where in the case of a short sale, there is no limit on the loss that may be incurred. (See “Principal Risk Factors — Risk of Short Sales” beginning on page 23.)

●	Utilizing short-selling transactions, derivative instruments and hedging strategies of the type the Fund may use might not perform as intended or expected, resulting in higher realized losses and unforeseen cash needs. In addition, these transactions depend on the performance of various counterparties. Due to the challenging conditions in the financial markets, these counterparties may fail to perform, thus rendering the Fund’s transactions ineffective, which would likely result in significant losses to the Fund. (See “Principal Risk Factors — Counterparty Credit Risk” on page 24.)

●	Swaps and certain options and other custom derivative or synthetic instruments are subject to the risk of non-performance by the counterparty to such instrument, including risks relating to the financial soundness and creditworthiness of the counterparty. The prices of derivative instruments can be highly volatile. In addition, derivatives may entail investment exposures that are greater than their cost would suggest, meaning that a small investment in derivatives could have a large impact on the Fund’s performance. (See “Principal Risk Factors – Derivatives Risk” on page 24 and “Options Risk” on page 24.)

●	The Fund may purchase shares of ETFs and effect short sales of these shares as well as trade in options on ETFs.

●	Certain private portfolio companies provide financial information only on a periodic basis (e.g., quarterly) or not at all (e.g., secondaries) to the Adviser or its valuation agents. The fair valuations of such companies’ securities and other Fund portfolio holdings, as of the end of each month, can vary dramatically from the time the Fund’s NAV was last determined and/or from the last time the portfolio company provided financial information to the Adviser or its affiliates. As a result, the Fund’s NAV month-to-month, can fluctuate, potentially significantly, and investors, depending on which month they invest in the Fund (or which quarter they participate in a repurchase offer), can purchase Shares (or have their Shares repurchased) at significantly different NAVs.

●	Investing alongside one or more other parties in an investment (i.e., as a co-investor) involves risks that may not be present in investments made by lead or sponsoring private equity investors.

●

Pending the investment of the proceeds pursuant to the Fund’s investment objective, the Fund may invest its assets, which may be a substantial portion, in short-term, high quality debt securities, money market securities, cash or cash equivalents. Delays in investing the Fund’s assets may occur because of the time typically required to identify and complete transactions in securities of private companies (which may be considerable). The Fund may not achieve its investment objective during such periods in which the Fund’s assets are not substantially invested in accordance with its principal investment strategies. (For example, such period is expected to first occur during the Fund’s first year and may reoccur one or more times following the Fund’s launch.)

●	There are additional risks associated with the Fund’s closed-end investment company structure and the Fund’s fee structure:

Structural Risks

●	The Incentive Fee may create an incentive for the Adviser to cause the Fund to make investments that are riskier or more speculative than those that might have been made in the absence of the Incentive Fee. In addition, the application of the Incentive Fee may not correspond to a particular shareholder’s experience in the Fund because aggregate cumulative appreciation is calculated on an overall basis allocated equally to each outstanding share. The Incentive Fee is accrued monthly as a liability of the Fund and so reduces the net asset value of all shares.

●	Investors do not have the right to require the Fund to redeem their Shares during the life of the Fund. The Fund is a highly illiquid, long-term investment, and is suitable only for investors who have no need for liquidity in their investment. The Fund’s Shares are not, and are not anticipated to be, listed on any securities exchange or traded in any other market and are subject to substantial limitations on transferability and redemption. Although, following the first full calendar quarter after the Initial Investor Commencement Date, the Fund intends to make limited quarterly offers to repurchase its Shares, there can be no assurance that the Fund will repurchase all Shares that are tendered by a shareholder in connection with any repurchase offer.

●	The Fund will have no performance history that investors can use to evaluate the Fund’s investment performance. In addition, portfolio companies in which the Fund may invest may be newly organized and have limited or no operating histories upon which to evaluate their performance.

●	The Fund is a non-diversified fund, which means that the percentage of its assets that may be invested in the securities of a single issuer is not limited by the 1940 Act. As a result, the Fund’s investment portfolio may be subject to greater risk and volatility than if investments had been made in the securities of a broad range of issuers.

●	The Fund intends to elect to be treated and to qualify annually as a regulated investment company (a “RIC”) under Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”) but will be subject to corporate-level income tax on all of its income if it fails to so qualify. It is possible that the current U.S. federal, state, local, or foreign income tax treatment accorded the Fund or an investment in the Fund will be modified by legislative, administrative, or judicial action in the future, possibly with retroactive effect. (See “Taxation” below.)

●	The Adviser faces conflicts of interest.

In light of the foregoing risks, an investment in Shares of the Fund should be considered a highly speculative investment, and you should invest in the Fund only if you can sustain a complete loss of your investment. (See “Principal Risk Factors” and “Additional Risk Factors” for a more complete description of the risk factors to which the Fund is subject.)

No guarantee or representation is made that the investment program of the Fund will be successful or that the Fund will achieve its investment objective.

Conflicts of Interest	The investment activities of the Adviser and its affiliates for their own accounts and for other accounts they manage, some of which have generally similar investment strategies, give rise to conflicts of interest that may disadvantage the Fund. (See “Conflicts of Interest.”)

Valuation

The value of the net assets of Shares of the Fund (or NAV) is determined as of the last business day of each month as of the close of regular business of the New York Stock Exchange in accordance with the procedures set forth below or as may be determined from time to time pursuant to policies established by the Board.

The Fund values any securities for which market quotations are “readily available” (including those held in the Publicly-Traded Sleeve) at market value. (See “Calculation of Net Asset Value” on page 45.) All other securities (which are expected to comprise a substantial portion of the Fund’s investments) and other assets are valued at “fair value” as determined in good faith by the Board. The Board has approved procedures pursuant to which the Fund will value its investments (the “Procedures”). The Board has designated the Adviser as the Valuation Designee, pursuant to Rule 2a-5 under the 1940 Act, and has assigned to the Adviser general responsibility for determining, in accordance with the Procedures, the value of the Fund’s investments, subject to the requirements of the 1940 Act and the rules promulgated thereunder.

With respect to valuation of portfolio investments in private securities (i.e., securities not traded on an established securities exchange or not reported through NASDAQ or comparable established non-U.S. over-the-counter trading system), the Adviser’s Valuation Committee meets at least quarterly to review valuation memoranda and materials for each such investment and determines, in good faith, the fair value methodology for each such investment. In making such good faith determination, the Valuation Committee expects to generally rely on one or more third-party valuation specialists, and the Valuation Committee and/or the third-party valuation specialists may analyze a variety of materials, including: materials prepared by the Adviser, issuer or third-party valuation specialists; the issuer’s financial results and projections; publicly traded comparable companies, precedent transactions in the market and comparable private transactions (when available); valuation modeling analyses; as well as other factors and may consider valuation methodologies consistent with industry practices, including but not limited to: comparisons to prices from secondary market transactions; venture capital financings; public offerings; purchase or sales transactions; as well as analysis of financial ratios and valuation metrics of an issuer that issued such private securities to peer companies that are public, analysis of an issuer’s most recent financial statements and forecasts, and the markets in which the issuer does business, and other relevant factors.

The fair valuation arrived at for each privately offered investment using the foregoing quarterly process is subject to change/update for purposes of determining each subsequent month-end Fund NAV (until the next quarterly fair valuation is determined). Specifically, in making a good faith determination each month whether and to what extent the most recent quarter-end fair value of an investment requires a subsequent adjustment to arrive at the updated month-end NAV, the Valuation Committee expects also to generally rely on one or more third-party valuation specialists.  Further, the Valuation Committee and/or the third-party valuation specialists may consider a number of factors, such as an investment’s latest round of financing, operating performance, market-based performance multiples, announced capital markets activity and any other relevant information.

Taxation

The Fund intends to elect to be treated and to qualify annually as a RIC under Subchapter M of the Code. As such, the Fund will generally not be subject to federal income tax on its taxable income and gains that it distributes to shareholders. The Fund intends to distribute its income and gains in a way that it will not be subject to a federal excise tax on certain undistributed amounts. Fund dividends and capital gains distributions, if any, are taxable to most investors, whether or not they are reinvested in Shares of the Fund. (See “Certain Tax Matters” and, in the SAI, “Tax Aspects.”)

Fiscal Year	The Fund’s fiscal year ends on each September 30. The Fund’s tax year for federal income tax purposes also ends on each September 30.

Administrator	BNY Mellon Investment Servicing (US) Inc. (“BNYMIS”), located at 600 Colonial Center Parkway, Lake Mary, Florida 32746, serves as the Fund’s administrator and provides various administrative and accounting services necessary for the operations of the Fund.

Custodian	The Bank of New York Mellon, located at 240 Greenwich Street, New York, NY 10286, serves as the custodian for the Fund’s assets and is responsible for maintaining custody of the Fund’s cash and investments and for retaining sub-custodians to maintain custody of foreign securities held by the Fund.

Transfer Agent	BNYMIS serves as transfer agent and registrar with respect to Shares of the Fund.

Legal Counsel	Alston & Bird LLP, 90 Park Avenue, New York, NY 10016, serves as U.S. legal counsel to the Fund. The firm does not represent potential investors with respect to their investment in the Fund.

Reports to Shareholders

As soon as practicable after the end of each taxable year, shareholders will receive such information as is necessary for them to complete their income tax or information returns, along with any other tax information required by law.

The Fund sends unaudited semi-annual and audited annual reports to shareholders within 60 days after the close of the period for which the report is being made, or as otherwise required by the 1940 Act.

SUMMARY OF FUND EXPENSES

The following table illustrates the expenses and fees that the Fund expects to incur and that shareholders can expect to bear.

	Class A	Class W	Class I
	Shares	Shares	Shares

Shareholder Transaction Expenses

Maximum Sales Load
(as a percentage of offering price)(1)	2.50%	0%	0%
Early Repurchase Fee(2)	2.00%	2.00%	2.00%
Dividend Reinvestment and Cash Purchase Plan Fees(3)	0%	0%	0%

Annual Expenses(4)
(as a percentage of net assets attributable to Shares)

Management Fee(5)	1.25%	1.25%	1.25%
Incentive Fee(6)(7)	0%	0%	0%
Distribution and/or Shareholder Servicing Fees(8)	0.85%	0.25%	0%
Interest Payments on Borrowed Funds(9)	0.02%	0.02%	0.02%
Other Expenses(10)	0.25%	0.25%	0.25%
Total Annual Expenses	2.37%	1.77%	1.52%
Less Fee Waiver/Expense Reimbursement(5)(11)	0%	0%	0%
Total Annual Expenses after Fee Waiver/Expense Reimbursement	2.37%	1.77%	1.52%

____________________

(1) In connection with initial and additional investments, investors in Class A shares may be charged a sales load of up to 2.50% of the amounts transmitted in connection with their purchases of Shares. Class W shares and Class I shares are not subject to any front-end sales load. In addition, Selling Agents are not required by the Fund or Distributor to charge any sales load on Class A shares and instead may charge clients transaction fees or other transaction charges in such amounts as they may determine (which may be higher or lower than 2.50% of the invested amount). Selling Agents may impose additional or other transaction fees/charges. Transaction fees or other transaction charges will vary among Selling Agents and each Selling Agent may vary its level of charges to each investor based on such investor’s total account size or on such other basis as determined by the Selling Agent. (See “The Offering — Plan of Distribution.”)

(2) A 2.00% early repurchase fee will be assessed to any shareholder that has Shares repurchased at any time prior to the day immediately preceding the one-year anniversary following such shareholder’s purchase of such Shares. (See “Repurchases and Transfers of Shares.”) This Early Repurchase Fee would not be applicable unless and until the Fund commences a share repurchase program, which is not expected to occur until after the first full calendar quarter following the Initial Investor Commencement Date.

(3) The Fund does not currently expect to charge fees under its Dividend Reinvestment Plan and the Fund does not presently maintain a Cash Purchase Plan.

(4) Amount assumes estimated average net assets of $300,000,000 during the Fund’s first twelve months. Expenses are estimated. There can be no assurance that the Fund will achieve its estimated net asset level. Actual expenses will depend principally on the Fund’s level of net assets, which will be affected by the number of Shares the Fund sells in this offering.

(5) The Fund pays the Adviser a monthly Management Fee computed at the annual rate of 1.25% of the Fund’s net assets held by the Fund as of the beginning of the month. The Adviser will waive the Management Fee for the first twelve months after the Fund’s Initial Investor Commencement Date (the “Management Fee Waiver”), which period may be extended in the Adviser’s sole discretion.

(6) The Fund pays the Adviser a performance-based Incentive Fee promptly after the end of each fiscal year of the Fund. The Incentive Fee is determined as of the end of the fiscal year in an amount equal to 15% of the amount by which the Fund’s net profits for all Fiscal Periods (as defined herein), ending within or coterminous with the close of such fiscal year exceed the balance of the loss carryforward account, without duplication for any Incentive Fees paid during such fiscal year. The Fund also pays the Adviser the Incentive Fee in the event a Fiscal Period is triggered in connection with a share repurchase offer by the Fund. In such event, only that portion of the Incentive Fee that is proportional to the Fund’s assets paid in respect of such share repurchases (not taking into account any proceeds from contemporaneous issuance of shares of the Fund, by reinvestment of dividends and other distributions or otherwise) will be paid to the Adviser for such Fiscal Period. For purposes of determining the Fund’s net asset value, the Incentive Fee is calculated and accrued monthly as an expense of the Fund (as if each month-end NAV is the NAV for the end of a fiscal year). (See “Fees and Expenses — Incentive Fee.”)

(7) No Incentive Fee is shown in the table as the Fund has not yet commenced operations and no performance return has been assumed. As described above, the Incentive Fee will vary based on the Fund’s performance for each Fiscal Period. For example, if the Fund were to have positive performance in a given year (including for each Fiscal Period end triggered by repurchase offers prior to the fiscal year end), the amount shown for Incentive Fee would be a positive amount and, depending on the extent of the positive performance, that amount could be significant. Accordingly, the table is not in any way intended to predict the future performance of the Fund nor does it predict the level of future Incentive Fees to be paid, if any.

(8) Class A shares of the Fund will be subject to ongoing distribution and shareholder servicing fees that may be used to compensate Selling Agents for selling Shares of the Fund, marketing the Fund and providing, or arranging for the provision of, ongoing investor services and account maintenance services to investors in the Fund. These will be accrued and paid monthly in an amount not to exceed, in the aggregate, 0.85% (on an annualized basis) of the net asset value of Class A shares of the Fund. Class W shares are not subject to distribution fees but are subject to ongoing shareholder servicing fees. These will be accrued and paid monthly in an amount not to exceed, in the aggregate, 0.25% (on an annualized basis) of the net asset value of Class W shares of the Fund. Class I shares are not subject to such ongoing distribution and shareholder servicing fees. (See “Fees and Expenses — Distribution and Shareholder Servicing Fees.”)

(9) The Fund anticipates borrowing funds as permitted under the limitations of the 1940 Act to make investments. The costs associated with such borrowing will be borne by shareholders through their ownership of Fund Shares. The interest expense shown in the table is an estimate based on the Adviser’s historical experience in implementing an investment strategy similar to that of the Fund. However, the actual amount may vary depending on a variety of factors, including market conditions.

(10) “Other Expenses” shown in the table are an estimate based on expected offering proceeds of $300,000,000. Other expenses include, among other things, organization and offering expenses, administration fees, transfer agency fees, legal fees, the independent auditor’s fees, and fees payable to the Independent Trustees. The Fund’s annual expense ratio will increase or decrease over time as the Fund’s asset level decreases or increases, respectively, and as actual Fund expenses may vary.

(11) The Adviser and the Fund have entered into an expense limitation and reimbursement agreement (the “Expense Limitation Agreement”) described in detail under “Fees and Expenses,” pursuant to which the Adviser (or its affiliate) has agreed to pay or absorb the ordinary operating expenses of the Fund so as to ensure that the Fund’s annual expense ratio, excluding: (i) the Management Fee; (ii) the Incentive Fee; (iii) any Distribution and Shareholder Servicing Fees for Class A Shares or servicing fees for Class W Shares; (iv) any acquired fund fees and expenses; (v) transactional costs associated with consummated and unconsummated transactions, including legal costs and brokerage commissions, associated with the acquisition, disposition and maintenance of investments by the Fund; (vi) any interest expense; (vii) taxes; (viii) dividend and interest expenses relating to any short sales; and (ix) extraordinary expenses (expenses resulting from events and transactions that are distinguished by their unusual nature or by the infrequency of their occurrence), does not exceed 0.75% per annum for each class (the “Expense Limitation”). The Expense Limitation Agreement will remain in effect through the later of December 31, 2028 or 48 months from the Initial Investor Commencement Date, unless sooner terminated at the sole discretion of the Board. In consideration of the Adviser’s agreement to limit the Fund’s expenses, the Adviser may recoup amounts waived or reimbursed for a period not to exceed three years from the month in which they were waived or reimbursed. Recoupment will be made only to the extent it does not cause the Fund’s ordinary operating expenses to exceed: (1) the Expense Limitation in effect at the time the expense was paid or absorbed; and (2) the Expense Limitation in effect at the time of recapture. The Adviser, in its discretion, may also determine to reimburse or waive any additional expenses of the Fund at any time.

Example

	1 Year	3 Years	5 Years	10 Years

Class A:
You would pay the following expenses (including the Incentive Fee) on a $1,000 investment, assuming a 5% annual return and a sales load of 2.50%:	$56	$120	$187	$364

Class W:
You would pay the following expenses (including the Incentive Fee) on a $1,000 investment, assuming a 5% annual return:	$27	$82	$141	$299

Class I:
You would pay the following expenses (including the Incentive Fee) on a $1,000 investment, assuming a 5% annual return:	$25	$76	$130	$278

____________________

The purpose of the above table is to help a holder of Shares understand the fees and expenses that such holder would bear directly or indirectly. The example assumes a 5% annual return and thus the payment of any Incentive Fee assumes such return. The dollar amounts in the example could be significantly higher if the Fund’s net profits significantly exceed 5%. The Fund may also pay organizational and offering costs in connection with the initial private offering of the Shares of the Fund. The organizational expenses are recorded as they are incurred, while the offering expenses will be amortized over the first twelve months of the Fund’s operations. The Fund’s offering costs and organizational expenses are borne by the Fund’s shareholders as an expense of the Fund. The example reflects the application of the Management Fee Waiver for year 1 and application of the Expense Limitation Agreement for years 1 through 4.

The example should not be considered a representation of future expenses. Actual expenses may be greater or less than those shown in the example. For a more complete description of the various costs and expenses, see “Fees and Expenses.” Moreover, the Fund’s actual rate of return/distributions may be greater or less than the hypothetical 5% return shown in the example.

PRINCIPAL RISK FACTORS

Innovation Access Fund (the “Fund”) is a speculative investment and an investment in the Fund’s Shares of beneficial interest (“Shares”) entails substantial risks. There can be no assurance that the Fund’s investment objective will be achieved. In particular, the Fund’s investments in private companies can result in significant losses to investors who purchase Shares.

General and Investment Risks

General

All securities investments risk the loss of capital. Shareholders may experience a significant decline in the value of their investment. Prospective shareholders should invest only if they can sustain a complete loss of their investment. To the extent that the Fund makes substantial investments in securities of a single issuer or issuers in a single sector, the risk of any investment decision is increased. In addition, the value of the Fund’s investments can be reduced by unsuccessful investment strategies, poor selection of equity securities, poor economic growth, pronounced market volatility, and political, regulatory and legal developments. Further, the Fund’s use of leverage can result in magnified losses to the Fund. Shareholders could lose some or all of their investment. The Fund may also be adversely affected by business continuity issues for companies and markets, including as a result of pandemics; cybersecurity issues, including disruptions to company operations, national and local elections and power supply and generation; and natural disasters and ecological damage.

The large-scale invasion of Ukraine by Russia in February 2022 resulted in sanctions and market disruptions, including declines in regional and global stock markets, unusual volatility in global commodity markets and significant devaluations of Russian currency. The extent and duration of the military action are impossible to predict but could be significant. Market disruption caused by the Russian military action, and any counter measures or responses thereto (including international sanctions, a downgrade in a country’s credit rating, purchasing and financing restrictions, boycotts, tariffs, changes in consumer or purchaser preferences, cyberattacks and espionage) could continue to have severe adverse impacts on regional and/or global securities and commodities markets, including markets for oil and natural gas. These impacts may include reduced market liquidity, distress in credit markets, further disruption of global supply chains, increased risk of inflation, and limited access to investments in certain international markets and/or issuers. In addition, the current conflict in the Middle East and terrorist acts may cause significant volatility in the markets and/or market disruptions. These developments and other related events could negatively impact Fund performance.

Market and Environment Risk

General economic or market conditions may adversely affect the investments made by the Fund. In addition, a downturn or contraction in the global economy or in the capital markets, or in certain industries or geographic regions thereof, may restrict the availability of suitable investment opportunities for the Fund and/or the opportunity to liquidate any such investments, each of which could prevent the Fund from meeting its investment objective. A general economic downturn could also result in the diminution or loss of the investments made by the Fund.

Consequences of a severe worldwide economic downturn that may adversely affect the Fund include, among other things:

●	a potential lack of available credit, lack of confidence in the financial sector and reduced business activity, all which could materially and adversely affect the Fund and economic conditions generally. The longer these conditions persist, the greater the probability that these factors could have an adverse effect on the Fund’s financial results and continued viability;

●	a significant decline in the equity markets which may reduce the value of the Fund’s portfolio securities; and

The Fund is subject to the risk that geopolitical events may disrupt securities markets and adversely affect global economies and markets generally. War, terrorism and related geopolitical events have led, and in the future may lead, to increased short-term market volatility and may have adverse long-term effects on U.S. and world economies and markets generally. The Fund may also be adversely affected by business continuity issues for companies and markets, including as a result of pandemics; cybersecurity issues, including disruptions to company operations, national and local elections and power supply and generation; natural disasters and ecological damage; and other factors including terrorism and war such as in the Ukraine and the Middle East. Those events, as well as other changes in foreign and domestic political and economic conditions could also adversely affect individual issuers or related groups of issuers, securities markets, interest rates, credit ratings, inflation, investor sentiment and other factors affecting the value of the Fund’s investments, timing of investment realizations, availability of credit and length of time investments are held. At such times, the Fund’s exposure to the risks described elsewhere in this Offering Memorandum can increase and it may be difficult for the Fund to implement its investment program for a period of time.

Technology Company Securities Risk

Under normal market conditions, the Fund may maintain a significant exposure to the equity securities of companies which derive a major portion of their revenue directly or indirectly from business lines which benefit, or are expected to benefit from, technological events, advances or products (“Technology Companies”). Investing in securities of Technology Companies involves additional risks. These risks include: limited operating histories of many Technology Companies; rapidly changing technologies and products which may quickly become obsolete; cyclical patterns in information technology spending which may result in inventory write-offs, cancellation of orders and operating losses; scarcity of management, engineering and marketing personnel with appropriate technological training; the possibility of lawsuits related to technological patents; changing investors’ sentiments and preferences with regard to investments in Technology Companies (which are generally perceived as risky) with their resultant effect on the price of underlying securities; and volatility in the U.S. and foreign stock markets which may disproportionately affect the prices of securities of Technology Companies and may cause the Fund’s performance to experience substantial volatility. The Fund may thus be subject to these and other risks associated with Technology Companies to a much greater extent than a fund that may not emphasize these investments.

The Adviser’s definition of “Technology Companies” (as indicated above) covers companies in a broader range of industries and sectors than those that are more commonly considered Technology Companies. As a result, the Fund’s portfolio and performance may not resemble those of funds that are concentrated in more traditional Technology Companies.

Private Companies Risk

Operating results for private companies in a specified period will be difficult to predict. Such investments involve a high degree of business and financial risk that can result in substantial losses.

Private companies are generally not subject to SEC reporting requirements, are not required to maintain their accounting records in accordance with generally accepted accounting principles, and are not required to maintain effective internal controls over financial reporting. As a result, the Adviser may not have timely or accurate information about the business, financial condition and results of operations of the private companies in which the Fund invests. There is risk that the Fund may invest on the basis of incomplete or inaccurate information, which may adversely affect the Fund’s investment performance. Private companies in which the Fund may invest may have limited financial resources, shorter operating histories, more asset concentration risk, narrower product lines and smaller market shares than larger businesses, which tend to render such private companies more vulnerable to competitors’ actions and market conditions, as well as general economic downturns. These companies generally have less predictable operating results, may from time to time be parties to litigation, may be engaged in rapidly changing businesses with products subject to a substantial risk of obsolescence, and may require substantial additional capital to support their operations, finance expansion or maintain their competitive position. These companies may have difficulty accessing the capital markets to meet future capital needs, which may limit their ability to grow or to repay their outstanding indebtedness upon maturity.

Typically, investments in private companies are in restricted securities that are not traded in public markets and subject to substantial holding periods, so that the Fund may not be able to resell some of its holdings for extended periods, which may be several years. There can be no assurance that the Fund will be able to realize the value of private company investments in a timely manner.

Private companies are more likely to depend on the management talents and efforts of a small group of persons; therefore, the death, disability, resignation or termination of one or more of these persons could have a material adverse impact on the company. The Fund may hold a substantial number of non-controlling positions in the private companies in which it invests. As a result, the Fund is subject to the risk that a company may make business decisions with which the Fund disagrees, and that the management and/or stockholders of a portfolio company may take risks or otherwise act in ways that are adverse to the Fund’s interests. Due to the lack of liquidity of such private investments, the Fund may not be able to dispose of its investments in the event it disagrees with the actions of a private portfolio company and may therefore suffer a decrease in the value of the investment. In addition, these investments are subject to valuation risk as they will be fair valued which is subject to inherent uncertainty and thus, there is significant uncertainty that the Fund can realize such investments at value. At times the Fund may be the majority investor in a portfolio company. In that event, the Fund may take actions in a manner that could disadvantage the minority investors in such portfolio company. There is an increased risk that a minority investor could bring a claim in respect of such actions, which may adversely impact the Fund’s investment, whether or not such claims are successfully defended.

Investments in late-stage private companies involve greater risks than investments in shares of companies that have traded publicly on an exchange for extended periods of time. These investments may present significant opportunities for capital appreciation but involve a high degree of risk that may result in significant decreases in the value of these investments. The Fund may not be able to sell such investments when the Adviser deems it appropriate to do so because they are not publicly traded. As such, these investments are generally considered to be illiquid until a company’s public offering (which may never occur) and are often subject to additional contractual restrictions on resale following any public offering that may prevent the Fund from selling its shares of these companies for a period of time. Market conditions, developments within a company, investor perception or regulatory decisions may adversely affect a late-stage private company and delay or prevent such a company from ultimately offering its securities to the public. If a company does issue shares in an IPO, IPOs are risky and volatile and may cause the value of the Fund’s investment to decrease significantly. Even after an IPO, shares may still be restricted, and may be sold only in a privately negotiated transaction or pursuant to an exemption from registration. For example, Rule 144A under the Securities Act provides an exemption from the registration requirements of the Securities Act for the resale of certain restricted securities to qualified institutional buyers, such as the Fund. However, an insufficient number of qualified institutional buyers interested in purchasing the Rule 144A-eligible securities that the Fund holds could affect adversely the marketability of certain Rule 144A securities, and the Fund might be unable to dispose of such securities promptly or at reasonable prices. If adverse market conditions develop during this period, the Fund might obtain a less favorable price than the price that prevailed when the Fund decided to sell. The Fund may be unable to sell restricted and other illiquid investments at opportune times or prices.

Venture Capital Investments

The Fund expects to make “venture capital” investments in private companies which are subject to significant additional risks, including that the venture capital investments typically have limited operating history, are attempting to develop or commercialize unproven technologies or to implement novel business plans or are not otherwise developed sufficiently to be self-sustaining financially or to become public. The public market for startup and emerging growth companies is volatile. Such volatility may adversely affect the development of portfolio companies, the ability of the Fund to dispose of investments, and the value of investment securities on the date of sale or distribution by the Fund. In particular, the receptiveness of the public market to initial public offerings by the Fund’s portfolio companies may vary dramatically from period to period. An otherwise successful portfolio company may yield poor investment returns if it is unable to consummate an initial public offering at the proper time. Even if a portfolio company effects a successful public offering, the portfolio company’s securities may be subject to contractual “lock-up,” securities law or other restrictions, which may, for a material period of time, prevent the Fund from disposing of such securities. Although these investments may offer the opportunity for significant gains, such investments involve a high degree of business and financial risk that can result in substantial losses, which risks generally are greater than the risks of investing in public or private companies that may be at a later stage of development. There can be no guarantee that any portfolio company investment will result in a liquidity event via public offering, merger, acquisition or otherwise. Generally, the investments made by the Fund will be illiquid and difficult to value, and there will be little or no collateral to protect an investment once made.

Secondary Investments

The Fund expects to acquire shares or interests in private companies from other shareholders (“Secondary Shares”). When the Fund purchases Secondary Shares, it may have little or no direct access to financial or other information from the issuers of those securities. As a result, the Fund is dependent upon the relationships and contacts of the Adviser and its investment professionals to obtain the information to perform research and due diligence and to monitor the investments in Secondary Shares after they are made. There can be no assurance that the Adviser will be able to acquire adequate information on which to make its investment decision with respect to any Secondary Share purchases, or that the information it is able to obtain is accurate or complete. Any failure to obtain full and complete information regarding the issuers of such shares could cause the Fund to lose part or all of its investment in Secondary Shares.

In addition, while the Adviser may believe the ability to acquire Secondary Shares or sell the Fund’s own private securities as Secondary Shares may provide valuable opportunities for liquidity, there can be no assurance that there will be a market or liquidity for buying or selling Secondary Shares. The prices of Secondary Shares may be subject to irregular trading activity, wide bid/ask spreads and extended trade settlement periods, which may result in an inability for the Fund to acquire Secondary Shares at an attractive price or realize the full value on the sale of private securities held by the Fund as Secondary Shares. In addition, wide swings in market prices, which are typical of irregularly traded securities, could cause significant and unexpected declines in the value of the Fund. Further, prices in private secondary marketplaces, where limited information is available, may not accurately reflect the true value of the securities sold in that market, and may overstate an issuer’s actual value, which may cause the Fund to realize future losses on its investment in a private issuer.

Investments in private companies, including through private secondary marketplaces, also entail additional legal and regulatory risks that expose participants to the risk of liability due to the imbalance of information among participants and participant qualification and other transactional requirements applicable to private securities transactions, the non-compliance with which could result in rescission rights and monetary and other sanctions. The application of these laws within the context of private secondary marketplaces and related market practices are still evolving, and, despite efforts to comply with applicable laws, the Fund could be exposed to liability. The regulation of private secondary marketplaces is also evolving. Additional state or federal regulation of these markets could result in limits on the operation of or activity on those markets. Conversely, deregulation of these markets could make it easier for investors to invest directly in private companies and affect the competitiveness for such investments. Private companies may also increasingly seek to limit secondary trading in their stock, such as through contractual transfer restrictions, and provisions in company charter documents, investor rights of first refusal and co-sale and/or employment and trading policies further restricting trading. To the extent that these or other developments result in reduced trading activity and/or availability of private company shares, the Fund’s ability to find investment opportunities and to liquidate investments could be adversely affected.

Publicly Traded Equity Securities Risk

Stock markets are volatile, and the prices of equity securities fluctuate based on changes in a company’s financial condition and overall market and economic conditions. Although common stocks have historically generated higher average total returns than fixed-income securities over the long-term, common stocks also have experienced significantly more volatility in those returns and, in certain periods, have significantly underperformed relative to fixed-income securities. Common stocks of companies that operate in certain sectors or industries tend to experience greater volatility than companies that operate in other sectors or industries or the broader equity markets. For example, publicly traded equity securities of private equity funds and private equity firms tend to experience greater volatility than other companies in the financial services industry and the broader equity markets. An adverse event, such as an unfavorable earnings report, may depress the value of a particular common stock held by the Fund. A common stock may also decline due to factors which affect a particular industry or industries, such as labor shortages or increased production costs and competitive conditions within an industry. The value of a particular common stock held by the Fund may decline for a number of other reasons which directly relate to the issuer, such as management performance, financial leverage, the issuer’s historical and prospective earnings, the value of its assets and reduced demand for its goods and services. Also, the prices of common stocks are sensitive to general movements in the stock market and a drop in the stock market may depress the price of common stocks to which the Fund has exposure. Common stock prices fluctuate for several reasons, including changes in investors’ perceptions of the financial condition of an issuer or the general condition of the relevant stock market, or when political or economic events affecting the issuers occur. In addition, common stock prices may be particularly sensitive to rising interest rates, as the cost of capital rises and borrowing costs increase. Common equity securities in which the Fund may invest are structurally subordinated to preferred stock, bonds and other debt instruments in a company’s capital structure in terms of priority to corporate income and are therefore inherently more risky than preferred stock or debt instruments of such issuers.

Innovation Company Securities

Under normal market conditions, the Fund will maintain a significant exposure to the equity securities of companies which the Adviser, at the time of investment, believes can innovate or grow more quickly compared to their competitors by deploying, implementing, or using technology or that are expected to be otherwise positively impacted by technological innovation (“Innovation Companies”). Investing in securities of Innovation Companies involves additional risks. These risks include: limited operating histories of many Innovation Companies; rapidly changing technologies and products which may quickly become obsolete; cyclical patterns in information technology spending which may result in inventory write-offs, cancellation of orders and operating losses; scarcity of management, engineering and marketing personnel with appropriate technological training; the possibility of lawsuits related to technological patents; changing investors’ sentiments and preferences with regard to investments in Innovation Companies (which are generally perceived as risky) with their resultant effect on the price of underlying securities; and volatility in the U.S. and foreign stock markets which may disproportionately affect the prices of securities of Innovation Companies and may cause the Fund’s performance to experience substantial volatility. The Fund may thus be subject to these and other risks associated with Innovation Companies to a much greater extent than a fund that may not emphasize these investments.

The Adviser’s definition of “Innovation Companies” (as indicated above) covers companies in a broader range of industries and sectors than those that are more commonly considered Technology Companies. As a result, the Fund’s portfolio and performance may not resemble those of funds that are concentrated in more traditional Technology Companies.

Sector Concentration Risk

The Fund’s investments may nonetheless be concentrated in one or more sectors covering Innovation Companies, including technology and technology-related sectors (such as biotech). Investments in the same sector may be similarly affected by economic, regulatory, political or market events or conditions, which may make the Fund more vulnerable to unfavorable developments in that sector than funds that invest more broadly. Thus, the Fund may be more susceptible to risk of loss from events adversely affecting a particular sector in which the Fund focuses. Certain Technology Companies may have limited product lines, markets or financial resources, or may depend on a limited management group. In addition, these companies are strongly affected by worldwide technological developments, and their products and services may not be economically successful or may quickly become outdated.

Valuation Risk

The Fund is subject to valuation risk, which is the risk that one or more of the securities in which the Fund invests are valued at prices that the Fund is unable to obtain upon sale.

A significant portion of the Fund’s assets are expected to consist of securities of private companies for which there are no readily available market quotations and thus their valuation is subject to inherent uncertainty and conflicts of interest. The information available in the marketplace for such companies, their securities and the status of their businesses and financial conditions is often extremely limited, outdated and difficult to confirm. Such securities are valued by the Fund at fair value as determined pursuant to policies and procedures approved by the Board. In determining fair value, the Adviser is required to consider all appropriate factors relevant to value and all indicators of value available to the Fund. The determination of fair value necessarily involves judgment in evaluating this information in order to determine the price that the Fund might reasonably expect to receive for the security upon its current sale. There are inherent uncertainties associated with the determination of fair value. The most relevant information may often be provided by the issuer of the securities. Given the nature, timeliness, amount and reliability of information provided by the issuer, fair valuations may become more difficult and uncertain as such information is unavailable or becomes outdated.

The value at which the Fund’s investments can be liquidated may differ, sometimes significantly, from the valuations assigned by the Fund. In addition, the timing of liquidations may also affect the values obtained on liquidation. The Fund typically holds privately placed securities for which no public market exists. There can be no guarantee that the Fund’s investments could ultimately be realized at the Fund’s valuation of such investments. This could adversely affect the Fund, new shareholders and shareholders whose Shares are repurchased.

Determination of the value of the Fund’s portfolio impacts the calculation of the Management Fee, the Distribution and Shareholder Servicing Fees and determination of the price at which the Shares will be offered and repurchased. Consequently, variance in the valuation of the Fund’s investments will impact, positively or negatively, the fees and expenses shareholders will pay and the number of Shares or amount of proceeds from the repurchase of Shares an investor will receive upon investing in the Fund or having their Shares repurchased by the Fund. The Fund expects to generally accept purchases of Shares as of the first business day of each month. The number of Shares a shareholder will receive will be based on the Fund’s most recent net asset value, which will be calculated for the last business day of the preceding month (i.e., one business day prior to date on which the Fund will accept purchases). Similarly, for repurchase offers, the proceeds a shareholder will receive from participating in a repurchase offer will be based on the Fund’s net asset value for that quarter end, which will be calculated for the last business day of the month of then-expiring quarter. The Adviser generally expects to receive information for certain Fund investments, such as private companies, on a quarterly basis only and on a significant delay. The Adviser does not expect to receive updated information intra quarter for such investments, which may impact the

Adviser’s valuation determinations. A subsequent decrease in the valuation of the Fund’s investments after a subscription (or repurchase) could potentially disadvantage subscribing investors to the benefit of pre-existing shareholders (or, in the case of a repurchase, potentially advantage shareholders participating in a repurchase offer relative to shareholders not participating), and a subsequent increase in the valuation of the Fund’s investments after a subscription (or repurchase) could potentially disadvantage pre-existing shareholders to the benefit of subscribing investors (or, in the case of a repurchase, potentially disadvantage shareholders participating in a repurchase offer relative to shareholders not participating). For more information regarding the Fund’s calculation of its net asset value, see “Calculation of Net Asset Value.”

Convertible Securities Risk

Convertible securities also carry unique risks. The value of a convertible security is a function of its “investment value” (determined by its yield in comparison with the yields of other securities of comparable maturity and quality that do not have a conversion privilege) and its “conversion value” (the security’s worth, at market value, if converted into the underlying common stock). Therefore, the investment value of a convertible security is influenced by changes in interest rates, with investment value declining as interest rates increase and increasing as interest rates decline. The credit standing of the issuer and other factors may also have an effect on the convertible security’s investment value. The conversion value of a convertible security is determined by the market price of the underlying common stock. If the conversion value is low relative to the investment value, the price of the convertible security is governed principally by its investment value. Generally, the conversion value decreases as the convertible security approaches maturity. To the extent the market price of the underlying common stock approaches or exceeds the conversion price, the price of the convertible security is increasingly influenced by its conversion value. A convertible security generally sells at a premium over its conversion value by the extent to which investors place value on the right to acquire the underlying common stock while holding a fixed-income or preferred security, as applicable.

A convertible security may be subject to redemption at the option of the issuer at a price established in the convertible security’s governing instrument. If a convertible security held by the Fund is called for redemption, the Fund will be required to permit the issuer to redeem the security, convert it into the underlying common stock or sell it to a third party. Any of these actions could have an adverse effect on the Fund’s ability to achieve its investment objective.

Risk of Equity Securities

The Fund invests in publicly-traded and privately issued “equity securities,” which, for these purposes, means common and preferred stocks (including investments in initial public offerings or “IPOs”), convertible securities, stock and index options (call and put options), warrants and rights. Thus, the value of the Fund’s portfolio will be affected by movements in the prices of equity securities. These price movements may result from factors affecting individual companies, industries or the securities markets as a whole. Individual companies may report poor results or be negatively affected by industry, regulatory and/or economic trends and developments. The prices of securities issued by such companies may suffer a decline in response. In addition, stock markets can be volatile at times, and stock prices can change drastically. This market risk will affect the Fund’s share price, which will fluctuate as the values of the Fund’s investment securities and other assets change. Not all stock prices change uniformly or at the same time, and not all stock markets move in the same direction at the same time.

In addition, special risks are associated with investments in IPO securities including a limited number of shares available for trading, unseasoned trading, lack of investor knowledge of the issuer, and limited operating history. These factors may contribute to substantial price volatility for the shares of these companies. The limited number of shares available for trading in some IPOs may make it more difficult for the Fund to buy or sell significant amounts of shares without an unfavorable impact on prevailing market prices. In addition, some companies in IPOs are involved in relatively new industries or lines of business, which may not be widely understood by investors. Some of these companies may be undercapitalized or regarded as developmental stage companies, without revenues or operating income, or the near-term prospect of achieving them.

Convertible securities also carry unique risks. The value of a convertible security is a function of its “investment value” (determined by its yield in comparison with the yields of other securities of comparable maturity and quality that do not have a conversion privilege) and its “conversion value” (the security’s worth, at market value, if converted into the underlying common stock). Therefore, the investment value of a convertible security is influenced by changes in interest rates, with investment value declining as interest rates increase and increasing as interest rates decline. The credit standing of the issuer and other factors may also have an effect on the convertible security’s investment value. The conversion value of a convertible security is determined by the market price of the underlying common stock. If the conversion value is low relative to the investment value, the price of the convertible security is governed principally by its investment value. Generally, the conversion value decreases as the convertible security approaches maturity. To the extent the market price of the underlying common stock approaches or exceeds the conversion price, the price of the convertible security is increasingly influenced by its conversion value. A convertible security generally sells at a premium over its conversion value by the extent to which investors place value on the right to acquire the underlying common stock while holding a fixed-income or preferred security, as applicable. The Fund may invest in structured equity-linked instruments which have debt like components and are subject to various risks as noted above with respect to convertible debt securities and equity securities generally. They are also subject to risks similar to certain derivative instruments which are described below under “Derivatives Risk” and “Counterparty Credit Risk”

A convertible security may be subject to redemption at the option of the issuer at a price established in the convertible security’s governing instrument. If a convertible security held by the Fund is called for redemption, the Fund will be required to permit the issuer to redeem the security, convert it into the underlying common stock or sell it to a third party. Any of these actions could have an adverse effect on the Fund’s ability to achieve its investment objective.

The use of options is a highly specialized activity which involves investment techniques and risks different from those associated with ordinary portfolio securities transactions. The Fund may buy and sell call and put options (including index options), including options on currencies. If the Fund sells a put option, there is a risk that the Fund may be required to buy the underlying asset at a disadvantageous price. If the Fund sells a call option, there is a risk that the Fund may be required to sell the underlying asset at a disadvantageous price, and if the call option sold is not covered (for example, by owning the underlying asset), the Fund’s losses are potentially unlimited.

With respect to stock options or index options, the sale of a covered call option exposes the Fund during the term of the option to possible loss of opportunity to realize appreciation in the market price of the underlying security (owned by the Fund) or Fund market exposure or to possible continued holding of a security or market exposure that might otherwise have been sold or reduced to protect against depreciation in the market price. The sale of a covered put option exposes the Fund during the term of the option to a decline in price of the underlying security while depriving the Fund of the opportunity to invest the cash or liquid securities that are required to be placed in a segregated account in order to engage in a covered put option. In addition, when options are purchased over-the-counter, the Fund bears the risk that the counterparty that wrote the option will be unable or unwilling to perform its obligations under the option contract. (See “Principal Risk Factors — Counterparty Credit Risk” on page 24.) These options may also be illiquid and, in such cases, the Fund may have difficulty closing out its position. Over-the-counter options purchased and sold by the Fund may also include options on baskets of specific securities.

Finally, warrants and rights do not carry with them the right to dividends or voting rights with respect to the securities that they entitle the holder to purchase, and they do not represent any rights in the assets of the issuer. As a result, warrants and rights may be considered more speculative than certain other types of equity-like securities. In addition, the values of warrants and rights do not necessarily change with the value of the underlying securities or commodities and these instruments cease to have value if they are not exercised prior to their expiration dates.

Warrants and Rights Risk

Warrants and rights do not carry with them the right to dividends or voting rights with respect to the securities that they entitle the holder to purchase, and they do not represent any rights in the assets of the issuer. As a result, warrants and rights may be considered more speculative than certain other types of equity-like securities. In addition, the values of warrants and rights do not necessarily change with the value of the underlying securities and these instruments cease to have value if they are not exercised prior to their expiration dates.

Foreign Investment Risk

The Fund may invest without limitation in securities of foreign issuers and in depositary receipts. The Adviser defines “foreign issuers” as companies that derive a majority of their revenue or profits from foreign businesses, investments or sales, or that have a substantial portion of their operations or assets abroad. Since there are companies that may be legally organized or have principal offices located in the U.S. that derive a majority of their revenue or profits from foreign businesses, investments or sales, or that have a substantial portion of their operations or assets abroad, such companies are also considered to be “foreign issuers” for these purposes.

Risk factors affecting foreign investments include, but are not limited to, the following: varying custody and settlement practices; difficulty in pricing; potentially less information about issuers of foreign securities; potentially less governmental regulation and supervision over the issuance and trading of securities than in the U.S.; the unavailability of financial information regarding the foreign issuer or the difficulty of interpreting financial information prepared under foreign accounting standards; less liquidity and more volatility in foreign securities markets; the possibility of expropriation or nationalization; the imposition of withholding and other taxes; adverse political, social or diplomatic developments; limitations on the movement of funds or other assets of the Fund between different countries; difficulties in invoking legal process abroad and enforcing contractual obligations; and the difficulty of assessing economic trends in foreign countries.

Other risks of investing in foreign securities include changes in currency exchange rates (in the case of securities that are not denominated in U.S. dollars) and currency exchange control regulations or other foreign or U.S. laws or restrictions, or devaluations of foreign currencies. A decline in the exchange rate would reduce the value of certain of the Fund’s foreign currency denominated portfolio securities irrespective of the performance of the underlying investment. In addition, the Fund may incur costs in connection with conversion between various currencies. The Fund may also invest in companies located in, or doing business in, emerging or less developed countries. These investments are typically subject to the foregoing risks to a much greater degree than investments in developed countries and thus, investments in less developed countries could potentially increase volatility of the Fund’s net asset value. There is no limit on the amount of the Fund’s assets that may be invested in companies located or doing business in emerging market countries.

Brexit. The departure of the United Kingdom (UK) from the European Union (EU) single market became effective January 1, 2021 with the end of the Brexit transition period and the post-Brexit trade deal between the UK and EU taking effect on December 31, 2020. Given the size and importance of the UK’s economy, the longer-term impact of Brexit or any further potential devolution of the EU on the UK and European economies and the broader global economy could be significant, resulting in significant currency fluctuations, and/or otherwise adversely affect international markets or other cross-border co-operation arrangements (whether economic, tax, fiscal, legal, regulatory or otherwise) for the foreseeable future beyond the date of the UK’s withdrawal from the EU, which may adversely affect the value of your investment in the Fund.

Eurozone Investment Risk. The Fund may invest directly or indirectly from time to time in European companies and assets and companies and assets that may be affected by the Eurozone economy. Ongoing concerns regarding the sovereign debt of various Eurozone countries, including the potential for investors to incur substantial write-downs, reductions in the face value of sovereign debt and/or sovereign defaults, as well as the possibility that one or more countries might leave the EU or the Eurozone create risks that could materially and adversely affect Fund investments. Sovereign debt defaults and EU and/or Eurozone exits could have material adverse effects on the Fund’s investments in European companies and assets, including, but not limited to, the availability of credit to support such companies’ financing needs, uncertainty and disruption in relation to financing, increased currency risk in relation to contracts denominated in Euros and wider economic disruption in markets served by those companies, while austerity and/or other measures introduced to limit or contain these issues may themselves lead to economic contraction and resulting adverse effects for the Fund. Legal uncertainty about the funding of Euro- denominated obligations following any breakup or exits from the Eurozone, particularly in the case of investments in companies and assets in affected countries, could also have material adverse effects on the Fund. Were any other member state to decide to withdraw from the EU, that could exacerbate such uncertainty and instability and may present similar and/or additional potential risks to Fund investments in European issuers.

Emerging Markets Risk

The Fund may invest in companies in so-called “emerging markets” (or lesser developed countries, including countries that may be considered “frontier” markets). Such investments are particularly speculative and entail all of the risks of investing in securities of foreign issuers but to a heightened degree. Investments in the securities of issuers domiciled in countries with emerging markets involve certain additional risks that do not generally apply to investments in securities of issuers in more developed markets, such as (i) uncertain national policies and social, political and economic instability, increasing the potential for expropriation of assets, confiscatory taxation, high rates of inflation or unfavorable diplomatic developments; (ii) possible fluctuations in exchange rates, differing legal systems and the existence or possible imposition of exchange controls, custodial restrictions or other foreign or U.S. governmental laws or restrictions applicable to such investments; (iii) national policies that may limit the Fund’s investment opportunities such as restrictions on investment in issuers or industries deemed sensitive to national interests; and (iv) the lack or relatively early development of legal structures governing private and foreign investments and private property.

Emerging markets are more likely to experience hyperinflation and currency devaluations, which adversely affect returns. Since these markets are often small, they may be more likely to suffer sharp and frequent price changes or long-term price depression because of adverse publicity, investor perceptions or the actions of a few large investors.

Certain emerging markets may also face other significant internal or external risks, including the risk of war, and ethnic, religious and racial conflicts. In addition, governments in many emerging market countries participate to a significant degree in their economies and securities markets, which may impair investment and economic growth. National policies that may limit the Fund’s investment opportunities include restrictions on investment in issuers or industries deemed sensitive to national interests. In such a dynamic environment, there can be no assurances that any or all of these markets will continue to present viable investment opportunities for the Fund.

China Investment Risk. The Fund may at times have significant exposure to Chinese companies and companies doing business in China. The following events and issues, among others, may have a materially adverse impact on investments in companies doing business in the People’s Republic of China (“PRC”) (including Hong Kong and Macau) and territories administered by the Republic of China (Taiwan and some neighboring islands) (collectively, “Greater China”): introduction of new policies or legislation in, or affecting businesses or investments in, Greater China; unfavorable legal interpretations and/or inability to effectively enforce legal rights under PRC law or another legal system in Greater China; political relations between the international community and Greater China; PRC state ownership and PRC government economic intervention; non-compliance with U.S. laws by companies in Greater China; potential for fraud by companies in Greater China and difficulties in conducting due diligence; restrictions on foreign investment market access; difficulty of repatriation of investment returns and capital; and tax uncertainty impacting companies in Greater China and investments in companies doing business in Greater China.

India Investment Risk. The Fund may at times have significant exposure to Indian companies. There are risks associated with investing in Indian companies, in addition to those discussed above concerning foreign investments and emerging markets risk. Specifically, performance of Indian companies and the value of the Fund’s interests in Indian companies may be adversely affected by numerous factors, including, for example, (i) business, economic, and political conditions throughout India and the world; (ii) the supply of and demand for the goods and services produced, provided, or sold by Indian companies; (iii) changes and advances in technology that may, among other things, render goods and services sold by Indian companies obsolete; (iv) actual and potential competition from other companies and (v) further risks such as currency fluctuations, expropriation, confiscatory taxation, exchange control regulations (including currency blockage) and rapid fluctuations in inflation and interest rates.

Latin America Investment Risk. The Fund may invest in companies located in, or doing business in, Latin America, which are subject to risks in addition to those discussed above concerning foreign investments and emerging markets risk. Consequently, these investments may be subject to greater volatility. The economies of certain Latin American countries have experienced high interest rates and inflation rates, economic volatility, currency devaluations, economic, political and social instability, government defaults and high unemployment rates. These factors may negatively impact the performance of Latin American Innovation Companies.

Risk of Short Sales

The Fund may seek maximum capital appreciation by effecting short sales of securities when the Adviser believes that the market price of a security is above its estimated intrinsic or fundamental value. For example, the Fund may “short” a security of a company if the Adviser believes the security is over-valued in relation to the issuer’s prospects for earnings growth. In addition, the Fund may attempt to limit exposure to a possible market decline in the value of its portfolio securities through short sales of securities that the Adviser believes possess volatility characteristics similar to those being hedged.

To effect a short sale, the Fund will borrow a security from a brokerage firm to make delivery to the buyer. The Fund is then obligated to replace the borrowed security by purchasing it at the market price at the time of replacement. Thus, short sales expose the Fund to the risk that it will be required to buy the security sold short (also known as “covering” the short position) at a time when the security has appreciated in value, thus resulting in a loss to the Fund. Positions in stocks sold short are more risky than long positions (purchases) in stocks because the maximum loss on a stock purchased is limited to the amount paid for the stock plus the transactions costs, where in the case of a short sale, there is no limit on the loss that may be incurred. Moreover, the amount of any gain achieved through a short sale will be decreased, and the amount of any loss increased, by the amount of any premium or interest the Fund may be required to pay in connection with a short sale.

There is a risk that the borrowed securities would need to be returned to the brokerage firm on short notice. If a request for return of securities occurs at a time when other short sellers of the subject security are receiving similar requests, a “short squeeze” can occur, and the Fund might be compelled, at the most disadvantageous time, to replace borrowed securities previously sold short with purchases on the open market, possibly at prices significantly in excess of the price at which the securities were sold short. The successful use of short selling may be adversely affected by imperfect correlation between movements in the price of the security sold short and the securities being hedged. Short selling may exaggerate the volatility of the Fund’s investment portfolio. Short selling may also produce higher than normal portfolio turnover and may result in increased transaction costs to the Fund. In addition, the Fund, as a result of certain short sale transactions, may recognize short term capital gain, which will be passed through to investors as ordinary income. (See “Certain Tax Matters — Taxation of Short Sales.”)

The Fund may also make short sales against-the-box, in which it sells short securities it owns or has the right to obtain without payment of additional consideration. If the Fund makes a short sale against-the-box, it will be required to set aside securities equivalent in-kind and amount to the securities sold short (or securities convertible or exchangeable into those securities) and will be required to hold those securities while the short sale is outstanding. The Fund will incur transaction costs, including interest expenses, in connection with opening, maintaining and closing short sales against-the-box.

Regulators impose certain restrictions or disclosure requirements on short sales and the levels of restriction and disclosure may vary across different jurisdictions. Such restrictions and disclosure requirements may make it difficult for the Adviser to express its negative views in relation to certain securities, companies or sectors, which may have an adverse effect on the Fund’s ability to implement its investment strategy. See also “Derivatives Risk” below.

There are other inherent difficulties and challenges in short selling. The general negative perceptions of short-sellers may limit the Adviser’s access to management of various issuers and hamper its research efforts. Management and other stakeholders of issuers may take legal action against short-sellers seeking to prevent or discourage short sales of the issuer’s securities to avoid depressing the value of its securities. The Adviser and the Fund could be subject to such private legal actions. The cost of and management time committed to defending any such action could be substantial.

When effecting short sales of securities, the Fund will receive a dollar amount (the “net short proceeds”) equal to the value of the securities sold short and will deposit and retain such net short proceeds or use them to purchase securities with the brokerage firm through which it effected the short sale transactions (a “Prime Broker”). Currently, the Fund’s Prime Broker is Morgan Stanley & Co. Incorporated (“Morgan Stanley”). The Fund may add one or more additional Prime Brokers. The Fund, the Prime Broker and The Bank of New York Mellon, the Fund’s custodian, are parties to agreements in which the Prime Broker retains custody, on behalf of the Fund, of the cash proceeds from securities sold short. Because the Fund effects short sales as part of its principal investment strategy, the short proceeds deposited with the Prime Broker could represent a material portion of the Fund’s total assets. This may expose the Fund to significant risks or difficulty in obtaining access to its assets in the event of the default or bankruptcy of a Prime Broker. The Adviser will monitor regularly the creditworthiness of each Prime Broker.

Derivatives Risk

Swaps and certain options and other custom derivative or synthetic instruments are subject to the risk of non-performance by the counterparty to such instrument, including risks relating to the financial soundness and creditworthiness of the counterparty. The prices of derivative instruments can be highly volatile. In addition, derivatives may entail investment exposures that are greater than their cost would suggest, meaning that a small investment in derivatives could have a large impact on the Fund’s performance.

There has been an international effort to increase the stability of the over-the-counter derivatives market in response to the 2008 financial crisis. In the United States, the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) includes provisions that also comprehensively regulate the over-the-counter derivatives markets. In Europe, the European Parliament has adopted a regulation on over-the-counter derivatives, central counterparties and trade repositories (known as the European Markets and Infrastructure Regulation, or “EMIR”), which comprehensively regulates the over-the-counter derivatives markets. These regulations have imposed compliance costs on the Fund. They have also increased the dealers’ costs, which may be passed through to other market participants in the form of higher fees and less favorable dealer marks. They may also render certain strategies in which the Fund might otherwise engage impossible or so costly that they will no longer be economical to implement.

The 1940 Act rules impose limits on the Fund’s ability to use derivative instruments and short sales. Generally, under such rules, if the Fund’s notional derivative exposures (including short sales) exceed 10% of the Fund’s net assets, the Fund’s VaR may not exceed 200% of the VaR of a designated reference portfolio. These rules may restrict the Fund’s otherwise intended participation in derivative transactions, short sales, and other leverage creating transactions which may affect the Fund’s ability to achieve its investment objective or make it more costly to do so.

Counterparty Credit Risk

The Fund will be subject to counterparty credit risk with respect to its use of total return swaps and other derivatives contracts. If a counterparty to a swap or other derivative contract becomes bankrupt or otherwise fails to perform its obligations due to financial difficulties, the Fund may experience significant delays in obtaining any recovery in a bankruptcy or other reorganization proceeding. The Fund may obtain only a limited recovery or may obtain no recovery in such circumstances. To partially mitigate this risk, the Adviser will seek to effect swap and other derivative transactions only with counterparties that it believes are creditworthy. The Adviser will consider the creditworthiness of counterparties in the same manner as it would review the credit quality of a security to be purchased by the Fund. However, there is no assurance that a counterparty will remain creditworthy or solvent.

Options Risk

The use of options is a highly specialized activity which involves investment techniques and risks different from those associated with ordinary portfolio securities transactions. The Fund may buy and sell call and put options, including index, ETF and currency options. If the Fund sells a put option, there is a risk that the Fund may be required to buy the underlying asset at a disadvantageous price. If the Fund sells a call option, there is a risk that the Fund may be required to sell the underlying asset at a disadvantageous price, and if the call option sold is not covered (for example, by owning the underlying asset), the Fund’s losses are potentially unlimited. Options may be traded over-the-counter or on a securities exchange. These transactions involve risks consisting of counterparty credit risk and leverage risk, which are described above and below, respectively.

Portfolio Fair Value Risk

Certain private portfolio companies provide financial information only on a periodic basis (e.g., quarterly) or not all (e.g., Secondary Shares) to the Adviser or its valuation agents. The fair valuations of such companies’ securities and other Fund portfolio holdings, as of the end of each month, can vary dramatically from the time the Fund’s NAV was last determined and/or from the last time the portfolio company provided financial information to the Adviser or its affiliates.

Borrowings & Leverage Risk

The Fund’s investment program makes use of leverage by borrowing money. (Although the Fund may issue preferred Shares, it has no intention of doing so within the next 12 months.) The practice of leveraging by borrowing money is speculative and involves certain risks. The Fund currently expects to employ leverage up to 15 percent of the Fund’s total assets, primarily through direct borrowing from banks and/or prime brokers. Borrowings by the Fund (which do not include any short and derivative transactions) will not exceed 33 ⅓ percent of the Fund’s total assets.

Although leverage can increase investment returns if the Fund earns a greater return on the investments purchased with borrowed funds than it pays for the use of those funds, the use of leverage will decrease investment returns if the Fund fails to earn as much on investments purchased with borrowed funds as it pays for the use of those funds. The use of leverage will therefore magnify the impact of changes in the value of investments held by the Fund on the Fund’s net asset value and thus can increase the volatility of the Fund’s net asset value per share. In the event that the Fund’s portfolio investments decline in value, the Fund could be subject to a “margin call” and will be required to deposit additional collateral with the lender or suffer mandatory liquidation of securities pledged as collateral for its borrowings. In the event of a sudden, precipitous drop in value of the Fund’s assets, the Fund might not be able to liquidate assets quickly enough to pay off its borrowing. Leverage also creates interest expense that may lower the Fund’s overall returns. Money borrowed for leveraging will be subject to interest costs that may or may not be recovered by return on the securities purchased. The Fund also may be required to maintain minimum average balances in connection with its borrowings or to pay a commitment or other fee to maintain a line of credit; either of these requirements would increase the cost of borrowing over the stated interest rate.

The 1940 Act requires the Fund to satisfy an asset coverage requirement of 300% of its indebtedness, including amounts borrowed, measured at the time the Fund incurs the indebtedness (the “Asset Coverage Requirement”). This means that the value of the Fund’s total indebtedness may not exceed one-third the value of its total assets (including such indebtedness), measured at the time the Fund incurs the indebtedness.

There is no guarantee that a leveraging strategy will be successful.

Portfolio Company Follow-On Investment Risk

Following its initial investment in a given portfolio company, the Fund may decide to provide additional funds to such portfolio company or may have the opportunity to increase its investment in a successful portfolio company. There is no assurance that the Fund will make follow-on investments or that the Fund will have sufficient funds to make all or any of such investments. Any decision by the Fund not to make follow-on investments or its inability to make such investments (i) may have a subsequent negative effect on a portfolio company in need of such an investment, (ii) result in a lost opportunity for the Fund to increase its participation in a successful operation, or (iii) result in a loss of certain anti-dilution protection.

In-Kind Distributions Risk

The Fund may in certain circumstances receive distributions from portfolio companies in kind to the extent permitted under applicable law. There can be no assurance that securities distributed in kind will be readily marketable or salable. If the Fund ultimately receives distributions in kind indirectly from any of its investments, it may incur additional costs and risks in connection with the disposition of such assets.

Investment Competition Risk

Many entities compete with the Fund in pursuing venture capital investments. These competitors may have greater financial, technical and marketing resources than the Fund. Some competitors may have a lower cost of funds and access to funding sources that are not available to the Fund. In addition, some competitors may have higher risk tolerances or different risk assessments, which could allow them to consider a wider variety of, or different structures for, private investments than the Fund. Furthermore, many competitors are not subject to the regulatory restrictions that the 1940 Act imposes on the Fund or the diversification requirements imposed on RICs by Subchapter M of the Code. As a result of this competition, the Fund may not be able to pursue attractive investment opportunities from time to time.

Personnel Risk

The Fund will depend on the Adviser’s ability to select, allocate and reallocate the Fund’s assets effectively. The success of the Fund is thus substantially dependent on the Adviser and its continued employment of certain key personnel. Similarly, the success of each private company investment in which the Fund invests is also likely to be substantially dependent on certain key personnel of a portfolio company. Should one or more of the key personnel of the Adviser or of a portfolio company become incapacitated or in some other way cease to participate in management activities, the Fund’s performance could be adversely affected. There can be no assurance that these key personnel will continue to be associated with or available to the Adviser or the portfolio companies throughout the life of the Fund.

Investing Alongside Other Parties Risk; Minority Investments Risk

Investing alongside one or more other parties in an investment (i.e., as a co-investor) involves risks that may not be present in investments made by lead or sponsoring private equity investors. As a co-investor, the Fund may have interests or objectives that are inconsistent with those of the other investors. Additionally, the Fund may not be the lead investor, and may have different objectives than lead investors which generally have a greater degree of control over such investments. The Fund’s ability to realize a profit on such investments will be particularly reliant on the expertise of the lead investor in the transaction.

In addition, in order to take advantage of investment opportunities as a co-investor, the Fund generally will be required to hold a non-controlling interest. In this event, the Fund would have less control over the investment and may be adversely affected by actions taken by other co-investors with respect to the portfolio company and the Fund’s investment in it. The Fund may not have the opportunity to participate in structuring investments or to determine the terms under which such investments will be made. The Fund may not be able to sell or otherwise liquidate its investment as a result of any disagreement with co-investors, and will be significantly reliant on the existing portfolio company management and board of directors, and the other co-investors in such portfolio company, with respect to the management of such portfolio company and the ability of the Fund to exit such investment. The valuation assigned to such an investment through application of the Fund’s valuation procedures may differ from the valuation assigned to that investment by other co-investors.

In addition, the Fund may in certain circumstances be liable for the actions of its third-party co-venturers. Investments made with third parties in joint ventures or other entities also may involve carried interests and/or other fees payable to such third party partners or co-venturers. There can be no assurance that appropriate minority shareholder rights will be available to the Fund or that such rights will provide sufficient protection to the Fund’s interests.

IPO Securities Risk

The Fund anticipates that various portfolio companies could undergo an initial public offering (IPO). The value of shares of a portfolio company following an IPO may and likely will fluctuate considerably more than during the private phase of their offering. Additionally, due to factors such as the absence of a prior public market, unseasoned trading, the small number of shares available for trading and limited information about a company’s business model, quality of management, earnings growth potential and other criteria used to evaluate its investment prospects, the shares of portfolio companies following an IPO may experience high amounts of volatility, generally. Investments in companies that have recently sold securities through an IPO involve greater risks than investments in shares of companies that have traded publicly on an exchange for extended periods of time. In addition, the market for IPO shares can be speculative and/or inactive for extended periods of time. The limited number of shares available for trading in some IPOs may make it more difficult for the Fund to sell significant amounts of shares without an unfavorable impact on prevailing prices. As a result, the market price of securities that the Fund holds may decline substantially before the Adviser is able to sell these securities following an IPO. In addition, issuers frequently impose lock-ups that prohibit sales of their shares for a period of time after the IPO that prohibit the Fund from selling its investments into the public market for specified periods of time after an IPO. As a result, the market price of securities that the Fund holds may decline substantially before we are able to sell these securities following an IPO.

Liquid Investments; U.S. Government Securities Risk

Pending the investment of the proceeds pursuant to the Fund’s investment objective, the Fund may invest its assets, which may be a substantial portion, in short-term, high quality debt securities, money market securities, cash or cash equivalents. Securities will be deemed to be of high quality if they are rated in the top four categories by an NRSRO or, if unrated, are determined to be of comparable quality by the Adviser. Money market instruments are high quality, short-term debt obligations (which generally have remaining maturities of one year or less), and may include: U.S. Government Securities; commercial paper; certificates of deposit and banker’s acceptances issued by domestic branches of United States banks that are members of the Federal Deposit Insurance Corporation (“FDIC”); and repurchase agreements for U.S. Government Securities. In lieu of purchasing money market instruments, the Fund may purchase shares of money market mutual funds that invest primarily in U.S. Government Securities and repurchase agreements involving those securities, subject to certain limitations imposed by the 1940 Act.

The Fund may also invest in money market instruments or purchase shares of money market mutual funds pending investment of its assets in Innovation Companies or for other purposes.

It is possible that the U.S. Government would not provide financial support to its agencies or instrumentalities if it were not required to do so by law. If a U.S. Government agency or instrumentality in with the Fund invests defaults and the U.S. Government does not stand behind the obligation, the Fund’s share price or yield could fall. The U.S. Government’s guarantee of ultimate payment of principal and timely payment of interest of the U.S. Government Securities owned by the Fund does not imply that the Fund’s Shares are guaranteed by the FDIC or any other government agency, or that the price of the Fund’s Shares will not continue to fluctuate.

Structural Risks

There are additional risks associated with the Fund’s closed-end investment company structure and the Fund’s fee structure:

Incentive Fee Risk

The Incentive Fee (as described below) may create an incentive for the Adviser to cause the Fund to make investments that are riskier or more speculative than those that might have been made in the absence of the Incentive Fee. In addition, the Adviser may time investments in order to maximize income under the Incentive Fee. While the Board does not monitor specific investment decisions by the Adviser and the particular timing of individual investment decisions as they relate to the Incentive Fee, the Board, as part of its fiduciary duties and responsibilities under the 1940 Act (relating to future determinations as to whether to renew the investment advisory agreement with the Adviser), expects to consider whether the Incentive Fee is fair and reasonable.

The Incentive Fee is accrued monthly as a liability of the Fund and so reduces the net asset value of all Shares. The repurchase price received by a shareholder whose Shares are repurchased in a repurchase offer will reflect an Incentive Fee accrual if the Fund has experienced positive performance through the date of repurchase. However, the Fund will not accrue an Incentive Fee for any period unless it has fully recovered any cumulative losses from prior fiscal periods. This is sometimes known as a “high water mark.” An Incentive Fee accrual may subsequently be reversed if the Fund’s performance declines. No adjustment to a repurchase price will be made after it has been determined.

Whenever Shares are repurchased in a repurchase offer, or the Fund pays a dividend or a distribution, the amount of any cumulative loss will be reduced in proportion to the reduction in the Fund’s assets paid in respect of such repurchase or in respect of such dividend or distribution. For example, if the Fund has a cumulative loss of $5 million, and 5% of the Fund’s Shares are repurchased in a repurchase offer (meaning that 5% of the Fund’s assets are paid out to tendering shareholders), then the amount of the cumulative loss will be reduced by 5% (or $250,000) to $4,750,000. Under this scenario, the Fund will not accrue an Incentive Fee until it recovers the cumulative loss of $4,750,000. However, the amount of any cumulative loss incurred by the Fund will not be increased by any sales of Shares (including Shares issued as a result of the reinvestment of dividends and distributions). Consequently, as the number of outstanding Shares increases, the per-share amount (but not the dollar amount) of a cumulative loss will be reduced. As a result, if a shareholder does not reinvest its distributions, the benefits that such shareholder would receive from a cumulative loss (if any) will be diluted. This means that an investor’s investment may bear a higher percentage Incentive Fee than it otherwise would.

The application of the Incentive Fee may not correspond to a particular shareholder’s experience in the Fund because aggregate cumulative appreciation is calculated on an overall basis allocated equally to each outstanding share. For example, a shareholder may acquire Shares after the Fund’s trading has resulted in a cumulative loss. If so, that shareholder’s Shares will not be subject to having their net asset value reduced by the Incentive Fee until sufficient gains have been achieved to exceed such losses, despite the fact that all gains allocated to such Shares from the date of purchase will constitute aggregate cumulative appreciation in respect of such Shares. Conversely, the Shares which had been outstanding when such losses were incurred may be subject to having their net asset value reduced by the Incentive Fee, even though the net asset value per share is below the net asset value at which such Shares were issued. In addition, when Shares are issued at a net asset value reduced by the accrued Incentive Fee and such accrued Incentive Fee is subsequently reversed due to trading losses, the reversal will be allocated equally among all outstanding Shares (increasing the net asset value per Share), including those Shares whose purchase price had not itself been reduced by the accrued Incentive Fee being reversed.

In addition, determinations of fair value for any investments that comprise the Private Sleeve or other holdings can be highly subjective, and the Adviser, given its role in making such determinations, has a conflict of interest as the Adviser is receiving the Incentive Fee which can be impacted by the effect of such fair valuation decisions. The Board retains ultimate oversight over the Fund’s valuation policies and procedures.

Very few investment advisers to registered investment companies receive an incentive fee similar to that to which the Adviser is entitled. In fact, due to the Fund’s performance, the Incentive Fees accrued may be high and amount to a significant portion of the Fund’s expense ratio. However, the Incentive Fee is comparable to performance-based fees charged by private funds. While the Board does not monitor specific investment decisions by the Adviser and the particular timing of individual investment decisions as they relate to the Incentive Fee, the Board, as part of its fiduciary duties and responsibilities under the 1940 Act (relating to annual determinations as to whether to renew the investment advisory agreement with the Adviser), does consider whether the Incentive Fee is fair and reasonable.

Liquidity and Transfer Risks

Investors do not have the right to require the Fund to repurchase their Shares during the life of the Fund. In addition, the Fund has no plans to list its Shares on any securities exchange and there will be no secondary market on which to sell Shares. Although, following the Initial Investor Commencement Date, the Fund intends to make limited quarterly offers to repurchase its Shares, there can be no assurance that the Fund will repurchase all Shares that are tendered by a shareholder in connection with any repurchase offer. Further, any Share repurchases are expected to be limited to a small percentage of the value of the Fund.

Shares may be held only through a broker or dealer that has entered into a selling agreement with the Distributor (or its agent/sub-distributor) and/or the Fund or a registered investment adviser that has entered into an agreement with the Adviser (or its affiliates) and holds Shares through a broker or dealer that has entered into a selling agreement with the Distributor (or its agent/sub-distributor) and/or the Fund. Shareholders will be unable to redeem Shares because the Fund is a closed-end fund. In addition, Shares are subject to transfer restrictions that permit transfers only upon the prior written consent of the Adviser to persons who are Eligible Investors (as defined herein). Brokers, dealers, the Adviser or the Distributor may require substantial documentation in connection with a requested transfer of Shares, and shareholders should not expect that they will be able to transfer Shares at all. Attempted transfers may require a substantial amount of time to effect. Shares of the Fund may not be exchanged for shares of any other fund. An investment in the Fund is suitable only for investors who can bear the risks associated with the limited liquidity of the Shares and should be viewed as a long-term investment.

Failure to Hold Qualifying Tender

If during any consecutive 24-month period, the Fund does not engage in a tender offer in which the Fund accepts 100% of properly tendered Shares (a “Qualifying Tender”), the Fund will not make any new investments that would comprise the Private Sleeve so as to reserve investable assets to satisfy future tender requests until a Qualifying Tender occurs. If the Fund does not make a Qualifying Tender, and, as a result, cannot make new investments that would comprise the Private Sleeve, the Fund’s ability to achieve its investment objectives and implement its investment strategy would be adversely affected.

No Operating History Risk

The Fund will have no performance history that investors can use to evaluate the Fund’s investment performance. In addition, portfolio companies in which the Fund may invest may be newly organized and have limited or no operating histories upon which to evaluate their performance; the information the Fund will obtain about such investments may be limited. As such, the ability of the Adviser to evaluate past performance or to validate the investment strategies of such portfolio companies will be limited. Moreover, even to the extent a portfolio company has a longer operating history, the past investment performance of any of the Fund’s investments should not be construed as an indication of the future results of such investments or the Fund, particularly as the professionals responsible for the performance of such portfolio companies may change over time. This risk is related to, and enhanced by, the risks created by the fact that the Adviser may rely upon information provided to it by the portfolio company that is not, and cannot be, independently verified.

Non-Diversified Fund Risk

The Fund is a “non-diversified” investment company for purposes of the 1940 Act, which means it is not subject to percentage limitations under the 1940 Act on assets that may be invested in the securities of any one issuer. As a result, the Fund’s net asset value may be subject to greater volatility than that of an investment company that is subject to diversification limitations. The Fund generally will not, however, commit more than 20% of its total capital (measured at the time of investment) in any one portfolio company. However, the Fund may depart from this investment restriction during periods of adverse market, economic or political conditions, periods of large cash inflows (including during periods of regular inflows, which can occur from inception of operations through the end of the offering of Shares to investors) and during the wind-up of the Fund.

Concentration of Investments Risk

Other than asset diversification requirements applicable to RICs (see “Certain Tax Matters”), there are no limitations imposed by the Adviser as to the amount of Fund assets that may be invested in any single issuer. Accordingly, the Fund’s investment portfolio may at times be significantly concentrated in individual companies. While such concentration could offer a greater potential for capital appreciation, it can subject the Fund to a significantly heightened risk of loss. Such concentration may also be expected to increase the volatility of the Fund’s investment portfolio.

Tax Risks

The Fund intends to qualify and elect to be treated as a RIC under Subchapter M of the Code. To qualify for and maintain qualification for taxation as a RIC under the Code, the Fund must meet the following annual distribution, source-of-income and asset diversification requirements. (See “Certain Tax Matters.”)

●	The annual distribution requirement for a RIC will be satisfied if the Fund distributes to shareholders on an annual basis at least 90% of the Fund’s investment company taxable income (generally including net ordinary income and realized net short-term capital gains in excess of realized net long-term capital losses, if any). Because the Fund may borrow, it is subject to an asset coverage ratio requirement under the 1940 Act and may in the future become subject to certain financial covenants under loan and credit agreements that could, under certain circumstances, restrict the Fund from making distributions necessary to satisfy the distribution requirement. If the Fund is unable to obtain cash from other sources, it could fail to qualify for RIC tax treatment and thus become subject to corporate-level income tax.

●	Very generally, the source-of-income requirement will be satisfied if the Fund obtains at least 90% of its gross income for each year from dividends, interest, gains from the sale of stock or securities (within the meaning of the 1940 Act) or certain other sources. If the source-of-income requirement is not met the Fund may fail to qualify for RIC tax treatment and be subject to corporate income tax on all of its taxable income, which tax cannot be reduced by distributions to shareholders.

●	The asset diversification requirement will be satisfied if the Fund meets certain asset diversification requirements at the end of each quarter of the Fund’s tax year. To satisfy this requirement, (i) at least 50% of the value of the Fund’s assets must consist of cash, cash equivalents, U.S. government securities, securities of other RICs and other securities if such other securities of any one issuer do not represent more than 5% of the value of the Fund’s assets or more than 10% of the outstanding voting securities of such issuer, and (ii) no more than 25% of the value of the Fund’s assets can be invested in the securities, other than U.S. government securities or securities of other RICs, of one issuer, of two or more issuers that are controlled, as determined under the Code and its applicable regulations, by the Fund and that are engaged in the same or similar or related trades or businesses or of certain “qualified publicly traded partnerships.” These requirements may require the Fund to dispose of certain investments quickly in order to prevent the loss of its qualification as a RIC. Because most of the Fund’s investments will be in private companies, and therefore will be relatively illiquid, the Fund’s ability to effect such dispositions may be limited, and any such dispositions could be made at disadvantageous prices and could result in substantial losses.

If the Fund fails to qualify for or maintain qualification for taxation as a RIC, it will become subject to corporate-level income tax, and the resulting corporate taxes could substantially reduce the Fund’s net assets, the amount of income available for distributions to shareholders, the amount of distributions and the amount of funds available for new investments. Such a failure would have a material adverse effect on the Fund and the shareholders. (See “Material U.S. Federal Income Tax Considerations.”)

It is possible that the current U.S. federal, state, local, or foreign income tax treatment accorded the Fund or an investment in the Fund will be modified by legislative, administrative, or judicial action in the future, possibly with retroactive effect. The nature of changes in U.S. or non-U.S. income tax law, if any, cannot be determined prior to enactment of any new tax legislation. However, such legislation could significantly alter the tax consequences and decrease the after tax rate of return of an investment in the Fund. Potential investors therefore should seek, and must rely on, the advice of their own tax advisers with respect to the possible impact on their investments of recent legislation, as well as any future proposed tax legislation or administrative or judicial action.

Investment Dilution Risks

The Fund’s investors do not have preemptive rights to any Shares the Fund may issue in the future. The Fund is authorized to issue an unlimited number of Shares. The Board may make certain amendments to the Declaration of Trust. After an investor purchases Shares, the Fund expects to sell additional Shares in the future. To the extent the Fund issues additional equity interests after an investor purchases its Shares, such investor’s percentage ownership interest in the Fund (and the corresponding ownership percentages in the underlying portfolio companies) will be diluted.

ADDITIONAL RISK FACTORS

Regulatory Risk

Legal, tax and regulatory changes could occur during the term of the Fund that may adversely affect the Fund. The regulatory environment for registered investment companies is evolving, and changes in the regulation of registered investment companies may adversely affect the Fund, e.g., the value of investments held by the Fund and the ability of the Fund to obtain the leverage it might otherwise obtain or to pursue its trading strategies. The effect of any future regulatory change on the Fund could be substantial and adverse including, for example, increased compliance costs, the prohibition of certain types of trading and/or the inhibition of the Fund’s ability to pursue certain of its investment strategies as described in this Offering Memorandum.

Money Market Fund Risk

The Fund may invest cash, pending investment in portfolio companies, in money market funds. Although a money market fund generally seeks to maintain its value at $1.00 per share, there is no assurance that it will be able to do so, and it is possible to lose money by investing in money market funds. Shareholders of an investment company, including a money market fund, generally bear all expenses of that company, including fees of the investment adviser and custodian, brokerage commissions and legal and accounting fees. As a result, to the extent the Fund invests in a money market fund, shareholders will be paying two levels of advisory fees -- the Management Fee and Incentive Fee and the fees charged by the money market fund in the Fund’s portfolio. As a result, the returns realized by the Fund’s shareholders from the Fund’s activities will be less than the returns the shareholders would realize from engaging in the same activities directly.

Conflicts of Interest

The Adviser and its sole member, Alkeon Capital Management, LLC (“Alkeon”), provide investment advice for certain other investment funds or other accounts (the “Other Accounts”). The investment activities of the Adviser and its affiliates for the Other Accounts will give rise to conflicts of interest that may disadvantage the Fund. The Fund has no interest in these other activities of the Adviser and its affiliates. As a result of the foregoing, the persons that manage the Fund’s investments and their associated investment firms and their affiliates: (i) will be engaged in substantial activities other than on behalf of the Adviser and the Fund, (ii) will have differing economic interests in respect of such activities, and (iii) may have conflicts of interest in allocating their time and activity between the Fund and Other Accounts. Such persons will devote only so much of their time to the management of the Fund’s investments as in their judgment is necessary and appropriate.

There may be circumstances under which the Adviser or its associated firms will cause one or more of their Other Accounts to commit a different percentage of their respective assets to an investment opportunity than to which the Adviser will commit the Fund’s assets. There also may be circumstances under which the Adviser or its associated firms will consider participation by their Other Accounts in investment opportunities in which the Adviser does not intend to invest on behalf of the Fund, or vice versa. It is the Adviser’s policy, to the extent practicable, to allocate investment opportunities to the Fund and the Other Accounts fairly and equitably over time. The Adviser will not purchase securities or other property from, or sell securities or other property to, the Fund.

In many circumstances, negotiated co-investments by the Fund and Other Accounts may be made only pursuant to an order from the SEC permitting the Fund to do so. The Adviser has obtained an exemptive order from the SEC (the “Order”), which grants Other Accounts and the Fund the ability to fully negotiate terms of co-investment transactions with other funds managed by the Adviser or certain affiliates, subject to the conditions included therein. In certain situations, such as when there is an opportunity to invest in other securities of the same issuer that do not satisfy the Fund’s investment objective and strategies, the personnel of the Adviser or its affiliates will need to decide which clients will proceed with which investments. These limitations may limit the scope of investment opportunities that would otherwise be available to the Fund. Such personnel will make these determinations based on policies and procedures, which are designed to reasonably ensure that investment opportunities are allocated fairly and equitably among affiliated funds/accounts over time and in a manner that is consistent with applicable laws, rules and regulations. Moreover, except in certain circumstances, when relying on the Order, the Fund will be unable to invest in any issuer in which one or more funds managed by the Adviser or its affiliates has previously invested.

It should be noted that Alkeon is a non-managing member of Breakwater, a broker-dealer that employs certain of Alkeon’s employees. Breakwater acts as the distributor for the Fund and does not maintain a trading function. (See “Conflicts of Interest.”)

Affiliation Risk

The Fund may be precluded from investing in certain portfolio companies due to regulatory implications under the 1940 Act or other laws, rules or regulations, or may be limited in the amount it can invest in the voting securities of a portfolio company, in the size of the economic interest it can have in the portfolio company, or in the scope of influence it is permitted to have in respect of the management of the portfolio company. Should the Fund be required to treat a portfolio company in which it has invested as an “affiliated person” under the 1940 Act, the 1940 Act would impose a variety of restrictions on the Fund’s dealings with the portfolio company. Moreover, these restrictions may arise as a result of investments by future clients of the Adviser or its affiliates in a portfolio company. These restrictions may be detrimental to the performance of the Fund compared to what it would be if these restrictions did not exist, and could impact the universe of investable portfolio company for the Fund. The fact that many portfolio companies may have a limited number of investors and a limited amount of outstanding equity heightens these risks.

Disaster, Business Continuity and Cyber-Security Risk

The occurrence of a disaster such as a cyber-attack, a natural catastrophe, an industrial accident, a terrorist attack or war, events unanticipated in the Fund’s disaster recovery systems, or a support failure from external providers, could have an adverse effect on the Fund’s ability to conduct business and on the Fund’s results of operations and financial condition, particularly if those events affect its computer-based data processing, transmission, storage, and retrieval systems or destroy data. If a significant number of the Adviser and Alkeon’s employees were unavailable in the event of a disaster, the Fund’s ability to effectively conduct business could be severely compromised.

The Adviser (and its affiliates) relies upon secure information technology systems for data processing, storage and reporting. Despite careful security and controls design, implementation and updating, the Adviser’s (and its affiliates’) information technology systems could become subject to cyber-attacks. Cyber-attacks include, but are not limited to, gaining unauthorized access to digital systems (e.g., through “hacking” or malicious software coding) for purposes of misappropriating assets or sensitive information, corrupting data, or causing operational disruption. Cyber-attacks may also be carried out in a manner that does not require gaining unauthorized access, such as causing denial-of service attacks on websites (i.e., efforts to make network services unavailable to intended users). Network, system, application and data breaches could result in operational disruptions or information misappropriation, which could have a material adverse effect on the Fund.

Cyber-security failures or breaches by the Adviser and other service providers (including, but not limited to, accountants, custodians, transfer agents and administrators), and the issuers of securities in which the Fund invests, have the ability to cause disruptions and impact business operations, potentially resulting in financial losses, interference with the Fund’s net asset value calculations, impediments to trading, the inability of shareholders to transact business, violations of applicable privacy and other laws, regulatory fines, penalties, reputational damage, reimbursement or other compensation costs, or additional compliance costs. In addition, substantial costs may be incurred in order to prevent any cyber incidents in the future. While the Fund has established a business continuity plan in the event of, and risk management systems to prevent, such cyber-attacks, there are inherent limitations in such plans and systems including the possibility that certain risks have not been identified. Furthermore, the Fund cannot control the cyber-security plans and systems put in place by its service providers and issuers in which the Fund invests. The Fund could be negatively impacted as a result.

The Fund is dependent on its and third parties’ communications and information systems. Any failure or interruption of those systems, including as a result of the termination of an agreement with any third-party service providers, could cause delays or other problems in the Fund’s activities. The Fund’s financial, accounting, data processing, backup or other operating systems and facilities may fail to operate properly or become disabled or damaged as a result of a number of factors including events that are wholly or partially beyond its control and adversely affect the Fund’s business. There could be:

•	sudden electrical or telecommunications outages;

•	natural disasters such as earthquakes, tornadoes and hurricanes;

•	disease pandemics;

•	events arising from local or larger scale political or social matters, including terrorist acts; and

•	cyber-attacks.

These events, in turn, could have a material adverse effect on the Fund.

THE FUND

The Fund is registered under the 1940 Act as a closed-end management investment company. The Fund operates as a non-diversified investment company. The Fund is only offered to investors that are: (i) “accredited investors” within the meaning of Regulation D under the Securities Act of 1933, as amended (the “1933 Act”) and (ii) “qualified clients” within the meaning of the 1940 Act. The Fund is a specialized investment vehicle that may be referred to as a registered private investment fund. The Fund is similar to an unregistered private investment fund in that Shares will be sold in private placements, and will be subject to restrictions on transfer.

The Fund was organized under a Certificate of Trust on January 18, 2022 in the State of Delaware and is expected to commence operations sometime in the first quarter of 2026. The Fund’s principal office is located at 350 Madison Avenue, 20th Floor, New York, New York 10017, and its telephone number is (212) 716-6840. The Adviser, SilverBay Capital Management LLC, a Delaware limited liability company that is registered as an investment adviser with the Securities and Exchange Commission (the “SEC”) under the Investment Advisers Act of 1940, as amended (the “Advisers Act”), serves as the investment adviser of the Fund. The Adviser is controlled by its sole member, Alkeon, which is registered with the SEC as an investment adviser. Mr. Sparaggis, the controlling person and Chief Investment Officer of Alkeon, is the lead member of the Adviser’s Global Investment Team. Mr. Sparaggis serves as the Fund’s principal portfolio manager (the “Portfolio Manager”). Alkeon’s venture capital Investment Team assists Mr. Sparaggis in his role as the Fund’s principal Portfolio Manager. The Board has responsibility for oversight of the Fund. (See “Management of the Fund — The Board of Trustees” herein and “Management of the Fund” in the SAI.) Alkeon manages other accounts that have generally similar investment strategies. For a detailed discussion regarding conflicts of interest, see “Conflicts of Interest – Participation in Investment Opportunities”.

The Fund does not have a fixed term. The Fund’s term is perpetual, except that the Fund may be terminated as provided in the Amended and Restated Declaration of Trust of the Fund.

USE OF PROCEEDS

The proceeds of this offering, excluding the amount of any sales load paid by shareholders (if applicable) and net of the Fund’s ongoing fees and expenses, will be invested in accordance with the Fund’s program as soon as practicable after each monthly closing of such offering or at such other times as may be determined by the Board.

Pending the investment of the proceeds of any offering in securities and other investments consistent with the Fund’s investment program and during periods of adverse market conditions in the equity securities markets, the Fund may deviate from its investment objective and invest all or a portion of its assets in high quality debt securities, money market instruments, or hold its assets in cash. The Fund may be prevented from achieving its objective during any time in which the Fund’s assets are not substantially invested in accordance with its principal investment strategies.

INVESTMENT PROGRAM

Investment Objective and Policies

The Fund’s investment objective is to achieve maximum capital appreciation. No assurance can be given that the Fund will achieve its investment objective or that shareholders will not lose money.

The Fund’s investment objective is not fundamental and may be changed without the approval of shareholders. Further, except as otherwise stated in this offering memorandum (the “Offering Memorandum”) or in the SAI, the investment policies and restrictions of the Fund are not fundamental and may be changed by the Board without a vote of shareholders. The Fund’s fundamental investment policies and restrictions are listed in the SAI. Its principal investment strategies are discussed below. The Fund may change any investment policy or strategy that is not fundamental, if the Board believes doing so would be consistent with the Fund’s investment objective. The Fund’s policy with respect to the investment of at least 80% of its assets as described below may not be changed without 60 days’ advance notice to the shareholders.

Principal Investment Strategies & Methodology

The Fund seeks to achieve its objective by investing, under normal circumstances, at least 80% of its assets in securities of private and public “Innovation Companies.” For these purposes, “Innovation Companies” include U.S. or foreign companies in the technology or related sectors which the Adviser believes, at the time of investment, can innovate or grow more quickly compared to their competitors by deploying, implementing, or using technology or that are expected to be otherwise positively impacted by technological innovation. The Fund may invest in a variety of securities and other instruments, including common and preferred stock (including IPO securities and shares of ETFS) and other securities having equity characteristics such as convertible debt securities, warrants, stock, index and ETF options and other rights, and structured equity-linked investments which may also have debt-like contractual or structural components (e.g., instruments that pay PIK interest). Many Innovation Companies are in technology and technology-related sectors. As a result, investments in technology and technology-related companies may comprise a significant portion of the Fund’s portfolio. Innovation Companies may also include investments in the equity securities of companies in a variety of other industries and sectors.

The Fund invests in privately-offered securities through direct investments in private companies or through secondary transactions (i.e., interests in a private company acquired from a party other than the company itself) in such private securities (the “Private Sleeve”). The Fund also invests in publicly-traded equity securities of Innovation Companies or companies that have significant exposure to Innovation Companies (the “Publicly-Traded Sleeve”). The Fund generally targets an approximate 50/50 allocation (other than cash and cash-related instruments) between investments in the Private Sleeve and the Publicly-Traded Sleeve. The Fund also generally expects to target an approximate 10% exposure to cash or cash-related instruments (the “Cash Portion”). Notwithstanding the aforementioned targeted percentages, the percentage mix of the Fund’s portfolio among the Private Sleeve, the Publicly-Traded Sleeve and the Cash Portion may vary significantly due to a variety or combination of other factors, including available investment opportunities, the prevailing market environment, the timing of liquidity events for securities held in the Private Sleeve, the extent of repurchase offer subscriptions and fluctuations in market or fair valuations of securities held in the respective sleeves. There is no minimum amount of Fund assets required to comprise either the Public Sleeve, the Private Sleeve or the Cash Portion. Further, it is anticipated that the Publicly-Traded Sleeve could comprise a majority of the portfolio during the first two years (or longer) of the Fund’s operations as the Fund builds the Private Sleeve of the portfolio.

In implementing the Fund’s investment strategy, the Adviser expects to utilize a bottom-up, fundamentally driven, research intensive process. For long positions, the Adviser generally seeks to identify portfolio companies that are believed to have improving fundamentals and competitive advantages over peers.

Investments held in the Private Sleeve may be sold following a portfolio company undergoing an initial public offering or another transaction that results in the Fund’s investment becoming a publicly-traded security (although the Fund may continue to hold such publicly-traded security until the Adviser, in its discretion, determines disposition of such security should be made consistent with advancing the Fund’s investment objectives). Investments may also be disposed as a result of other portfolio company realization events, such as a private sale or merger with a privately-held company. Investments in the Publicly-Traded Sleeve may be sold under several circumstances, such as when the Adviser believes the investment’s target value is realized, the instrument’s fundamentals deteriorate, more attractive investment alternatives are identified, or when it wishes to raise cash.

Pending the investment of the proceeds pursuant to the Fund’s investment objective, the Fund may invest its assets, which may be a substantial portion, in short-term, high quality debt securities, money market securities, cash or cash equivalents. In addition, the Fund may maintain a portion of the proceeds of the continuous offering in cash to meet operational needs. Delays in investing the Fund’s assets may occur because of the time typically required to identify and complete transactions in securities of private companies (which may be considerable). The Fund may not achieve its investment objective during such periods in which the Fund’s assets are not substantially invested in accordance with its principal investment strategies. (For example, such period is expected to first occur during the Fund’s first year and may reoccur one or more times following the Fund’s launch.)

Depending upon market conditions and the availability of investment opportunities, the Fund may also utilize leverage as part of its investment strategy, through direct borrowings (using a credit facility or otherwise), with such borrowings not to exceed 33 ⅓ percent of the Fund’s total assets (after taking into account any such borrowings). (See “Principal Risk Factors — Borrowings & Leverage Risk” beginning on page 24.)

The Fund operates as a non-diversified investment company under the 1940 Act. This means it is not subject to percentage limitations under the 1940 Act on assets that may be invested in the securities of any one issuer. As a result, the Fund’s net asset value may be subject to greater volatility than that of an investment company that is subject to diversification limitations. The Fund generally will not, however, commit more than 20% of its total capital (measured at the time of investment) in any one portfolio company. However, the Fund may depart from this investment restriction during periods of adverse market, economic or political conditions, periods of large cash inflows (including during periods of regular inflows which can occur from inception of operations through the end of the offering of Shares to investors) and during the wind-up of the Fund.

In many circumstances, negotiated co-investments by the Fund and Other Accounts may be made only pursuant to an order from the SEC permitting the Fund to do so. The Adviser has obtained the Order, which grants Other Accounts and the Fund the ability to fully negotiate terms of co-investment transactions with other funds managed by the Adviser or certain affiliates, subject to the conditions included therein. In certain situations, such as when there is an opportunity to invest in other securities of the same issuer that do not satisfy the Fund’s investment objective and strategies, the personnel of the Adviser or its affiliates will need to decide which clients will proceed with which investments. These limitations may limit the scope of investment opportunities that would otherwise be available to the Fund. Such personnel will make these determinations based on policies and procedures, which are designed to reasonably ensure that investment opportunities are allocated fairly and equitably among affiliated funds/accounts over time and in a manner that is consistent with applicable laws, rules and regulations. Moreover, except in certain circumstances, when relying on the Order, the Fund will be unable to invest in any issuer in which one or more funds managed by the Adviser or its affiliates has previously invested.

Common Stocks. Common stocks are shares of a corporation or other entity that entitle the holder to a pro rata share of the profits, if any, of the entity without preference over any other shareholder or claim of shareholders, after making required payments to holders of the entity’s preferred stock and other senior equity. Common stock usually carries with it the right to vote and frequently an exclusive right to do so.

Preferred Stocks. Preferred stock generally has a preference over an issuer’s common stock as to dividends and in the event of liquidation, but it ranks junior to debt securities in an issuer’s capital structure. Preferred stock generally pays dividends in cash (or additional shares of preferred stock) at a defined rate, but unlike interest payments on debt securities, preferred stock dividends are payable only if declared by the issuer’s board of directors. Dividends on preferred stock may be cumulative, meaning that, in the event the issuer fails to make one or more dividend payments on the preferred stock, no dividends may be paid on the issuer’s common stock until all unpaid preferred stock dividends have been paid. Preferred stock may also be subject to optional or mandatory redemption provisions.

Convertible Securities. Convertible securities are bonds, debentures, notes, preferred stocks or other securities that may be converted into or exchanged for a specified amount of common stock of the same or different issuer within a particular period of time at a specified price or formula. A convertible security entitles the holder to receive interest that is generally paid or accrued on debt or a dividend that is paid or accrued on preferred stock until the convertible security matures or is redeemed, converted or exchanged. Convertible securities have unique investment characteristics, in that they generally: (1) have higher yields than common stocks, but lower yields than comparable non-convertible securities, (2) are less subject to fluctuation in value than the underlying common stock due to their fixed-income characteristics, and (3) provide the potential for capital appreciation if the market price of the underlying common stock increases.

Warrants and Rights. Warrants are derivative instruments that permit, but do not obligate, the holder to subscribe for other securities or commodities. Rights are similar to warrants, but normally have a shorter duration and are offered or distributed to shareholders of a company.

Structured Capital. Equity and equity-linked investments which may have debt-like contractual or structural components, or debt investments which may be convertible into equity securities, and which may include equity upside via warrants, equity participation rights or other equity instruments or contractual provisions providing equity upside. The Fund may gain access to such structured capital investments through several different approaches, including but not limited to: (i) loans and structured credit or credit derivatives; (ii) private credit or hybrid investments; (iii) opportunistic credit; (iv) mezzanine investments; (v) liquid credit investments; (vi) private offerings of common stock or other securities of publicly traded companies (“PIPEs”); (vii) structured growth equity investments; (viii) asset-backed securities, or (ix) private offerings of non-convertible preferred stock, convertible preferred stock, or convertible or non-convertible notes or bonds. Such structured capital investments may be custom equity-like structures in which the Fund may seek to include debt-like elements (e.g., payment in kind (“PIK”) interest) and/or contractual liquidity rights (e.g., exit and redemption rights).

Additional information about the types of investments that may be made by the Fund is provided in the SAI.

NON-PRINCIPAL FUND INVESTMENT PRACTICES AND THEIR RISKS

Although the Fund’s principal investment strategy is to invest substantially in equity securities of U.S. and foreign companies, the Fund may invest its assets in other types of securities and in other asset classes when, in the judgment of the Adviser (subject to any policies established by the Board), such investments present opportunities for the Fund to achieve maximum capital appreciation, taking into account the availability of equity investment opportunities, market conditions, the relative risk/reward analysis of other investments compared to equity securities, and such other considerations as the Adviser deems appropriate. Information regarding these additional investments, and the risks associated with them, is discussed below and in the SAI.

Bonds and Other Fixed-Income Securities

The Fund may invest without limit in high quality fixed-income securities for temporary defensive purposes and to maintain liquidity. (See “Temporary Investments; Defensive Investment Policy” below for more information.) For these purposes, “fixed-income securities” are bonds, notes and debentures issued by corporations; debt securities issued or guaranteed by the U.S. Government or one of its agencies or instrumentalities (“U.S. Government Securities”) or by a foreign government; municipal securities; and mortgage-backed and asset-backed securities. These securities may pay fixed, variable or floating rates of interest, and may include zero coupon obligations. Fixed-income securities are subject to the risk of the issuer’s inability to meet principal and interest payments on its obligations (i.e., credit risk) and are subject to price volatility due to such factors as interest rate sensitivity, market perception of the creditworthiness of the issuer and general market liquidity (i.e., market risk).

The Fund may also invest in both investment grade and non-investment grade debt securities. Investment grade debt securities are securities that have received a rating from at least one nationally recognized statistical rating organization (“NRSRO”) in one of the four highest rating categories or, if not rated by any NRSRO, have been determined by the Adviser to be of comparable quality. Non-investment grade debt securities (typically called “junk bonds”) are securities that have received a rating from an NRSRO of below investment grade or have been given no rating, and are considered by the NRSRO to be predominantly speculative with respect to the issuer’s capacity to pay interest and repay principal. Non-investment grade debt securities in the lowest rating categories may involve a substantial risk of default or may be in default. Adverse changes in economic conditions or developments regarding the individual issuer are more likely to cause price volatility and weaken the capacity of the issuers of non-investment grade debt securities to make principal and interest payments than is the case for higher grade debt securities. An economic downturn affecting an issuer of non-investment grade debt securities may result in an increased incidence of default. In addition, the market for lower grade debt securities may be thinner and less active than for higher grade debt securities. The Fund does not expect to invest more than 15% of its net assets in non-convertible debt securities. The Fund’s investments in non-investment grade debt securities, if any, are not expected to exceed 5% of its net assets.

Currency Options and Currency Forwards

The Fund may also seek to hedge against the decline in the value of a currency or, to the extent applicable, to enhance returns, through the use of currency options. Currency options are similar to options on securities. For example, in consideration for an option premium the writer of a currency option is obligated to sell (in the case of a call option) or purchase (in the case of a put option) a specified amount of a specified currency on or before the expiration date for a specified amount of another currency. The Fund may engage in transactions in options on currencies either on exchanges or over-the-counter markets. Currency options involve substantial currency risk, and may also involve credit, leverage or liquidity risk.

The Fund may enter into forward currency exchange contracts (“forward contracts”) for hedging purposes. Forward contracts are transactions involving the Fund’s obligation to purchase or sell a specific currency at a future date at a specified price. Forward contracts may be used by the Fund for hedging purposes to protect against uncertainty in the level of future foreign currency exchange rates, such as when the Fund anticipates purchasing or selling a foreign security.

Exchange Traded Funds and Other Similar Instruments

The Fund may purchase shares of exchange-traded funds that are registered under the 1940 Act (“ETFs”) and shares of similar investment vehicles that are not registered under the 1940 Act (together with the ETFs, “Traded Funds”) and effect short sales of these shares for hedging purposes. Typically, a Traded Fund holds a portfolio of common stocks designed to track the performance of a particular index or a “basket” of stocks of companies within a particular sector or group. Traded Funds sell and redeem their shares at net asset value in large blocks (typically 50,000 shares) called “creation units.” Shares representing fractional interests in these creation units are listed for trading on national securities exchange and can be purchased and sold in the secondary market in lots of any size at any time during the trading day (i.e., retail shares). The Adviser does not anticipate purchasing creation units.

Investments in Traded Funds involve certain inherent risks generally associated with investments in a broadly-based portfolio of stocks including risks that the general level of stock prices may decline, thereby adversely affecting the value of each unit of the Traded Funds. In addition, a Traded Fund may not fully replicate the performance of its benchmark index because of the temporary unavailability of certain index securities in the secondary market or discrepancies between the Traded Fund and the index with respect to the weighting of securities or number of stocks held.

Because Traded Funds bear various fees and expenses, the Fund’s investment in these instruments will involve certain indirect costs, as well as transaction costs, such as brokerage commissions. The Adviser considers the expenses associated with an investment in determining whether to invest in a Traded Fund.

Temporary Investments; Defensive Investment Policy

During periods of adverse market conditions in the equity securities markets, the Fund may deviate from its investment objective and invest all or a portion of its assets in high quality debt securities, money market instruments, or hold its assets in cash. Securities will be deemed to be of high quality if they are rated in the top four categories by an NRSRO or, if unrated, are determined to be of comparable quality by the Adviser. Money market instruments are high quality, short-term debt obligations (which generally have remaining maturities of one year or less), and may include: U.S. Government Securities; commercial paper; certificates of deposit and banker’s acceptances issued by domestic branches of United States banks that are members of the Federal Deposit Insurance Corporation (“FDIC”); and repurchase agreements for U.S. Government Securities. In lieu of purchasing money market instruments, the Fund may purchase shares of money market mutual funds that invest primarily in U.S. Government Securities and repurchase agreements involving those securities, subject to certain limitations imposed by the 1940 Act.

The Fund may also invest in money market instruments or purchase shares of money market mutual funds pending investment of its assets in equity securities of portfolio companies.

It is possible that the U.S. Government would not provide financial support to its agencies or instrumentalities if it were not required to do so by law. If a U.S. Government agency or instrumentality in with the Fund invests defaults and the U.S. Government does not stand behind the obligation, the Fund’s share price or yield could fall. The U.S. Government’s guarantee of ultimate payment of principal and timely payment of interest of the U.S. Government Securities owned by the Fund does not imply that the Fund’s Shares are guaranteed by the FDIC or any other government agency, or that the price of the Fund’s Shares will not continue to fluctuate.

Agreements with Service Providers

The Fund’s agreements with its custodian, prime broker, Adviser, Distributor, administrator and other service providers, including Selling Agents, may contain provisions that limit the liability of, and require the Fund to indemnify, those parties and their affiliates in certain circumstances.

MANAGEMENT OF THE FUND

The Board of Trustees

The Board has overall responsibility for the oversight of the management and operations of the Fund. The Board has delegated responsibility for management of the Fund’s day-to-day operations to the Adviser. (See “Management of the Fund — The Adviser.”) The Board exercises the same powers, authority and responsibilities on behalf of the Fund as are customarily exercised by the board of directors of a registered investment company organized as a corporation.

The persons comprising the Board (the “Trustees”) are not required to invest in the Fund or to own Shares. A majority of the Trustees are persons who are not “interested persons” (as defined in the 1940 Act) of the Fund (the “Independent Trustees”).

The Independent Trustees perform the same functions for the Fund as are customarily exercised by the non-interested directors of a registered investment company organized as a corporation.

The identity of the Trustees and officers of the Fund and brief biographical information regarding each Trustee and officer during the past five years is set forth in the SAI.

The Adviser

The Adviser serves as the Fund’s investment adviser, subject to the ultimate supervision of and subject to any policies or procedures established by the Board, pursuant to the terms of an investment advisory agreement between the Fund and the Adviser effective as of November 13, 2025 (the “Advisory Agreement”). The Adviser is responsible for: (i) developing and implementing the Fund’s investment program, (ii) managing the Fund’s investment portfolio and making all decisions regarding the purchase and sale of investments for the Fund, and (iii) providing various management and administrative services to the Fund. The Adviser will monitor the Fund’s compliance with all applicable investment limitations, including those imposed by the 1940 Act. In consideration of the services provided by the Adviser, the Fund pays the Adviser a management and incentive fee. (Additional information regarding the Adviser’s compensation and the Advisory Agreement is provided in the section entitled “Fees and Expenses” and in the SAI under “Investment Advisory and Other Services”, respectively.)

The Adviser, a Delaware limited liability company, is registered as an investment adviser under the Advisers Act. Affiliates of the Adviser will serve as investment advisers, sub-advisers or general partners to other registered and private investment companies. The offices of the Adviser are located at 350 Madison Avenue, 20th Floor, New York, New York 10017, and its telephone number is (212) 716-6840. The Adviser is controlled by its sole member, Alkeon. Alkeon is a Delaware limited liability company that commenced operations on January 1, 2002 and is registered as an investment adviser under the Advisers Act. The offices of Alkeon are located at 350 Madison Avenue, 20th Floor, New York, New York 10017, and its telephone number is (212) 716-6840.

Portfolio Management

Mr. Sparaggis, the controlling person and Chief Investment Officer of Alkeon, is the lead member of the Adviser’s Global Investment Team. Mr. Sparaggis serves as the Fund’s principal Portfolio Manager. Alkeon’s venture capital Investment Team assists Mr. Sparaggis in his role as the Fund’s Portfolio Manager. Mr. Sparaggis also serves as the portfolio manager of other investment funds that have investment programs similar to that of the Fund.

From May 1995 until he established Alkeon in January 2002, Mr. Sparaggis was associated with CIBC World Markets Corp. (“CIBC WM”) and its predecessor, Oppenheimer & Co., Inc., where he was a Managing Director. From January 1996 to December 2001, Mr. Sparaggis also was a Senior Portfolio Manager for Oppenheimer Investment Advisers (“OIA”), an investment management program offered by CIBC WM, and was then responsible for OIA’s MidCap Managed Account Portfolios. From 1993 until joining Oppenheimer & Co., Inc. in 1995, Mr. Sparaggis was with Credit Suisse First Boston Investment Management and was responsible for security analysis and portfolio management for domestic investments, including proprietary trading on long-short equities and convertible arbitrage.

Mr. Sparaggis received a Masters in Business Administration and Ph.D. in Electrical and Computer Engineering in 1993 and 1994, respectively, from the University of Massachusetts. He received an IBM Fellowship in physical sciences in 1992 and 1993. He received a Masters in Electrical and Computer Engineering from the University of Massachusetts in 1990 and a Bachelor of Science degree in Electrical Engineering and Computer Science from the National Technical University of Athens in 1988.

The SAI provides additional information about the Portfolio Manager’s compensation, other accounts managed by the Portfolio Manager and the Portfolio Manager’s ownership of Shares in the Fund.

Administration, Accounting, and Other Services

BNY Mellon Investment Servicing (US) Inc. (the “Administrator”) serves as the Fund’s administrator and provides various administration, fund accounting, investor accounting and taxation services to the Fund (which are in addition to the services provided by the Adviser, as described above). (The Administrator also provides transfer agency services to the Fund and is paid a minimum of $96,000 per annum for such services.) In consideration of the administration and accounting services, the Fund pays the Administrator a monthly asset-based fee that includes the regulatory administration fee, which is not anticipated to exceed .08% of the Fund’s average net assets, in addition to certain fees for specified services. The Fund also reimburses the Administrator for certain out-of-pocket expenses. The principal business address of the Administrator is 600 Colonial Center Parkway, Lake Mary, Florida 32746.

Custodian

The Bank of New York Mellon (the “Custodian”) serves as the primary custodian of the Fund’s assets, and may maintain custody of the Fund’s assets with domestic and foreign sub-custodians (which may be banks, trust companies, securities depositories and clearing agencies), approved by the Board in accordance with the requirements set forth in Section 17(f) of the 1940 Act and the rules adopted thereunder. Assets of the Fund are not held by the Adviser or commingled with the assets of other accounts other than to the extent that securities are held in the name of a custodian in a securities depository, clearing agency or omnibus customer account of a custodian. The principal business address of the Custodian is 240 Greenwich Street, New York, NY 10286.

FEES AND EXPENSES

Management Fee

In consideration of services provided by the Adviser, the Fund pays the Adviser a monthly management fee computed at the annual rate of 1.25% of the Fund’s net assets held by the Fund as of the beginning of each month (the “Management Fee”), which is due and payable within five business days after the beginning of each month. This fee is accrued monthly as an expense to be paid out of the Fund’s assets and will have the effect of reducing the net asset value of the Fund. In addition, the Adviser will waive the Management Fee for the first twelve months from the Fund’s Initial Investor Commencement Date, which period may be extended in the Adviser’s sole discretion.

Incentive Fee

The Fund also pays the Adviser a performance-based incentive fee (the “Incentive Fee”) promptly after the end of each fiscal year of the Fund. The Incentive Fee is determined as of the end of the fiscal year in an amount equal to 15% of the amount by which the Fund’s net profits for all Fiscal Periods (as defined below), ending within or coterminous with the close of such fiscal year exceed the balance of the loss carryforward account (as described below), without duplication for any Incentive Fees paid during such fiscal year.

The Fund also pays the Adviser the Incentive Fee in the event a Fiscal Period is triggered in connection with a share repurchase offer by the Fund, as described below.

For purposes of calculating the Incentive Fee, net profits means the amount by which: (a) the net assets of the Fund as of the end of a Fiscal Period, increased by the dollar amount of shares of the Fund repurchased during the Fiscal Period (excluding shares to be repurchased as of the last day of the Fiscal Period after determination of the Incentive Fee) and by the amount of dividends and other distributions paid to shareholders during the Fiscal Period and not reinvested in additional shares (excluding any dividends and other distributions to be paid as of the last day of the Fiscal Period), exceeds (b) the net assets of the Fund as of the beginning of the Fiscal Period, increased by the dollar amount of shares of the Fund issued during the Fiscal Period (excluding any shares issued in connection with the reinvestment of dividends and other distributions paid by the Fund). Net assets means the total value of all assets of the Fund, less an amount equal to all accrued debts, liabilities and obligations of the Fund, determined in accordance with the valuation and accounting policies and procedures of the Fund. “Fiscal Period” means each period ending on the Fund’s fiscal year-end (or such other period ending on the Fund’s fiscal year-end in the event the Fund’s fiscal year is changed), provided that whenever the Fund conducts a share repurchase offer, the period of time from the last Fiscal Period-end through the effective date of the repurchase offer also constitutes a Fiscal Period for purposes of calculating the Incentive Fee due (if any) on Shares being tendered for repurchase. Upon termination of the Advisory Agreement, the Fund will pay the Incentive Fee to the Adviser as if the date of effectiveness of such termination is the end of the Fund’s fiscal year. Thus, the occurrence of certain events, such as the termination of the Advisory Agreement (which may be terminated by the Adviser upon 60 days prior written notice to the Fund) or a periodic share repurchase offer, will trigger the determination of a Fiscal Period and the payment to the Adviser of the Incentive Fee, if any.

In the event that an Incentive Fee is payable with respect to a Fiscal Period that is not the Fund’s fiscal year-end due to the Fund’s share repurchases, the Incentive Fee will be determined as if the end of such Fiscal Period were the end of the Fund’s fiscal year, and only that portion of the Incentive Fee that is proportional to the Fund’s assets paid in respect of such share repurchases (not taking into account any proceeds from any contemporaneous issuance of shares of the Fund, by reinvestment of dividends and other distributions or otherwise) will be paid to the Adviser for such Fiscal Period.

The Adviser will be under no obligation to repay any Incentive Fee or portion thereof previously paid to it by the Fund. Thus, the payment of an Incentive Fee for a Fiscal Period will not be reversed by the subsequent decline in assets of the Fund in any subsequent Fiscal Period.

The Incentive Fee will be payable for a Fiscal Period only if there is no positive balance in the Fund’s loss carryforward account for the applicable Fiscal Period. The loss carryforward account is an account that will have an initial balance of zero upon commencement of the Fund’s operations and, thereafter, will be credited as of the end of each Fiscal Period with the amount of any net loss of the Fund for that Fiscal Period and will be debited with the amount of any net profits of the Fund for that Fiscal Period, as applicable (provided, however, that the debiting of net profits may only reduce a positive balance in the loss carryforward account and may not reduce the balance of the loss carryforward account below zero). This is sometimes known as a “high water mark.” The balance of the loss carryforward account, if any, will be subject to a proportionate reduction as of the day following: (i) the payment by the Fund of any dividend or other distribution to shareholders (unless the full amount thereof is reinvested in shares of the Fund); and (ii) any repurchase by the Fund of its shares.

The Incentive Fee presents certain risks that are not present in investment funds without incentive fees. In addition, although the aggregate fees payable by the Fund to the Adviser are similar to those of private investment funds, they are significantly higher than those paid by most registered investment companies. (See “Additional Risk Factors — The Incentive Fee” above.)

Distribution and Shareholder Servicing Fees

Under the terms of the distribution agreement with the Fund, Class A shares of the Fund are subject to ongoing distribution and shareholder servicing fees that may be used to compensate Selling Agents for selling Shares of the Fund, marketing the Fund and providing, or arranging for the provision of, ongoing investor services and account maintenance services to investors in the Fund. These fees are accrued and paid monthly in an aggregate amount not to exceed 0.85% (on an annualized basis) of the net asset value of Class A shares of the Fund (such fees, collectively, the “Distribution and Shareholder Servicing Fees”). Distribution and Shareholder Servicing Fees will be accrued monthly as an expense of the Fund. Class W shares are not subject to any front-end sales load or ongoing distribution fee, but are subject to a servicing fee not to exceed 0.25% (on an annualized basis) of the net asset value of Class W shares. Class I shares are not subject to any front-end sales load, ongoing distribution fee or ongoing servicing fee.

Pursuant to the terms of the Distributor’s distribution agreement with the Fund, the Distributor may retain unaffiliated brokers or dealers to: (i) act as selling agents (“Selling Agents”) to assist in the distribution of Shares; and (ii) to provide ongoing investor services and account maintenance services to their customers that are investors in the Fund. Selling Agents will be compensated for their services in determining whether an investment in the Fund is a suitable investment for their customers (in accordance with the rules of the Financial Industry Regulatory Authority, Inc. (“FINRA”)) and whether investors are Eligible Investors (as described herein), for providing customary shareholder services, including responding to shareholder questions about the Fund and the transferability of Shares and assisting in selecting dividend payment options. Selling Agents will be required to implement procedures designed to enable them to form a reasonable belief that any transferees of the Shares that are their clients are Eligible Investors, and that each Selling Agent will agree to cooperate in the event of a regulatory audit to determine the Eligible Investor status of the shareholders for whom it holds Shares. (See “Investor Qualifications and Suitability.”)

The Adviser (and its affiliates) may also enter into agreements with registered investment advisers to allow them to transact in Class W shares on behalf of their clients (such registered investment advisers may also be deemed “Selling Agents” as the context requires herein).

Other Fees and Expenses of the Fund

The Fund bears all expenses incurred in its business and operations, other than those borne by the Adviser or by the Distributor pursuant to their agreements with the Fund, including, but not limited to: all investment related expenses (e.g., costs and expenses directly related to portfolio transactions and positions for the Fund’s account such as direct and indirect expenses associated with investments, transfer taxes and premiums, taxes withheld on foreign income, brokerage commissions, interest and commitment fees on loans and debit balances, borrowing charges on securities sold short, dividends on securities sold but not yet purchased and margin fees); interest expenses and other borrowing costs; the fees and expenses of performing research, risk analysis and due diligence, including third party background checks and the expenses of other third party consultants; expenses of computing the Fund’s net asset value, including any equipment or services obtained for the purpose of valuing the Fund’s investment portfolio, including appraisal and valuation or related consulting services provided by third parties engaged by or on behalf of the Fund; the Management Fee; the Incentive Fee; the Distribution and Shareholder Servicing Fees; any non-investment related interest expense; networking and sub-transfer agency expenses; organizational and offering expenses (including blue sky or other similar jurisdictional registration fees and governmental and self-regulatory agency filing fees); fees and disbursements of any attorneys and accountants engaged by the Fund, including, without limitation, legal costs associated with investments or potential investments not made (i.e., “dead deals”); Fund filing and related compliance expenses; investor communication expenses; audit and tax preparation fees and expenses; administrative and related trade reconciliation expenses and fees; custody fees and expenses; insurance costs; fees and travel-related expenses of members of the Board who are not employees of the Adviser or any affiliate of the Adviser; and any extraordinary expenses. The Fund and the Adviser have also entered into an Expense Limitation Agreement, pursuant to which the Adviser (or its affiliate) has agreed to pay or absorb the ordinary operating expenses of the Fund so as to ensure that the Fund’s annual expense ratio, excluding: (i) the Management Fee; (ii) the Incentive Fee; (iii) any Distribution and Shareholder Servicing Fees for Class A Shares or servicing fees for Class W Shares; (iv) any acquired fund fees and expenses; (v) transactional costs associated with consummated and unconsummated transactions, including legal costs and brokerage commissions, associated with the acquisition, disposition and maintenance of investments by the Fund; (vi) any interest expense; (vii) taxes; (viii) dividend and interest expenses relating to any short sales; and (ix) extraordinary expenses (expenses resulting from events and transactions that are distinguished by their unusual nature or by the infrequency of their occurrence), does not exceed 0.75% per annum for each class (the “Expense Limitation”). In consideration of the Adviser’s agreement to limit the Fund’s expenses, the Adviser may recoup amounts waived or reimbursed for a period not to exceed three years from the month in which they were waived or reimbursed. Recoupment will be made only to the extent it does not cause the Fund’s ordinary operating expenses to exceed: (1) the Expense Limitation in effect at the time the expense was paid or absorbed; and (2) the Expense Limitation in effect at the time of recapture. The Expense Limitation Agreement will remain in effect through the later of December 31, 2028 or 48 months from the Initial Investor Commencement Date, unless sooner terminated at the sole discretion of the Board. The Adviser, in its discretion, may also determine to reimburse or waive any additional expenses of the Fund at any time.

THE OFFERING

Purchase Terms; Minimum Investment

Shares of the Fund are generally expected to be offered for purchase on a monthly basis in a continuous offering at their net asset value per share, plus in the case of Class A shares (and if applicable), a sales load of up to 2.50% of the purchase price (as described below), except that Shares may be offered less frequently as determined by the Distributor in consultation with the Adviser. The Fund intends to offer its Shares on a monthly basis at net asset value.

Selling Agents are not required by the Fund or Distributor to charge any sales load on Class A shares and instead may charge clients transaction fees or other transaction charges in such amounts as they may determine (which may be higher or lower than 2.50% of the invested amount). In addition, the Distributor (or the Adviser) may pay selling compensation to Selling Agents of up to 1.50% of the purchase price of Shares for the first twelve months after the Fund’s Initial Investor Commencement Date, which period may be extended in the Distributor or the Adviser’s sole discretion. This compensation from the Distributor or the Adviser may be used by Selling Agents to offset the upfront sales load otherwise chargeable to the investor. Shares will be issued at the net asset value per share next computed after acceptance of an order to purchase Shares. The Fund’s net asset value per share will be circulated to Selling Agents offering Shares of the Fund. Purchase orders for Shares sold in connection with a monthly offering must be received in proper form by the Distributor prior to the close of business (normally 5 p.m. Eastern Time) on the day of the month specified by the Distributor (typically the last business day of the month) (a “Closing Time”), which can be, with respect to certain Selling Agents, as many as five business days prior to the end of a month. A prospective investor may rescind a purchase order for Shares at any time prior to a Closing Time. The Fund reserves the right to suspend or terminate the offering of Shares at any time.

The minimum initial investment in Class A shares of the Fund is $50,000. Subsequent investments must be at least $5,000. The minimum investment requirements may be reduced or waived for investments by personnel of the Adviser and its affiliates, and members of their immediate families, and as may be determined by the Board.

In addition, Class W shares of the Fund are currently only available to investors whose investment in the Fund is made through an asset-based fee program sponsored by a registered broker-dealer or registered investment adviser (also known as a “wrap fee” program) and whose financial advisor recommends their investment in the Fund. Wrap fee programs are arrangements between broker-dealers, investment advisers, banks and other financial institutions (typically acting as sponsors of the programs) through which the customers of such firms receive discretionary investment advisory, execution, clearing, and custodial services in a “bundled” form. In exchange for these “bundled” services, customers pay an all-inclusive – or “wrap” – fee determined as a percentage of the assets held in the wrap fee account.

Not all investors are able to access Class W shares. Certain brokerage firms may not offer fee-based advisory programs that allow investors to access Class W shares as described above or investors may not qualify for any such program at their brokerage firms that allows such access. It is also possible that certain brokerage firms may not offer the Fund as part of any such fee-based advisory program.

Further, the decision by investors to invest in the Fund through Class W shares must be made on a case by case basis after careful discussion with the investor’s financial advisor to determine whether Class W shares are most appropriate for the investor, such determination to be based both on economic and non-economic factors.

The minimum initial investment in Class W shares of the Fund is $50,000. Subsequent investments must be at least $5,000.

In addition, Class I shares of the Fund are currently offered to both institutional investors and wrap fee accounts (which provide access to Class I shares) making an initial investment of at least $10,000,000. Subsequent investments must be at least $250,000. The minimum initial and subsequent investments may also be reduced by the Fund or the Distributor in its discretion for certain investors based on the consideration of various factors, including but not limited to the investor’s overall relationship with the Adviser, the investor’s holdings in other funds affiliated with the Adviser, and such other matters as the Adviser may consider relevant at the time, though shares will only be sold to investors that satisfy the Fund’s eligibility requirements. The minimum initial and subsequent investments may also be reduced by the Fund in its discretion for clients of certain registered investment advisers, broker dealers and other financial intermediaries based on consideration of various factors, including the registered investment adviser or other financial intermediaries’ overall relationship with the client or the Adviser, the type of distribution channels offered by the intermediary and such other factors as the Distributor or the Adviser may consider relevant at the time. Class I shares are not subject to any front-end sales load, ongoing distribution fee or ongoing servicing fee.

At each Closing Time purchase orders received in proper form will be accepted by the Fund and deposited monies will be invested in the Fund (typically net of the sales load, if applicable) as of the first day of the next month following submission of an investor’s purchase order. Investors will not receive any stock certificate evidencing the purchase of Fund Shares. Instead, they will receive written or electronic confirmation of each transaction and regular reports showing account balances.

Under certain circumstances (including where a Class A shareholder may be eligible to invest in Class W or Class I shares), and only as authorized by the Distributor or the Fund, the Fund intends to allow Class A shares to be exchanged for Class W or Class I shares, as applicable (to the extent the investor’s investment meets the eligibility criteria of the class into which the exchange is sought). Any such exchange would generally not be a taxable event for U.S. federal income tax purposes.

Under certain circumstances (including where a Class W shareholder may be eligible to invest in Class A or Class I shares), and only as authorized by the Distributor or the Fund, the Fund intends to allow Class W shares to be exchanged for Class A or Class I shares, as applicable (to the extent the investor’s investment meets the eligibility criteria of the class into which the exchange is sought). Any such exchange would generally not be a taxable event for U.S. federal income tax purposes.

Plan of Distribution

Breakwater serves as distributor of the Shares on a best efforts basis, subject to various conditions, pursuant to the terms of its distribution agreement with the Fund. Breakwater is not obligated to buy from the Fund any of the Shares and it does not intend to make a market in the Shares.

Breakwater is a securities brokerage firm that is registered as a broker-dealer under the Securities Exchange Act of 1934 (the “Exchange Act”) and a member of FINRA. Alkeon is the non-managing member of Breakwater. Breakwater maintains its principal office at 350 Madison Avenue, 20th Floor, New York, New York 10017.

Under the terms of the distribution agreement with the Fund, the Distributor is authorized to retain unaffiliated brokers or dealers (i.e., the Selling Agents) to assist in the distribution of Shares. Class A shares of the Fund are subject to ongoing distribution and shareholder servicing fees that may be used to compensate Selling Agents for selling Shares of the Fund, marketing the Fund and providing, or arranging for the provision of, ongoing investor services and account maintenance services to investors in the Fund. These fees are accrued and paid monthly in an amount not to exceed, in the aggregate, 0.85% (on an annualized basis) of the net asset value of Class A shares of the Fund (See “Fees and Expenses — Distribution and Shareholder Servicing Fees” above). Class W shares are not subject to any front-end sales load or ongoing distribution fee, but are subject to a servicing fee not to exceed 0.25% (on an annualized basis) of the net asset value of Class W shares. Class I shares are not subject to any front-end sales load, ongoing distribution fee or ongoing servicing fee. Distribution and Shareholder Servicing Fees will be accrued monthly as an expense of the Fund. The Fund may terminate the distribution agreement on 60 days’ prior written notice. The Adviser (and its affiliates) may also enter into agreements with registered investment advisers to allow them to transact in Class W shares on behalf of their clients.

Selling Agents are entitled to charge a sales load to each investor on the purchase price of its Class A shares of up to 2.50% (the purchase price of Fund Shares, which are generally offered monthly, is their net asset value, calculated as described in the section entitled “Calculation of Net Asset Value”). Any applicable sales load is typically charged prior to investment in the Fund such that the amount invested in the Fund is net of such sales load and the amount of such load neither constitutes an investment by the investor nor forms part of the assets of the Fund. The specific amount of the sales load paid is not fixed and will be determined by the investor and its Selling Agent. Selling Agents may calculate their sales charges in different ways that may result in different amounts due from the investor to the Selling Agent for the same stated sales charge, but the Fund is not responsible for determining or reconciling such calculations. Any applicable sales load is expected to be waived for the Adviser and its affiliates, including its personnel and members of their immediate families.

In addition, Selling Agents are not required by the Fund or Distributor to charge any sales load on Class A shares and instead may charge clients transaction fees or other transaction charges in such amounts as they may determine (which may be higher or lower than 2.50% of the invested amount). Selling Agents may impose additional or other transaction fees/charges. Transaction fees or other transaction charges will vary among Selling Agents and each Selling Agent may vary its level of charges to each investor based on such investor’s total account size or on such other basis as determined by the Selling Agent.

In addition, the Distributor (or the Adviser) may pay selling compensation to Selling Agents of up to 1.50% of the purchase price of Shares for the first twelve months after the Fund’s Initial Investor Commencement Date, which period may be extended in the Distributor or the Adviser’s sole discretion. This compensation from the Distributor or the Adviser may be used by Selling Agents to offset the upfront sales load otherwise chargeable to the investor. Furthermore, the Adviser, or its affiliates, may pay additional compensation out of its own resources (i.e., not Fund assets) to certain selling agents or financial intermediaries in connection with the sale of the Shares. The additional compensation may differ among brokers or dealers in amount or in calculation. Payments of additional compensation may be based on either the aggregate value of outstanding Shares held by Shareholders introduced by a broker or dealer or as a percentage of compensation received by the Adviser pursuant to the Advisory Agreement attributable to Shares held by Shareholders introduced by a broker or dealer. The receipt of the additional compensation by a selling broker or dealer may create potential conflicts of interest between an investor and its broker or dealer who is recommending the Fund over other potential investments.

In return for the additional compensation, the Fund may receive certain services and/or advantages such as access to a Selling Agent’s financial advisors, placement on a list of investment options offered by a Selling Agent, or the ability to assist in training and educating the Selling Agent’s financial advisors. The additional compensation and the services and/or advantages received (if any) may differ among Selling Agents in amount. The receipt of additional compensation by a Selling Agent may create potential conflicts of interest between an investor and its Selling Agent who is recommending the Fund over other potential investments.

The Fund has agreed to indemnify the Distributor and each person, if any, who controls the Distributor, against certain liabilities, unless it is determined that the liability resulted from the willful misfeasance, bad faith or gross negligence of the person seeking indemnification, or from the reckless disregard of such person’s obligations and duties. (See “Investment Advisory and Other Services” in the SAI.)

DESCRIPTION OF SHARES

The Fund is an unincorporated statutory trust organized under the laws of Delaware. The Fund is authorized to issue an unlimited number of Shares of beneficial interest, $0.001 par value. The Board is authorized to increase or decrease the number of Shares issued. Each share has one vote and, when issued and paid for in accordance with the terms of this offering, will be fully paid and non-assessable. The Trustees have the power to pay expenses of the Fund prior to paying dividends or distributions to shareholders.

All Shares are equal as to voting privileges and have no conversion, preemptive or other subscription rights. Class A shares are subject to a maximum sales load and a distribution and shareholder servicing fee. Unlike Class A shares, (i) Class W shares are not subject to any front-end sales load or ongoing distribution fee, but are subject to a servicing fee not to exceed 0.25% (on an annualized basis) of the net asset value of Class W shares, and (ii) Class I shares are not subject to any front-end sales load, ongoing distribution fee or ongoing servicing fee. The Fund will send annual and semi-annual reports to all holders of its Shares. The Fund does not intend to hold annual meetings of shareholders. Shareholders do not have preemptive, subscription or conversion rights, and are not liable for further calls or assessments. Shareholders are entitled to receive dividends only if and to the extent declared by the Board and only after the Board has made provision for working capital and reserves as it in its sole discretion deems advisable. Shares are not available in certificated form. In addition, the provisions of the Declaration of Trust limit the ability of shareholders to bring derivative and direct claims, except for claims arising under federal securities laws.

CERTAIN TAX MATTERS

The following discussion is a brief summary of certain United States federal income tax considerations affecting the Fund and its shareholders. The discussion reflects applicable tax laws of the United States as of the date of this Offering Memorandum, which tax laws may be changed or subject to new interpretations by the courts or the Internal Revenue Service (the “IRS”) retroactively or prospectively. No attempt is made to present a detailed explanation of all United States federal, state, local and foreign tax concerns affecting the Fund and its shareholders (including shareholders owning large positions in the Fund), and the discussion set forth herein does not constitute tax advice.

The Fund intends to elect to be treated and to qualify annually as a regulated investment company under Subchapter M of the Code. To qualify as a regulated investment company, the Fund must comply with certain requirements relating to, among other things, the sources of its income and diversification of its assets. If the Fund so qualifies and distributes each year to its shareholders at least 90% of its investment company taxable income (generally including ordinary income and net short-term capital gain, but not net capital gain, which is the excess of net long-term capital gain over net short-term capital loss) and meets certain other requirements, it will not be required to pay federal income taxes on any income it distributes to shareholders. The Fund intends to distribute at least the minimum amount necessary to satisfy the 90% distribution requirement. The Fund will not be subject to federal income tax on any net capital gain distributed to shareholders.

The Fund may invest a portion of the assets indirectly through one or more wholly owned subsidiaries formed in one or more jurisdictions and treated as corporations for U.S. federal income tax purposes (each, a “Blocker Subsidiary,” and together, the “Blocker Subsidiaries”). The Fund may invest indirectly through a Blocker Subsidiary if it believes it is desirable to do so to comply with the requirements for qualification as a regulated investment company under the Code. For example, the Fund may hold equity interests in an operating portfolio company conducted in “pass-through” form (i.e., as a partnership for U.S. federal income tax purposes) through a taxable domestic Blocker Subsidiary, or may invest in certain commodities through a non-U.S. Blocker Subsidiary, because such an investment, if made directly, would produce income that is not qualifying income for a RIC. Any Blocker Subsidiary organized in the United States will generally be subject to U.S. federal, state and local income tax at corporate rates which would reduce returns (potentially materially) from what otherwise might have been generated from the investment had a Blocker Subsidiary not been utilized. In general, in order to comply with the diversification requirements under Subchapter M of the Code, the Fund may not invest more than 25% of the value of its assets in the stock of one or more Blocker Subsidiaries that are engaged in the same or similar or related trades or businesses. A determination that two or more Blocker Subsidiaries are in the same or similar or related trades or businesses, and thus subject to a single 25% limitation under the diversification tests, could limit the Fund’s ability to pursue a particular investment.

Distributions of the Fund’s investment company taxable income are taxable to shareholders as ordinary income to the extent of the Fund’s earnings and profits. Distributions made out of qualified dividend income, if any, received by the Fund are taxable to shareholders at long-term capital gains rates, provided the shareholder meets certain holding period and other requirements with respect to its Shares. Distributions of the Fund’s net capital gain as capital gain dividends, if any, are taxable to shareholders as long-term capital gains regardless of the length of time Shares of the Fund have been held by such shareholders. Distributions are taxable, as described above, whether received in cash or reinvested in the Fund. The Fund will inform shareholders of the source and tax status of all distributions promptly after the distribution is made, which typically occurs at the end of November.

Investors are urged to consult their own tax advisers regarding specific questions about federal (including the application of the alternative minimum tax), state, local or non-U.S. tax consequences to them of investing in the Fund. For additional information, see the SAI under “Tax Aspects.”

Taxation of Short Sales

Gain or loss from a short sale of property is generally considered as capital gain or loss to the extent the property used to close the short sale constitutes a capital asset in the Fund’s possession. Except with respect to certain situations where the property used to close a short sale has a long-term holding period on the date the short sale is entered into, gains on short sales generally are short-term capital gains. A loss on a short sale will be treated as a long-term capital loss if, on the date of the short sale, “substantially identical property” has been held by the Fund for more than one year. In addition, these rules may also terminate the running of the holding period of “substantially identical property” held by the Fund.

Gain or loss on a short sale will generally not be realized until such time that the short sale is closed. However, if the Fund holds a short sale position with respect to stock, certain debt obligations or partnership interests that has appreciated in value and then acquires property that is the same as or substantially identical to the property sold short, the Fund generally will recognize gain on the date it acquires such property as if the short sale were closed on such date with such property. Similarly, if the Fund holds an appreciated financial position with respect to stock, certain debt obligations or partnership interests and then enters into a short sale with respect to the same or substantially identical property, the Fund generally will recognize gain as if the appreciated financial position were sold at its fair market value on the date it enters into the short sale. The subsequent holding period for any appreciated financial position that is subject to these constructive sale rules will be determined as if such position were acquired on the date of the constructive sale. For additional information, see the SAI under “Tax Aspects.”

INVESTOR QUALIFICATIONS AND SUITABILITY

Investor Qualifications

Shares of the Fund may be purchased only by U.S. investors who certify to the Fund or its agents that (i) they have a net worth (in the case of a natural person, either as an individual or with assets held jointly with a spouse) of more than $2.2 million, excluding the value of the primary residence of such person as an asset, and, as a liability, certain debt, or portions thereof, secured by such property, or otherwise meet the definition of a “qualified client” under Rule 205-3 promulgated under the Investment Advisers Act of 1940, as amended and (ii) that they are an “accredited investor” as defined in Rule 501(a) of Regulation D promulgated under the 1933 Act - such an “accredited investor” includes, among other investors, a natural person who has a net worth (or a joint net worth with that person’s spouse), excluding the value of such natural person’s primary residence, immediately prior to the time of purchase in excess of $1 million, or income in excess of $200,000 (or joint income with the investor’s spouse in excess of $300,000) in each of the two preceding years and has a reasonable expectation of reaching the same income level in the current year, and certain legal entities with total assets exceeding $5 million (together, an “Eligible Investor”). In order to purchase Shares, a prospective investor must be an Eligible Investor and submit a completed investor certification to the Distributor or a Selling Agent prior to the Closing Time (as described in “The Offering — Purchase Terms; Minimum Investment” above). (A form of investor certification is included in Appendix A to this Offering Memorandum, which may be modified or supplemented as necessary to comply with the certification and/or substantiation requirements of individual Selling Agents.) The Fund reserves the right to reject, in its sole discretion, any request to purchase Shares of the Fund at any time.

So long as an investor continues to satisfy the definition of “Eligible Investor” in the then-effective Offering Memorandum of the Fund at the time of such investor’s initial investment in the Fund, such investor may keep its assets in the Fund and make additional investments in the Fund, subject to applicable minimums and investment restrictions, even if the investor does not satisfy the definition of “Eligible Investor” in the Fund’s currently effective Offering Memorandum. Existing shareholders who are purchasing additional Shares will be required to submit a new investor certification each time they purchase additional Shares certifying that they continue to satisfy the investor qualification standard in place at the time of their initial investment.

In addition to the Eligible Investor requirement, Class W shares of the Fund are currently only available to investors whose investment in the Fund is made through an asset-based fee program sponsored by a registered broker-dealer or its affiliated investment adviser (also known as a “wrap fee” program) and whose financial advisor recommends their investment in the Fund. Wrap fee programs are arrangements between broker-dealers, investment advisers, banks and other financial institutions (typically acting as sponsors of the programs) through which the customers of such firms receive discretionary investment advisory, execution, clearing, and custodial services in a “bundled” form. In exchange for these “bundled” services, customers pay an all-inclusive – or “wrap” – fee determined as a percentage of the assets held in the wrap fee account.

Not all investors will be able to access Class W shares. Certain brokerage firms may not offer fee-based advisory programs that allow investors to access Class W shares as described above or investors may not qualify for any such program at their brokerage firms that allows such access. It is also possible that certain brokerage firms may not offer the Fund as part of any such fee-based advisory program.

Further, the decision by investors to invest in the Fund through Class W shares must be made on a case by case basis after careful discussion with the investor’s financial advisor to determine whether Class W shares are most appropriate for the investor, such determination to be based both on economic and non-economic factors.

In addition to the Eligible Investor requirement, Class I shares of the Fund are currently offered to both institutional investors and wrap fee accounts (which provide access to Class I shares) making an initial investment of at least $10,000,000. Subsequent investments must be at least $250,000. The minimum initial and subsequent investments may also be reduced by the Fund or the Distributor in its discretion for certain investors based on the consideration of various factors, including but not limited to the investor’s overall relationship with the Adviser, the investor’s holdings in other funds affiliated with the Adviser, and such other matters as the Adviser may consider relevant at the time, though shares will only be sold to investors that satisfy the Fund’s eligibility requirements. The minimum initial and subsequent investments may also be reduced by the Fund in its discretion for clients of certain registered investment advisers, broker dealers and other financial intermediaries based on consideration of various factors, including the registered investment adviser or other financial intermediaries’

overall relationship with the client or the Adviser, the type of distribution channels offered by the intermediary and such other factors as the Distributor or the Adviser may consider relevant at the time.

Additionally, Shares of the Fund are not eligible for purchase by non-U.S. investors.

Investor Suitability

General Considerations. An investment in the Fund involves substantial risks and is not necessarily suitable for all eligible investors. Prior to making an investment decision, you should: (i) consider the suitability of this investment with respect to your investment objectives and personal situation, (ii) consider factors such as your personal net worth, income, age, risk tolerance and liquidity needs, and (iii) consult with your broker, dealer or other financial advisor to determine whether an investment in the Fund is suitable for your risk profile. A shareholder should invest in the Fund only money that it can afford to lose, and a shareholder should not invest money to which it will need access on a short-term or frequent basis. In addition, a shareholder should be aware of how the Fund’s investment strategies fit into its overall investment portfolio because the Fund by itself is not designed to be a well-balanced investment for a particular investor.

Unlisted Closed-End Structure and Highly Limited Liquidity. The Fund is organized as a closed-end management investment company. Closed-end funds differ from open-end management investment companies (commonly known as mutual funds) in that shareholders of a closed-end fund do not have the right to require the Fund to repurchase or redeem their Shares during the life of the Fund, and the Fund will not be required to provide liquidity to shareholders, through periodic written tender offers or otherwise. Although, following the Initial Investor Commencement Date, the Fund intends to make limited quarterly offers to repurchase its Shares, there can be no assurance that the Fund will repurchase all Shares that are tendered by a shareholder in connection with any repurchase offer. No public market for Shares exists, and none is expected to develop in the future. Consequently, shareholders may not be able to liquidate their investment other than as a result of repurchases of Shares by the Fund. A prospective investor should consider its liquidity needs before investing.

Transfer Restrictions. Withdrawals will not generally be permitted, except to the extent required to comply with applicable laws. Shareholders will not be able to sell, assign, transfer, pledge or otherwise dispose of or encumber all or any of their Shares without the prior written consent of the Adviser, which may be withheld in the Adviser’s sole discretion. A shareholder that transfers its Shares will be required to bear all costs and expenses (including legal fees) incurred by the Adviser and the Fund in connection with such transfer. The Fund may require substantial documentation in connection with a requested transfer of Shares, and you should not expect that you will be able to transfer Shares at all. Attempted transfers may require a substantial amount of time to effect and may not be in the manner desired by a shareholder. Shares of the Fund may not be exchanged for shares of any other fund. An investment in the Fund should be viewed as a long-term investment and is suitable only for investors who bear the risks associated with the limited liquidity of Shares (including these transfer restrictions).

CALCULATION OF NET ASSET VALUE

The value of the net assets of Shares of the Fund is determined as of the last business day of each month as of the close of regular business of the New York Stock Exchange in accordance with the procedures set forth below or as may be determined from time to time pursuant to policies established by the Board.

The Fund values securities for which market quotations are “readily available” (including, as applicable, those held in the Publicly-Traded Sleeve) at market value:

Domestic and foreign exchange-traded equity securities (including listed warrants) traded upon or dealt in one or more domestic or foreign securities exchanges are valued at their official closing price as reported on their primary exchange.

Domestic non-exchange traded equity securities are valued at their last reported price.

Total return swaps on equity securities are generally valued based upon the price for the reference asset, as determined in the manner specified above, as well as dividends on the reference equity security and accrued swap interest since the day of opening the position.

Fixed income, including convertible bonds, is generally valued using an evaluated bid price provided by an independent pricing agent. Evaluated bid prices provided by the pricing agent may be determined without exclusive reliance on quoted bid prices and may reflect factors such as relative credit information, observed market movements, sector news, maturity, reported trade frequencies and other market data. Money market instruments with a remaining maturity of 60 days or less may be valued at amortized cost (purchase price or last valuation, as applicable, adjusted for accretion of discount or amortization of premium) unless the Adviser believes another valuation is more appropriate.

Options traded upon or dealt in one or more domestic or foreign securities exchanges, are valued at their last reported mid price as reported on such exchange(s). Non-exchange traded options and currency options are valued using a combination of observable inputs and models.

Forward contracts are traded on the over-the-counter market. Forward contracts are valued using observable inputs, such as currency exchange rates or commodity prices, applied to notional amounts stated in the applicable contracts.

All other securities (which are expected to comprise a significant portion of the Fund’s investments) and other assets are valued at “fair value” as determined in good faith by the Board. The Board has designated the Adviser as the Valuation Designee, pursuant to Rule 2a-5 and the 1940 Act, and has approved procedures pursuant to which the Fund will value its investments (the “Procedures”). The Board has assigned to the Adviser general responsibility for determining, in accordance with the Procedures, the value of the Fund’s investments, subject to the statutory obligations of the Board under the 1940 Act.

With respect to valuation of portfolio investments in private securities (i.e., securities not traded on an established securities exchange or not reported through NASDAQ or comparable established non-U.S. over-the-counter trading system), the Adviser’s Valuation Committee meets at least quarterly to review valuation memoranda and materials for each such investment and determines, in good faith, the fair value methodology for each such investment. In making such good faith determination, the Valuation Committee expects to generally rely on one or more third-party valuation specialists, and the Valuation Committee and/or the third-party valuation specialists may analyze a variety of materials, including: materials prepared by the Adviser, issuer or third-party valuation specialists; the issuer’s financial results and projections; publicly traded comparable companies, precedent transactions in the market and comparable private transactions (when available); valuation modeling analyses; as well as other factors and may consider valuation methodologies consistent with industry practices, including but not limited to: comparisons to prices from secondary market transactions; venture capital financings; public offerings; purchase or sales transactions; as well as analysis of financial ratios and valuation metrics of an issuer that issued such private securities to peer companies that are public, analysis of an issuer’s most recent financial statements and forecasts, and the markets in which the issuer does business, and other relevant factors.

The fair valuation arrived at for each privately offered investment using the foregoing quarterly process is subject to change/update for purposes of determining each subsequent month-end Fund NAV (until the next quarterly fair valuation is determined). Specifically, in making a good faith determination each month whether and to what extent the most recent quarter-end fair value of an investment requires a subsequent adjustment to arrive at the updated month-end NAV, the Valuation Committee expects also to generally rely on one or more third-party valuation specialists.  Further, the Valuation Committee and/or the third-party valuation specialists may consider a number of factors, such as an investment’s latest round of financing, operating performance, market-based performance multiples, announced capital markets activity and any other relevant information.

The Adviser monitors the continuing appropriateness of the valuation methodology being used for each security and other investment.

Prospective investors should be aware that situations involving uncertainties as to the valuation of portfolio positions could have an adverse effect on the Fund’s net asset value if the Adviser’s judgments regarding appropriate valuations should prove incorrect.

A substantial portion of the Fund’s assets are expected to consist of securities of private companies for which there are no readily available market quotations and thus their valuation is subject to inherent uncertainty and conflicts of interest. The information available in the marketplace for such companies, their securities and the status of their businesses and financial conditions is often extremely limited, outdated and difficult to confirm. The determination of fair value necessarily involves judgment in evaluating this information in order to determine the price that the Fund might reasonably expect to receive for the security upon its current sale. There are inherent uncertainties associated with the determination of fair value.

The most relevant information may often be provided by the issuer of the securities. Given the nature, timeliness, amount and reliability of information provided by the issuer, fair valuations may become more difficult and uncertain as such information is unavailable or becomes outdated.

The Fund expects to generally accept purchases of Shares as of the first business day of each month. The number of Shares a shareholder will receive will be based on the Fund’s most recent net asset value, which will be calculated for the last business day of the preceding month (i.e., one business day prior to date on which the Fund will accept purchases). The Adviser generally expects to receive information for certain Fund investments, such as private companies, on a quarterly basis only and on a significant delay (and in some cases, e.g., Secondary Shares, it may not receive any information from private companies). The Adviser does not expect to receive updated information intra quarter for such investments, which may impact the Adviser’s valuation determinations. A subsequent decrease in the valuation of the Fund’s investments after a subscription could potentially disadvantage subscribing investors to the benefit of pre-existing shareholders, and a subsequent increase in the valuation of the Fund’s investments after a subscription could potentially disadvantage pre-existing shareholders to the benefit of subscribing investors.

The fair values of one or more assets may not, in retrospect, be the prices at which those assets could have been sold during the period in which the particular fair values were used in determining the Fund’s net asset value. As a result, the Fund’s issuance of its Shares at net asset value at a time when it owns securities that are valued at fair value may have the effect of diluting or increasing the economic interest of existing shareholders. Fair values assigned to the Fund’s investments also affect the amount of the Management Fee (See “Principal Risk Factors – Incentive Fee Risk” beginning on page 26.) All fair value determinations by the Adviser are subject to the review of the Board.

Expenses of the Fund, including the Management Fee and the Incentive Fee and the costs of any borrowings, are accrued monthly and taken into account for the purpose of determining the net asset value for the Fund’s Shares.

REPURCHASES AND TRANSFERS OF SHARES

No Right of Redemption

No shareholder or other person holding Shares acquired from a shareholder has the right to require the Fund to repurchase any Shares. No public market for Shares exists, and none is expected to develop in the future. Consequently, shareholders may not be able to liquidate their investment other than as a result of repurchases of Shares by the Fund.

Repurchase of Shares

Commencing following the Fund’s Initial Investor Commencement Date, the Fund intends to offer to repurchase a limited amount of its Shares pursuant to written tenders. Specifically, commencing with the first full calendar quarter following the Initial Investor Commencement Date, the Adviser intends to recommend the Board’s approval of quarterly repurchase offers whereby the Fund would offer to repurchase up to an amount of Shares the aggregate value of which is equal to 4% of the net asset value of the Fund as of or prior to the end of the quarter. The Fund may cease to offer Share repurchases at any time if the Adviser determines there are not sufficient assets available to meet the repurchase offer.

In determining whether to accept a recommendation to conduct a repurchase offer at any such time, the Board will consider the following factors, among others:

•	Whether any shareholders have requested to tender Shares to the Fund;

•	The liquidity of the Fund’s assets (including fees and costs associated with redeeming or otherwise withdrawing from its assets);

•	The investment plans and working capital and reserve requirements of the Fund;

•	Any anticipated tax consequences to the Fund of any proposed repurchases of Shares; and

•	The recommendation of the Adviser.

Share Repurchase Procedures

The Fund would repurchase Shares from shareholders pursuant to written tenders on terms and conditions that the Board determines to be fair to the Fund and to all shareholders. When the Board determines that the Fund will repurchase Shares, notice will be provided to shareholders describing the terms of the offer, containing information shareholders should consider in deciding whether to participate in the repurchase opportunity and containing information on how to participate. If a repurchase offer is oversubscribed by shareholders who tender Shares, the Fund may repurchase a pro rata portion by value of the Shares tendered by each shareholder, repurchase additional shares (but only up to a maximum amount of an additional 2% of the outstanding shares of the Fund beyond the original repurchase offer amount), extend the repurchase offer, or take any other action with respect to the repurchase offer permitted by applicable law.

Repurchases of Shares from shareholders by the Fund will be paid in cash as described below. Repurchases will be effective after receipt and acceptable by the Fund of eligible written tenders of Shares from shareholders by the applicable repurchase offer deadline. The Fund does not impose any charges in connection with repurchases of Shares except with respect to Shares held less than one year. An Early Repurchase Fee payable to the Fund will be charged with respect to the repurchase of a shareholder’s Shares at any time prior to the day immediately preceding the one-year anniversary of a shareholder’s purchase of the Shares. The Early Repurchase Fee will equal 2.00% of the NAV of the Shares repurchased less than one year from the date any portion of such Shares were first purchased. Once shareholders have held Shares for one year, no fee will be assessed in association with a share repurchase, except in the case of additional Shares purchased by a shareholder and then offered for repurchase within one year. The Early Repurchase Fee is payable to the Fund and not to the Adviser. An Early Repurchase Fee payable by a shareholder may be waived by the Fund, in circumstances where the Board determines that doing so is in the best interests of the Fund and in a manner as will not discriminate unfairly against any shareholder.

Shares will be repurchased by the Fund after reduction for all fees and expenses of the Fund for all periods through the Valuation Date (including, without limitation, the Management Fee and Incentive Fee) – i.e., the accrued fees for the month in which Shares are to be repurchased is deducted prior to effecting the relevant repurchase of Shares.

In light of liquidity constraints associated with the Fund’s investments, the Fund expects to employ the following repurchase procedures:

Key Date	When Key Date Will Occur	Definition
“Commencement Date”	Approximately 65 days prior to the “Valuation Date” (as defined below).	The date as of which the repurchase offer will commence.
“Notice Date”	Approximately 35 days prior to the Valuation Date.	The date by which each shareholder desiring to tender Shares for repurchase must provide proper notice to the Fund.
“Tender Withdrawal Date”	Approximately 25 days prior to the Valuation Date.	The date by which a shareholder who has previously provided proper notice to the Fund of such shareholder’s desire to tender Shares may properly notify the Fund of such shareholder’s desire to withdraw its previous tender request.
Valuation Date”	A valuation date, which is generally expected to be March 31, June 30, September 30, or December 31.	The date as of which the NAV of the Shares is calculated, which is generally expected to be March 31, June 30, September 30, or December 31, or, if the Fund properly authorizes any extension of the repurchase offer, the last day of the month immediately following the month in which the Tender Withdrawal Date occurs.

These dates are subject to change in the event that the Fund properly authorizes an extension of time during which the repurchase offer is pending. In the event of any such extension, shareholders will be notified in writing by the Fund. Generally, the Fund expects to provide full payment of all consideration offered in the repurchase offer within seven (7) days of the Valuation Date, but in no case will the Fund make such payment later than sixty-five (65) days after the last day that Shares may be tendered pursuant to the repurchase offer (i.e., within 30 days of the Valuation Date).

If modification of the Fund’s repurchase procedures as described above is deemed necessary to comply with regulatory requirements, the Board will adopt revised procedures reasonably designed to provide shareholders substantially the same liquidity for Shares as would be available under the procedures described above.

Payment for repurchased Shares may require the fund to liquidate portfolio holdings earlier than the Adviser would otherwise have caused these holdings to be liquidated, potentially resulting in losses, and may increase the Fund’s investment related expenses as a result of higher portfolio turnover rates. The Adviser intends to take measures, subject to policies as may be established by the Board, to attempt to avoid or minimize potential losses and expenses resulting from the repurchase of Shares.

The Fund may also repurchase Shares of a shareholder without consent or other action by the shareholder or other person if the Fund determines that:

•	The Shares have been transferred or have vested in any person other than by operation of law as the result of the death, bankruptcy, insolvency, adjudicated incompetence or dissolution of the shareholder or without the consent of the Fun, as described below;

•	ownership of Shares by a shareholder or other person is likely to cause the Fund to be in violation of, require registration of any Shares under, or subject the Fund to additional registration or regulation under, the securities, commodities or other laws of the United States or any other relevant jurisdiction;

•	continued ownership of Shares by a shareholder may be harmful or injurious to the business or reputation of the Fund, the Board, the Adviser or any of their affiliates, or may subject the Fund or any shareholder to an undue risk of adverse tax or other fiscal or regulatory consequences;

•	any of the representations and warranties made by a shareholder or other person in connection with the acquisition of Shares was not true when made or has ceased to be true;

•	with respect to a shareholder subject to Special Laws or Regulations, the Shareholder is likely to be subject to additional regulatory or compliance requirements under these Special Laws or Regulations by virtue of continuing to hold any Shares; or

•	it would be in the best interests of the Fund for the Fund to repurchase the Shares.

In the event that the Advisers or any of their affiliates holds Shares in the capacity of a Shareholder, the Shares may be tendered for repurchase in connection with any repurchase offer made by the Fund. Shareholders who require minimum annual distributions from a retirement account through which they hold Shares should consider the Fund’s schedule for repurchase offers and submit repurchase requests accordingly.

For purposes of determining the timing of payment of any Incentive Fee, repurchase offers will cause the Fund to calculate Fiscal Periods more frequently than annually. If that occurs, shareholders could be adversely affected. For example, the Fund may be required to pay the Adviser a portion of the Incentive Fee accrued through that date based on the Fund’s investment performance for a Fiscal Period under circumstances where, if no interim Fiscal Periods had occurred, the Adviser would not have been eligible to receive an Incentive Fee payment for an entire fiscal year. Conversely, if at the time the Fund has a cumulative loss, such cumulative loss will be reduced in proportion to the amount of assets withdrawn from the Fund to pay the share repurchases, with the result that the Adviser will be in a better position to eventually earn an Incentive Fee with respect to the Fund.

Failure to Hold Qualifying Tender

Unless the Board determines otherwise, Fund intends to offer to repurchase a limited amount of its Shares pursuant to written tenders. If during any consecutive 24-month period, the Fund does not engage in a tender offer in which the Fund accepts 100% of properly tendered Shares (a “Qualifying Tender”), the Fund will not make any new investments that comprise the Private Sleeve so as to reserve investable assets to satisfy future tender requests until a Qualifying Tender occurs. The Adviser also will defer payment of any accrued Incentive Fee until a Qualifying Tender occurs. The Adviser will consider, and consult with the Board regarding, additional always to improve shareholder liquidity through continued periodic tender offers (including by increasing the amount of any such tender offer) or otherwise. Exceptions to the limitations of this paragraph may be made to maintain compliance with applicable law including, without limitation, the 1933 Act and the 1940 Act.

Transfers of Shares

Withdrawals will not generally be permitted, except to the extent required to comply with applicable laws. Shareholders will not be able to sell, assign, transfer, pledge or otherwise dispose of or encumber all or any of their Shares without the prior written consent of the Adviser, which may be withheld in the Adviser’s sole discretion. A shareholder that transfers its Shares will be required to bear all costs and expenses (including legal fees) incurred by the Adviser and the Fund in connection with such transfer. Shares may be held only through a broker or dealer that has entered into a selling agreement with the Distributor (or its agent/sub-distributor) and/or the Fund or a registered investment adviser that has entered into an agreement with the Adviser (or its affiliates) and holds Shares through a broker or dealer that has entered into a selling agreement with the Distributor (or its agent/sub-distributor) and/or the Fund.

DISTRIBUTION POLICY

Dividends will be paid annually on the shares in amounts representing substantially all of the Fund’s net investment income, if any, earned each year. Payments on the shares will vary in amount depending on investment income received and expenses of operation. Many of the companies in which the Fund invests may not pay any dividends. The Fund is not a suitable investment if you require regular dividend income. If during the year shareholders would like information on estimated capital gains, they may contact the Fund at (212) 716-6840.

Additionally, substantially all of any taxable net capital gain realized on investments will be paid to shareholders at least annually.

The net asset value of each share that you own will be reduced by the amount of the distributions or dividends that you receive from that share.

Dividend Reinvestment

Dividends and capital gain distributions to shareholders will be reinvested unless the Fund is otherwise instructed by the shareholder through its broker, dealer or other financial intermediary. Shareholders will not be charged any fees as a result of participating in the dividend reinvestment plan. A shareholder who elects not to reinvest will receive both dividends and capital gain distributions in cash. A shareholder can change its election with respect to reinvestment by contacting its broker, dealer or other financial intermediary. The Fund may limit the extent to which any distributions that are returns of capital may be reinvested in the Fund.

Shares will be issued at their net asset value on the ex-dividend date; there is no sales load or other charge for reinvestment. Shareholders may affirmatively opt out of the automatic reinvestment plan at any time by contacting their broker, dealer or other financial intermediary, who will inform the Fund. Such a request must be received by the Fund before the record date to be effective for that dividend or capital gain distribution.

Although shareholders receive no cash for distributions reinvested through the plan, ordinary income and/or capital gains are realized for federal income tax purposes on the date of the distribution. Such distributions may also be subject to state and local taxes. Shareholders will be required to report distributions on their tax returns, even if the distribution is reinvested in additional shares.

The Fund reserves the right to suspend reinvestments at any time and require shareholders to receive all distributions in cash. The Fund may also limit the maximum amount that may be reinvested, either as a dollar amount or as a percentage of distributions. The Fund does not currently suspend or limit reinvestments, but it may determine to do so if the amount being reinvested by shareholders exceeds the available investment opportunities that the Adviser considers suitable for the Fund.

Additional information regarding the Fund’s dividend reinvestment plan may be obtained by calling the Fund at (212) 716-6840.The Fund reserves the right to suspend reinvestments at any time and require shareholders to receive all distributions in cash. The Fund may also limit the maximum amount that may be reinvested, either as a dollar amount or as a percentage of distributions. The Fund does not currently suspend or limit reinvestments, but it may determine to do so if the amount being reinvested by shareholders exceeds the available investment opportunities that the Adviser considers suitable for the Fund.

CONFLICTS OF INTEREST

General

Alkeon controls the Adviser as its sole member. In addition, Alkeon, an investment adviser registered under the Advisers Act, carries on substantial investment activities for its own account and for other registered investment companies, private investment partnerships, institutions and individual clients. The Fund has no interest in these activities. As a result of the foregoing, Alkeon and its officers or employees who assist in its management of the Adviser will be engaged in substantial activities other than as the sole member of the Adviser and have conflicts of interest in allocating their time and activities between the Fund, the Adviser and Alkeon. Alkeon and its officers and employees devote only so much time to the affairs of the Adviser as in their judgment is necessary and appropriate.

Participation in Investment Opportunities

The Adviser and Alkeon provide investment advice for certain other investment funds or other accounts (the “Other Accounts”). Alkeon employs its innovation strategy (the “Innovation Strategy”) for the Fund as well as for certain Other Accounts. Alkeon manages the remaining Other Accounts (which, from time to time, include Alkeon’s own proprietary accounts or other accounts or funds that are owned primarily or exclusively by its affiliates, officers, employees or other personnel) using different strategies. Alkeon’s other investment strategies have generally similar investment objectives and may have overlapping positions, but they target different portfolio risk and return characteristics. As a result, Alkeon’s other investment strategies will invest on a longer or shorter basis, invest in a more or less diversified manner or hold a lesser number of more speculative or more liquid positions than the Innovation Strategy. Alkeon may buy or sell a security for one strategy but not for another, or may buy (or sell) a security for one strategy while simultaneously selling (or buying) the same security for another strategy.

As a general matter, the Adviser (subject to any policies established by the Board) will consider participation by the Fund in all appropriate investment opportunities that are under consideration by the Adviser or Alkeon for investment for the Other Accounts within the Innovation Strategy. There may be circumstances, however, under which the Adviser or Alkeon will cause one (or more) of the Other Accounts to commit a different percentage of its assets to an investment opportunity than the Adviser will cause the Fund to commit its assets. There may also be circumstances under which the Adviser or Alkeon will consider or recommend participation by the Other Accounts in investment opportunities in which the Adviser does not intend to invest on behalf of the Fund. For example, while the Fund can invest in venture investments at any stage in its Private Sleeve similar to Other Accounts within the Innovation Strategy, the Adviser currently expects the Fund’s Private Sleeve to focus on mid- to late-stage venture investments and may have a greater exposure to such investments than Other Accounts within the Innovation Strategy.

The Adviser will consider subjective criteria in evaluating whether a particular investment opportunity or strategy is appropriate and feasible for one or more Other Accounts at a particular time. These criteria typically include: (i) the nature of the investment opportunity taken in the context of the other investments available at the time; (ii) the liquidity of the investment relative to the needs of the particular entity or account; (iii) the availability of the opportunity (e.g., size of the obtainable position); (iv) the transaction costs involved; (v) the investment or regulatory limitations applicable to the particular entity or account and (vi) the liquidity needs of the particular account. Similarly, the Adviser will consider subjective criteria when determining if a limited investment opportunity is an investment that is appropriate and feasible for the Fund and/or an Other Account. Accordingly, the Fund may not be able to take full advantage of an investment opportunity to the extent the Adviser determines, in its discretion, that such opportunity is not appropriate for the Fund. Because these considerations may differ for the Fund and the Other Accounts in the context of any particular investment opportunity, the investment activities of the Fund and the Other Accounts may differ from time to time. In addition, the fees and expenses of the Fund may differ from those of the Other Accounts. Therefore, prospective shareholders should note that the future performance of the Fund and the Other Accounts may vary. It is the Adviser’s policy, to the extent practicable, to allocate investment opportunities to the Fund and the Other Accounts fairly and equitably over time.

Given their risk/return profile and the liquidity profile expected for the portfolio of each Other Account within the Adviser’s Innovation Strategy, the Innovation Strategy has priority on all investments that would comprise the Private Sleeve presented to the Adviser, and allocations of such private investments among the Innovation Strategy Other Accounts are made pursuant to the Adviser’s allocation policies and procedures. Notwithstanding the foregoing, under certain circumstances, such private investments may be allocated within and among the Adviser’s other strategies, either together or individually, including when there is excess capacity for investment in such private investments following the priority allocations allocated to the Innovation Strategy. Any such allocations to Other Accounts within other strategies will be made to each relevant Other Account employing such strategy based on the subjective criteria identified above.

Situations may occur where the Fund could be disadvantaged because of the investment activities conducted by the Adviser or Alkeon. These situations may be based on, among other things, the following: (i) legal restrictions on the combined size of positions that may be taken for the Fund and the Other Accounts, thereby limiting the size of the Fund’s position; (ii) the difficulty of liquidating an investment for the Fund and the Other Accounts where the sale of the combined positions cannot be absorbed; or (iii) the determination that a particular investment is warranted only if hedged with an option or other instrument and there is a limited availability of these options or other instruments.

In many circumstances, negotiated co-investments by the Fund and Other Accounts may be made only pursuant to an order from the SEC permitting the Fund to do so. The Adviser has obtained the Order, which grants Other Accounts and the Fund the ability to fully negotiate terms of co-investment transactions with other funds managed by the Adviser or certain affiliates, subject to the conditions included therein. In certain situations, such as when there is an opportunity to invest in other securities of the same issuer that do not satisfy the Fund’s investment objective and strategies, the personnel of the Adviser or its affiliates will need to decide which clients will proceed with which investments. These limitations may limit the scope of investment opportunities that would otherwise be available to the Fund. Such personnel will make these determinations based on policies and procedures, which are designed to reasonably ensure that investment opportunities are allocated fairly and equitably among affiliated funds/accounts over time and in a manner that is consistent with applicable laws, rules and regulations. Moreover, except in certain circumstances, when relying on the Order, the Fund will be unable to invest in any issuer in which one or more funds managed by the Adviser or its affiliates has previously invested.

Under the terms of the Order, the Fund would have the opportunity to participate in co-investment opportunities that align with the Fund’s investment objective and strategies. When the Fund participates in a co-investment transaction, the personnel of the Adviser will allocate a portion of the investment to the Fund based on the Fund’s investment objective and strategies, risk and return profile, investment policies, investment positions, capital available for investment, and other pertinent factors. Any co-investment will be made for participating accounts including the Fund on identical: terms, conditions, price, class of securities purchased, timing, and registration rights. In addition, a majority of the Independent Trustees generally must make certain conclusions in connection with certain co-investment transactions, including that (i) the terms of the proposed transaction, including the consideration to be paid, are reasonable and fair to the Fund and its shareholders and do not involve overreaching of the Fund or its shareholders on the part of any person concerned and (ii) the transaction is consistent with the interests of the Fund’s shareholders and is consistent with the Fund’s investment objective and strategies. To the extent the Fund is able to make co-investments with the Adviser’s affiliates, these co-investment transactions may give rise to conflicts of interest or perceived conflicts of interest among the Fund and the other participating accounts.

In addition, whether or not the Fund purchases investments that would comprise the Private Sleeve pursuant to co-investment transactions or otherwise, determinations of fair value for any such private investments can be highly subjective, and the Adviser, given its role in making such determinations, has a conflict of interest. The Board retains ultimate oversight over the Fund’s valuation policies and procedures.

The members of the Adviser, Alkeon and their directors, managers, officers and employees (including the Fund’s principal Portfolio Manager, Mr. Sparaggis) and other affiliated persons may buy and sell securities or other investments for their own accounts and may have actual or potential conflicts of interest with respect to investments made on behalf of the Fund, as they may own significant portions of several funds across strategies, in addition to any proprietary accounts. Such affiliated parties have access to information regarding the funds and strategies that is not available to other investors. Such investments pose a risk that Alkeon and the individuals who are in a position to control the allocation of investment opportunities will favor those funds and accounts in which affiliated parties have a greater financial interest, particularly in the case of limited opportunities (such as private placements) or other investments that are otherwise subject to limited capacity. Alkeon is not obligated to acquire for any fund or strategy any security that Alkeon or its officers, managers, members or employees may acquire for its or their own accounts or for any other fund or strategy, if in Alkeon’s absolute discretion, it is not practical or desirable to acquire a position in such security for that fund or account. Furthermore, as a result of differing trading and investment strategies or constraints, positions may be taken by directors, officers and employees of the Adviser or Alkeon that are the same, different or made at a different time than positions taken for the Fund. In order to mitigate the possibility that the Fund (or investors) will be adversely affected by this personal trading, the Adviser and Alkeon have adopted a Joint Code of Ethics and the Fund and Breakwater have each adopted their own Codes of Ethics, all of which are in compliance with Rule 17j-1 under the 1940 Act which restricts securities trading in the personal accounts of investment professionals and others who normally come into possession of information regarding the Fund’s portfolio transactions. Each Code of Ethics will be able to be reviewed and copied at the SEC’s Public Reference Room in Washington, D.C. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 202-551-8090. Each Code of Ethics will also be available on the EDGAR Database on the SEC’s Internet site at http://www.sec.gov, and copies of each Code of Ethics may be obtained, after paying a duplicating fee, by E-mail at publicinfo@sec.gov or by writing the SEC’s Public Reference Section, Washington, D.C. 20549-0102.

Other Matters

Breakwater, of which Alkeon is a non-managing member, acts as the distributor for the Fund’s Shares and bears various costs associated with its activities as the Distributor. Breakwater is a securities brokerage firm, is registered as a broker-dealer under the Exchange Act and is a member of FINRA, but does not maintain a trading function. While the Fund pays Distribution and Shareholder Servicing Fees to Breakwater to compensate it for providing, or arranging for the provision of, ongoing investor services and account maintenance services to investors in the Fund, it is expected that such payments will ultimately be paid to Selling Agents, although the Distributor may end up retaining a portion of these payments. (See “Fees and Expenses -- Distribution and Shareholder Servicing Fees” and “The Offering.”)

The Adviser will not purchase securities or other property from, or sell securities or other property to, the Fund. It should be noted that the Adviser’s sole member, Alkeon, is a non-managing member of Breakwater, a broker-dealer that employs certain employees of Alkeon’s employees. Breakwater acts as the distributor for the Fund. In addition, the Fund may effect certain principal transactions in securities with one or more Other Accounts, except for accounts in which Alkeon or any affiliate thereof serves as a general partner or certain accounts in which it has a financial interest (other than an interest that results solely from Alkeon or any affiliate’s appointment as an investment adviser or portfolio manager to the account). These transactions would be effected in circumstances where the Adviser has determined that it would be appropriate for the Fund to purchase and it has been determined that it would be appropriate for such Other Account to sell, or the Fund to sell and such Other Account to purchase, the same security or instrument on the same day. The purchases and sales will be made pursuant to procedures adopted by the Fund pursuant to Rule 17a-7 under the 1940 Act. Among other things, those procedures are intended to ensure that: (i) each transaction will be effected for cash consideration at the current market price of the particular securities; (ii) no transaction will involve restricted securities or other securities for which market quotations are not readily available; and (iii) no brokerage commissions, fees (except for customary transfer fees) or other remuneration will be paid in connection with the transaction.

The Fund is not permitted to purchase or sell securities of any issuer as to which the Adviser or Alkeon has obtained material, non-public information, until such time as the information is no longer material or has become publicly known. This policy could adversely affect the Fund’s investment performance because the Fund may: (i) hold securities of an issuer with respect to which the Adviser or Alkeon has adverse information, or (ii) not purchase securities of any issuer with respect to which the Adviser or Alkeon has favorable information.

As a result of the investment banking, corporate finance or similar activities of Breakwater, the Fund may be subject to future restrictions on its ability to purchase or sell certain securities. Additionally, the Fund may only be able to purchase securities during the existence of an underwriting or selling syndicate in which Breakwater is participating subject to certain conditions. This could have an adverse impact on the Fund’s investment performance.

Future investment activities of the Adviser, Alkeon and Breakwater and their members, managers, principals, partners, directors, officers or employees (as applicable), may give rise to additional conflicts of interest.

GENERAL INFORMATION

Fiscal Year

The Fund’s fiscal year ends on each September 30. The Fund’s tax year for federal income tax purposes also ends on each September 30.

Reports to Shareholders

The Fund will send unaudited semi-annual and audited annual reports to shareholders within 60 days after the close of the period for which the report is being made, or as otherwise required by the 1940 Act.

Legal Counsel

Alston & Bird LLP, 90 Park Avenue, New York, NY 10016, serves as U.S. legal counsel to the Fund. The firm does not represent potential investors with respect to their investment in the Fund.

Shareholder Inquiries

Inquiries concerning the Fund and Shares (including information concerning purchasing procedures) should be directed to your Selling Agent. All potential investors in the Fund are encouraged to consult appropriate legal and tax counsel.

More information about the Fund is available in the SAI. The SAI is incorporated by reference into this Offering Memorandum. The Fund files with the SEC a list of its portfolio holdings as of the end of the first and third fiscal quarters on Form N-PORT. Additional information about the Fund’s investments will be available in the annual and semi-annual reports to shareholders. The Fund’s annual and semi-annual reports (as filed on Form N-CSR) and each Form N-PORT may be viewed on the SEC’s website (www.sec.gov).

From time to time, additional Fund information, such as risk and exposure reports, or the Portfolio Manager’s market outlook or industry assessments, may be made available. To the extent permitted by law, such information, as well as the Offering Memorandum, SAI and shareholder reports, may be obtained free of charge by contacting your financial advisor.

TABLE OF CONTENTS OF STATEMENT OF ADDITIONAL INFORMATION

THE FUND	S-2

ADDITIONAL INVESTMENT POLICIES AND PRACTICES	S-2

INVESTMENT ADVISORY AND OTHER SERVICES	S-6

MANAGEMENT OF THE FUND	S-7

PORTFOLIO MANAGER	S-12

TAX ASPECTS	S-13

PROXY VOTING POLICIES AND PROCEDURES	S-18

GENERAL INFORMATION	S-18

FINANCIAL STATEMENTS	S-14

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APPENDIX A

Form of Investor Certification

INNOVATION ACCESS FUND

Account No.:

Financial Advisor Name:

INVESTOR CERTIFICATION

This certificate relates to Innovation Access Fund (the “Fund”) and is given to you as broker with respect to a potential purchase of shares in the Fund.

I hereby certify that I am a natural person with, or I am signing on behalf of a company with, (i) a net worth of more than $2,200,000 (in the case of a natural person, either as an individual or with assets held jointly with a spouse) excluding the value of the primary residence of such person as an asset, and, as a liability, certain debt, or portions thereof, secured by such property, or otherwise meet the definition of a “qualified client” under Rule 205-3 promulgated under the Investment Advisers Act of 1940, as amended, or, in the case of an existing investor making a subsequent investment in the Fund, I hereby certify that I, or the company I am signing on behalf of, certified to, and continue to satisfy, the net worth requirement that was in place at the time of my, or the company’s that I am signing on behalf of, initial investment in the Fund. If I am signing on behalf of a company, I further certify that (A) such company is not a private investment company,* a registered investment company or a business development company or (B) if such a company, each equity owner can make the certification in the preceding sentence. For purposes of this test, net worth is the fair market value of the assets that I (jointly with my spouse) or such company own(s) other than household effects, less (i) the value of my primary residence and debt secured by such property (up to the current market value of the residence), and (ii) all indebtedness and liabilities of any type (including joint liabilities with any other person). I agree to produce evidence to support the foregoing certification upon request.

I further certify that:

A: For individual investors and grantors of certain grantors trusts, one (or more) of the following is accurate in describing the investor’s eligibility to invest in the Fund, as indicated by a checked box:

The investor is:

☐	(a) A natural person who has a net worth or joint net worth with that person’s spouse at the time of purchase of the shares that exceeds $1,000,000. The term “net worth” means the excess of total assets at fair market value over total liabilities. For the purposes of determining “net worth,” the primary residence owned by an individual shall be excluded as an asset. Any liabilities secured by the primary residence should be included in total liabilities only if and to the extent that: (1) such liabilities exceed the fair market value of the residence; or (2) such liabilities were incurred within 60 days before the purchase of the shares (other than as a result of the acquisition of the primary residence); or

☐	(b) A natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person’s spouse in excess of $300,000 in each of those years and who has a reasonable expectation of reaching the same income level in the current year.

☐	(c) A natural person who holds, in good standing, one of the following professional licenses: the General Securities Representative license (Series 7), the Private Securities Offerings Representative license (Series 82), or the Investment Adviser Representative license (Series 65).

____________________

*	For this purpose, “private investment company” means a company that would be defined as an investment company under Section 3(a) of the Investment Company Act but for the exception provided from the definition by Section 3(c)(1) of such Act (i.e., not more than 100 security owners).

B: For entities, one (or more) of the following is accurate in describing the investor’s eligibility to invest in the Fund, as indicated by a checked box:

The investor is:

☐	(a) A trust (i) with total assets in excess of $5,000,000, (ii) that was not formed for the specific purpose of investing in the Fund, and (iii) of which the person responsible for directing the investment of assets in the Fund has such knowledge and experience in financial and business matters that such person is capable of evaluating the merits and risks of the prospective investment;
☐	(b) An entity with total assets in excess of $5,000,000 that was not formed for the specific purpose of investing in the Fund and that is (please check one)

___ a corporation; ___ a Massachusetts or similar business trust; or

___ a partnership; ___ an organization described in Section 501(c)(3) of the

___ a limited liability company; Internal Revenue Code of 1986, as amended (the “Code”);

☐	(c) An entity licensed, or subject to supervision, by U.S. federal or state examining authorities as a “bank,” (as defined in Section 3(a)(2) of the 1933 Act, a “savings and loan association,” (or other institution as described in Section 3(a)(5)(A) of the 1933 Act), or an account for which a bank or savings and loan association is subscribing in a fiduciary capacity;
☐	(d) An entity registered with the SEC as a broker or dealer under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), an “insurance company” (as defined in Section 2(13) of the 1933 Act) or an investment company registered under the Investment Company Act of 1940, as amended (the “1940 Act”); or an entity that has elected to be treated or qualifies as a “business development company” (within the meaning of Section 2(a)(48) of the 1940 Act);
☐	(e) A Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958, as amended;
☐	(f) A private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940, as amended (the “Advisers Act”);
☐	(g) An entity which all of the unit owners and participants (i.e., all partners (including limited partners) of a partnership, shareholders of a corporation, or beneficiaries of an estate) are Accredited Investors. THIS OPTION IS NOT APPLICABLE FOR NON-GRANTOR TRUSTS;
☐	(h) A Rural Business Investment Company as defined in Section 384A of the Consolidated Farm and Rural Development Act;
☐	(i) A family office, as defined in Rule 202(a)(11)(G)-1 under the Advisers Act, that (i) has assets under management in excess of $5 million; (ii) is not formed for the specific purpose of acquiring the shares of the Fund and (iii) has a person directing the prospective investment who has such knowledge and experience in financial and business matters so that the family office is capable of evaluating the merits and risks of the prospective investment; or
☐	(j) A family client, as defined in Rule 202(a)(11)(G)-1 under the Advisers Act, of a family office meeting the requirements of clause (i) above and whose prospective investment in the Fund is directed by that family office pursuant to clause (i)(iii) above.

C: For benefit plans, one (or more) of the following is accurate in describing the investor’s eligibility to invest in the Fund, as indicated by a checked box:

The investor is:

☐	(a) An employee benefit plan within the meaning of the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and the decision to invest in the Fund was made by a plan fiduciary (as defined in Section 3(21) of ERISA), which is either a bank, savings and loan association, insurance company or registered investment adviser;
☐	(b) An employee benefit plan within the meaning of ERISA and has total assets in excess of $5,000,000;
☐	(c) A self-directed plan and all of its participants investing in the Fund through the plan are Accredited Investors; or
☐	(d) A plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees and has total assets in excess of $5,000,000.

In addition, I hereby confirm that I understand and agree that should I (or the company) purchase shares of the Fund, the following conditions will apply to the ownership and transfer of the shares:

(1)	Shares may be held only through a broker, dealer, registered investment adviser or other financial intermediary that has entered into an agreement with the Fund, the Fund’s distributor(s) or adviser, SilverBay Capital Management, LLC, for the provision of shareholder services;

(2)

Shares may not be transferred, except to a person who (i) is an “accredited investor” as defined in Rule 501(a) of Regulation D promulgated under the 1933 Act and (ii) has a net worth (in the case of a natural person, either as an individual or with assets held jointly with a spouse) of more than $2,200,000 (excluding the value of the primary residence of such person as an asset, and, as a liability, certain debt, or portions thereof, secured by such property) or otherwise meet the definition of a “qualified client” under Rule 205-3 promulgated under the Investment Advisers Act of 1940, as amended, who agrees to hold his, her or its shares through a broker, dealer, registered investment adviser or other financial intermediary that has entered into an agreement for the provision of shareholder services to the Fund, and who agrees not to transfer the shares, except to another person who (i) is an “accredited investor” as defined in Rule 501(a) of Regulation D promulgated under the 1933 Act and (ii) has a net worth (together, in the case of a natural person, with assets held jointly with a spouse) of more than $2,200,000 (excluding the value of the primary residence of such person as an asset, and, as a liability, certain debt, or portions thereof, secured by such property) or otherwise meet the definition of a “qualified client” under Rule 205-3 promulgated under the Investment Advisers Act of 1940, as amended, and agrees to comply with the foregoing ownership and transfer restrictions; and

(3)	Upon any transfer of shares in violation of the foregoing clauses (1) or (2), in addition to any other remedy that it may have, the Fund will have the right (but not the obligation) to repurchase any such improperly transferred shares.

I acknowledge, understand and recognize that liquidity is limited as set forth in the Offering Memorandum. I understand that you, the Fund, and SilverBay Capital Management LLC are relying on the certification and agreements made herein in determining qualification and suitability as an investor in the Fund. I understand that shares of the Fund are not an appropriate investment for, and may not be acquired by, any person who cannot make this certification, and agree to indemnify you and hold you harmless from any liability that you may incur as a result of this certification being untrue in any respect. I understand that it may be a violation of state and federal law for me (or the company) to provide this certification if I know that it is not true. I have read the preliminary or final Offering Memorandum for the Fund, including the investor qualification and investor suitability provisions contained therein. I understand that an investment in the Fund involves a considerable amount of risk and that I (or the company) may lose some or all of my (or its) investment. I understand that an investment in the Fund is suitable only for investors who can bear the risks associated with the limited liquidity of the shares and should be viewed as a long-term investment. I will promptly advise you if any of the statements herein ceases to be true prior to my (or the company’s) purchase of shares.

CLASS A SHARES:

Gross Investment Amount	Sales Load or Selling Agent Transaction Fee or Commission (if applicable)		Net Amount Invested (net of sales load or Selling Agent transaction fee or commission if applicable)

$		%	$

The Investor acknowledges that a sales load in the percentage of the amount transmitted in connection with his, her or its purchase of shares as specified above is being charged by his, her or its broker-dealer in connection with the investment in the Fund and that only the net amount, after deduction of the sales load, will be invested in the Fund.
Initial (if applicable)

CLASS W SHARES:

Investment Amount

$

CLASS I SHARES:

Investment Amount

$

Trade Date (if none indicated, next available):

INVESTOR SIGNATURE

Date:	By:
Name:

Innovation Access Fund

Statement of
Additional Information
Dated January 22, 2026

This Statement of Additional Information (“SAI”) is not an offering memorandum. This SAI relates to and should be read in conjunction with the offering memorandum of Innovation Access Fund (the “Fund”), dated January 22, 2026. To obtain a copy of the Fund’s offering memorandum (the “Offering Memorandum”), please call the Fund at (212) 716-6840.

THE FUND	S-2

ADDITIONAL INVESTMENT POLICIES AND PRACTICES	S-2

INVESTMENT ADVISORY AND OTHER SERVICES	S-6

MANAGEMENT OF THE FUND	S-7

PORTFOLIO MANAGER	S-12

TAX ASPECTS	S-13

PROXY VOTING POLICIES AND PROCEDURES	S-18

GENERAL INFORMATION	S-18

FINANCIAL STATEMENTS	S-14

THE FUND

The Fund is a Delaware statutory trust that is registered under the Investment Company Act of 1940, as amended (the “1940 Act”), as a closed-end management investment company. The Fund operates as a non-diversified investment company.

ADDITIONAL INVESTMENT POLICIES AND PRACTICES

The investment objective and principal investment strategies of the Fund, as well as the principal risks associated with the Fund’s investment strategies, are set forth in the Offering Memorandum. Certain additional investment information is set forth below.

Fundamental Policies

The Fund has adopted the following six fundamental investment policies, which cannot be changed without the vote of a majority of the Fund’s outstanding voting securities (as defined by the Investment Company Act of 1940 (the “1940 Act”)):

(1) The Fund will not invest 25% or more of the value of its total assets in the securities of issuers engaged in any single industry or group of related industries, provided that this restriction does not limit the Fund’s investments in U.S. Government Securities (as defined herein), and in securities of “Innovation Companies” (as defined in the Offering Memorandum as may be amended from time to time) in the technology and related sectors in which the Fund will concentrate in each case consistent with the principal investment strategy set forth in the Offering Memorandum (as may be amended from time to time).

(2) The Fund will not issue “senior securities” (as defined by the 1940 Act) or borrow money except to the extent permitted by the 1940 Act or as otherwise permitted by the Securities and Exchange Commission (“SEC”) or its staff and as is consistent with the Fund’s investment policies.

(3) The Fund will not underwrite securities of other issuers, except insofar as the Fund may be deemed an underwriter under the Securities Act of 1933, as amended (the “1933 Act”), in connection with the disposition of its portfolio securities.

(4) The Fund will not make loans of money or securities to other persons, except through purchasing debt securities, lending portfolio securities or entering into repurchase agreements in a manner consistent with the Fund’s investment policies.

(5) The Fund will not purchase or sell commodities, except that the Fund may purchase and sell foreign currency, as well as options on foreign currency, indices and financial futures contracts, and may enter into currency swaps and forward contracts, including those related to indices, in connection with its investments in foreign securities, in accordance with such investment policies as the Fund’s Board of Trustees (the “Board”) may adopt and subject to applicable regulatory limitations.

(6) The Fund will not purchase, hold or deal in real estate, but may invest in securities that are secured by real estate or that are issued by companies that invest or deal in real estate or real estate investment trusts.

The Fund’s investment objective is not fundamental and may be changed without the approval of shareholders. The Fund’s policy with respect to the investment of at least 80% of its assets as described in the Offering Memorandum may not be changed without 60 days’ advance notice to the shareholders.

Under the 1940 Act, the vote of a majority of the outstanding voting securities of an investment company, such as the Fund, means the vote, at an annual or a special meeting of the security holders of the Fund duly called, (i) of 67 percent or more of the voting securities present at the meeting, if the holders of more than 50 percent of the outstanding voting securities of the Fund are present or represented by proxy; or (ii) of more than 50 percent of the outstanding voting securities of the Fund, whichever is less.

With respect to the investment restriction set forth in (1) above, and other policies described herein and in the Offering Memorandum, except the incurrence of leverage or the issuance or deemed issuance of a senior security, if a percentage restriction is adhered to at the time of entering into the investment or transaction, a later change in percentage resulting from a change in the values of investments or the value of the Fund’s total assets, unless otherwise stated, will not constitute a violation of the restriction or policy. In addition to the restrictions contained in the fundamental investment policies stated above, the Fund is subject to certain restrictions imposed by the 1940 Act on registered investment companies, including restrictions with respect to its investment in the securities of other investment companies, insurance companies and companies engaged in certain securities related businesses.

With respect to the investment restriction set forth in (2) above, the Fund currently expects to employ leverage up to 15 percent of the Fund’s total assets, primarily through direct borrowing from banks and/or prime brokers.

Use of Derivatives and Hedging

The Fund may from time to time utilize a variety of special investment instruments and techniques (as described below) to hedge its investment portfolio against various risks (such as changes in interest rates or other factors that affect security values) or for non-hedging purposes to pursue its investment objective. The instruments the Fund may use and the particular manner in which they may be used may change over time as new instruments and techniques are developed or regulatory changes occur. Certain of the special investment instruments and techniques that the Fund may use are speculative and involve a high degree of risk, particularly in the context of non-hedging transactions to pursue the Fund’s investment objective. There is no requirement that the Fund hedge its portfolio or any of its investment positions.

The Fund may enter into derivatives contracts, such as futures, options, swaps and forward contracts, which involve substantial risk. Derivatives typically allow the Fund to seek to increase or decrease the level of risk to which it is exposed more quickly and efficiently than transactions in other types of instruments. The Fund incurs costs in connection with opening and closing derivatives positions.

The use of derivatives can lead to losses because of adverse movements in the price or value of the reference instrument, due to failure of a counterparty or due to tax or regulatory constraints. Derivatives may create economic leverage in the Fund, which magnifies the Fund’s exposure to the reference instrument and magnifies potential losses. When derivatives are used to gain or limit exposure to a particular market or market segment, their performance may not correlate as expected to the performance of such market, thereby causing the Fund to fail to achieve its original purpose for using such derivatives. A decision as to whether, when and how to use derivatives involves the exercise of specialized skill and judgment, and a transaction may be unsuccessful in whole or in part because of market behavior, unexpected events or the failure of SilverBay Capital Management LLC, the Fund’s investment adviser (the “Adviser”), to use derivatives effectively. Derivative instruments may be difficult to value, may be illiquid and may be subject to wide swings in valuation caused by changes in the value of the reference instrument.

The 1940 Act rules impose limits on the Fund’s ability to use derivative instruments and short sales. Generally, under such rules, if the Fund’s notional derivative exposures (including short sales) exceed 10% of the Fund’s net assets, the Fund’s VaR may not exceed 200% of the VaR of a designated reference portfolio. These rules may restrict the Fund’s otherwise intended participation in derivative transactions, short sales, and other leverage creating transactions which may affect the Fund’s ability to achieve its investment objective or make it more costly to do so.

Options Risk. The use of options is a highly specialized activity which involves investment techniques and risks different from those associated with ordinary portfolio securities transactions. The Fund may buy and sell call and put options, including options on currencies. If the Fund sells a put option, there is a risk that the Fund may be required to buy the underlying asset at a disadvantageous price. If the Fund sells a call option, there is a risk that the Fund may be required to sell the underlying asset at a disadvantageous price, and if the call option sold is not covered (for example, by owning the underlying asset), the Fund’s losses are potentially unlimited. Options may be traded over-the-counter or on a securities exchange. These transactions involve risks consisting of counterparty credit risk and leverage risk.

The Fund may at times use currency options to hedge against the decline in the value of a currency or to enhance returns. Currency options are similar to options on securities. For example, in consideration for an option premium the writer of a currency option is obligated to sell (in the case of a call option) or purchase (in the case of a put option) a specified amount of a specified currency on or before the expiration date for a specified amount of another currency. The Fund may engage in transactions for currency options either on exchanges or over-the-counter markets. Currency options involve substantial currency risk, and may also involve credit, leverage or liquidity risk, among others.

Futures Risk. Futures contracts markets are highly volatile and are influenced by a variety of factors, including national and international political and economic developments. In addition, because of the low margin deposits normally required in futures trading, a high degree of leverage is typical of a futures trading account. As a result, a relatively small price movement in a futures contract may result in substantial losses. Positions in futures contracts may be closed out only on the exchange on which they were entered into or through a linked exchange, and no secondary market exists for such contracts. Certain futures exchanges do not permit trading in particular futures contracts at prices that represent a fluctuation in price during a single day’s trading beyond certain set limits. If prices fluctuate during a single day’s trading beyond those limits, the Fund could be prevented from promptly liquidating unfavorable positions and thus be subjected to substantial losses. When used for hedging purposes, an imperfect or variable degree of correlation between price movements of the futures contracts and the underlying investment sought to be hedged may prevent the Fund from achieving the intended hedging effect or expose the Fund to the risk of loss.

Swaps Risk. Swap agreements are two-party contracts entered into primarily by institutional investors for periods ranging from a few weeks to more than a year. In a standard swap transaction, two parties agree to exchange the returns earned on specified assets, such as the return on, or increase in value of, a particular dollar amount invested at a particular interest rate, in a particular non-U.S. currency, or in a “basket” of securities representing a particular index. The use of swaps is a highly specialized activity that involves investment techniques and risks different from those associated with ordinary securities transactions.

Forward Contracts Risk. A forward contract is an over-the-counter derivative transaction between two parties to buy or sell a specified amount of an underlying reference (security, index or currency) at a specified price (or rate) on a specified date in the future. Forward contracts are negotiated on an individual basis and are not standardized or traded on exchanges. The market for forward contracts is substantially unregulated and can experience lengthy periods of illiquidity, unusually high trading volume and other negative impacts, such as political intervention, which may result in volatility or disruptions in such markets. A relatively small price movement in a forward contract may result in substantial losses to the Fund, exceeding the amount of the margin paid. Forward contracts can increase the Fund’s risk exposure to underlying references and their attendant risks, such as credit risk, market risk, foreign currency risk and interest rate risk, while also exposing the Fund to correlation risk, counterparty risk, hedging risk, leverage risk, liquidity risk, pricing risk and volatility risk.

Other Derivatives. In addition to options on securities indices (described above) and the derivative instruments described herein, the Fund may from time to time invest in a variety of other derivative instruments to seek maximum capital appreciation or for hedging purposes, such as swaptions, and structured-equity notes. A swaption is an option entitling one party to enter into a swap agreement with a counterparty. Structured-equity notes are specially designed investments whose principal payments or interest payments are linked to the value of an underlying equity asset. The Adviser reserves the right to utilize other derivative instruments as it deems appropriate and as new instruments are developed or regulatory changes occur. Derivative instruments may be subject to various types of risks, including market risk, liquidity risk, counterparty credit risk, legal risk and operations risk. For example:

•	the underlying investment or security might not perform in the manner that the Adviser expects it to perform, which could make an effort to hedge using derivatives unsuccessful;

•	the company issuing the derivative instrument may be unable to pay the amount due on the maturity of the instrument;

•	certain derivative investments held by the Fund may trade only in over-the-counter markets or not at all, and can be illiquid; and

•	derivatives may change rapidly in value because of their inherent leverage.

All of this can mean that the Fund’s net asset value may change more often and to a greater degree than it otherwise would. The Fund has no obligation to enter into any hedging transactions.

Repurchase Agreements. The Fund is expected to invest no more than 5% of its assets in repurchase agreements involving the types of securities eligible for purchase by the Fund.

Repurchase agreements, which may be viewed as a type of secured lending by the Fund, are agreements under which the Fund purchases securities from a bank that is a member of the Federal Reserve System, a foreign bank or a securities dealer that agrees to repurchase the securities from the Fund at a higher price on a designated future date. If the seller under a repurchase agreement becomes insolvent or otherwise fails to repurchase the securities, the Fund would have the right to sell the securities. This right, however, may be restricted, or the value of the securities may decline before the securities can be liquidated. In the event of the commencement of bankruptcy or insolvency proceedings with respect to the seller of the securities before the repurchase of the securities under a repurchase agreement is accomplished, the Fund may encounter a delay and incur costs, including a decline in the value of the securities, before being able to sell the securities. Repurchase agreements that are subject to foreign law may not enjoy protections comparable to those provided to certain repurchase agreements under U.S. bankruptcy law, and they therefore may involve greater risks.

The Fund has adopted specific policies designed to minimize certain of the risks of loss associated with repurchase agreements. These procedures include a requirement that the Adviser effect repurchase transactions only with large, well-capitalized U.S. financial institutions approved by it as creditworthy based upon periodic review. In addition, the value of the collateral underlying the repurchase agreement, which will be held by the Fund’s custodian on behalf of the Fund, will always be at least equal to the repurchase price, including any accrued interest on the repurchase agreement. In the event of a default or bankruptcy by a selling financial institution, the Fund will seek to liquidate such collateral. However, the exercise of the Fund’s right to liquidate such collateral could involve certain costs or delays and, to the extent that proceeds from any sale upon a default of the obligation to repurchase were less than the repurchase price, the Fund could suffer a loss.

Reverse Repurchase Agreements. The Fund may enter into reverse repurchase agreements, which involve the sale of securities with the simultaneous agreement to repurchase the securities at an agreed-upon price (reflecting a market rate of interest) on a specific date. These transactions involve a risk that the other party to a reverse repurchase agreement will be unable or unwilling to complete the transaction as scheduled, which may result in losses to the Fund. Reverse repurchase transactions are a form of leverage that may increase the volatility of the Fund’s investment portfolio. The Fund is expected to invest no more than 5% of its assets in reverse repurchase agreements. As with repurchase agreements, the Adviser will only effect reverse repurchase transactions with large, well-capitalized U.S. financial institutions approved by it as creditworthy based upon periodic review. These transactions are subject to the restrictions identified above which limit the Fund’s ability to use derivative instruments and short sales (as described in the Offering Memorandum).

When-Issued and Forward Commitment Securities. The Fund may purchase securities on a “when-issued” basis and may purchase or sell securities on a “forward commitment” basis in order to hedge against anticipated changes in interest rates and prices. These transactions involve a commitment by the Fund to purchase or sell securities at a future date (ordinarily one or two months later). The price of the underlying securities, which is generally expressed in terms of yield, is fixed at the time the commitment is made, but delivery and payment for the securities takes place at a later date. No income accrues on securities that have been purchased pursuant to a forward commitment or on a when-issued basis prior to delivery to the Fund. When-issued securities and forward commitments may be sold prior to the settlement date. If the Fund disposes of the right to acquire a when-issued security prior to its acquisition or disposes of its right to deliver or receive against a forward commitment, it may incur a gain or loss. These transactions will be subject to the Fund’s limitation on indebtedness unless, at the time the Fund enters into such a transaction, a segregated account consisting of cash, debt securities issued or guaranteed by the U.S. Government or one of its agencies or instrumentalities (“U.S. Government Securities”) or liquid securities equal to the value of the when-issued or forward commitment securities is established and maintained. There is a risk that securities purchased on a when-issued basis may not be delivered and that the purchaser of securities sold by the Fund on a forward basis will not honor its purchase obligation. In these cases, the Fund may incur a loss.

Counterparty Credit Risk

The Fund will be subject to counterparty credit risk with respect to any use of derivatives contracts. If a counterparty to a derivative contract becomes bankrupt or otherwise fails to perform its obligations due to financial difficulties, the Fund may experience significant delays in obtaining any recovery in a bankruptcy or other reorganization proceeding. The Fund may obtain only a limited recovery or may obtain no recovery in such circumstances. To partially mitigate this risk, the Adviser will seek to effect derivative transactions only with counterparties that it believes are creditworthy. The Adviser will consider the creditworthiness of counterparties in the same manner as it would review the credit quality of a security to be purchased by the Fund. However, there is no assurance that a counterparty will remain creditworthy or solvent.

INVESTMENT ADVISORY AND OTHER SERVICES

Subject to the supervision and control of the Board, the Adviser serves as the Fund’s investment adviser, pursuant to an investment advisory agreement (the “Advisory Agreement”). The Advisory Agreement was approved by the Board (including a majority of the Trustees who are not “interested persons” (as defined in the 1940 Act) of the Fund (the “Independent Trustees”)), at a meeting held on November 13, 2025, and approved on that date by the then sole shareholder of the Fund. The Adviser is controlled by Alkeon Capital Management, LLC, its sole member (“Alkeon”).

The Adviser is responsible for: (i) developing and implementing the Fund’s investment program, (ii) managing the Fund’s investment portfolio and making all decisions regarding the purchase and sale of investments for the Fund, and (iii) providing various management and administrative services to the Fund. The Advisory Agreement provides that, in consideration for providing certain management services (provided by the Adviser or an affiliate) and administrative services (provided by the Adviser or an affiliate), the Adviser will be entitled to receive the management fee and incentive fee, as set forth under “Fees and Expenses” in the Offering Memorandum and as described below. The management fee and incentive fee arrangements between the Fund and the Adviser were also approved at a meeting by the Board (including a majority of the Independent Trustees), and approved on that date by the then sole shareholder of the Fund, on November 13, 2025.

Those certain management and administrative services provided by the Adviser (or an affiliate) include assisting the Fund in selecting, and monitoring the quality of services provided by, the Fund’s administrator, custodian, transfer agent, and other organizations that provide services to the Fund. In addition, the Adviser (or an affiliate) provides office space, facilities, equipment and other support services and personnel as necessary to operate the Fund. The Adviser is also responsible for providing additional management and administrative services as may reasonably be required in connection with the business affairs and operations of the Fund beyond those furnished by the Fund’s administrator.

The Advisory Agreement provides for indemnification by the Fund of the Adviser and its affiliates from any and all costs, losses, claims, damages or liabilities, joint or several, including reasonable attorneys’ fees and disbursements incurred by them resulting in any way from their performance or non-performance of their duties with respect to the Fund. Indemnification is only available to the extent the cost, loss, claim, damage or liability did not result from willful misfeasance, bad faith or gross negligence in the performance by the persons seeking indemnification of their duties, or the reckless disregard of their obligations and duties, under the Advisory Agreement.

The Advisory Agreement provides that it will continue in effect for two years and that, after the initial period of effectiveness, will continue in effect for successive annual periods, provided that such continuance is specifically approved at least annually by the vote of a majority of the Board who are not parties to the agreement or interested persons of any such party cast in person at a meeting called for the purpose of voting on such continuance, and either: (i) the vote of a majority of the outstanding shares of the Fund; or (ii) the vote of a majority of the full Board. The Advisory Agreement also provides that it may be terminated at any time, without the payment of any penalty, either by: (i) the Fund, by action of the Board or by vote of a majority of the outstanding shares of the Fund, on 60 days’ written notice; or (ii) the Adviser on 60 days’ written notice to the Fund. The Advisory Agreement will terminate immediately in the event of its “assignment” (as defined in the 1940 Act). A discussion regarding the basis for the Board’s approval of the Advisory Agreement and the factors the Board considered will be available in the Fund’s first annual report to shareholders.

In consideration of services provided by the Adviser, the Fund pays the Adviser a monthly management fee computed at the annual rate of 1.25% of the Fund’s net assets held by the Fund as of the beginning of each month (the “Management Fee”), which is due and payable within five business days after the beginning of each month. This fee is accrued monthly as an expense to be paid out of the Fund’s assets and will have the effect of reducing the net asset value of the Fund. In addition, the Adviser will waive the Management Fee for the first twelve months from beginning from the month in which the first investment in the Fund by investors that are not the Adviser or its affiliates occurs, which period may be extended in the Adviser’s sole discretion.

The Fund also pays the Adviser a performance-based incentive fee (the “Incentive Fee”) promptly after the end of each fiscal year of the Fund. The Incentive Fee is determined as of the end of the fiscal year in an amount equal to 15% of the amount by which the Fund’s net profits for all Fiscal Periods (as defined below), ending within or coterminous with the close of such fiscal year exceed the balance of the loss carryforward account (as described below), without duplication for any Incentive Fees paid during such fiscal year.

The Fund also pays the Adviser the Incentive Fee in the event a Fiscal Period is triggered in connection with a share repurchase offer by the Fund, as described below.

For purposes of calculating the Incentive Fee, net profits means the amount by which: (a) the net assets of the Fund as of the end of a Fiscal Period, increased by the dollar amount of shares of the Fund repurchased during the Fiscal Period (excluding shares to be repurchased as of the last day of the Fiscal Period after determination of the Incentive Fee) and by the amount of dividends and other distributions paid to shareholders during the Fiscal Period and not reinvested in additional shares (excluding any dividends and other distributions to be paid as of the last day of the Fiscal Period), exceeds (b) the net assets of the Fund as of the beginning of the Fiscal Period, increased by the dollar amount of shares of the Fund issued during the Fiscal Period (excluding any shares issued in connection with the reinvestment of dividends and other distributions paid by the Fund). Net assets means the total value of all assets of the Fund, less an amount equal to all accrued debts, liabilities and obligations of the Fund, determined in accordance with the valuation and accounting policies and procedures of the Fund. “Fiscal Period” means each period ending on the Fund’s fiscal year-end (or such other period ending on the Fund’s fiscal year-end in the event the Fund’s fiscal year is changed), provided that whenever the Fund conducts a share repurchase offer, the period of time from the last Fiscal Period-end through the effective date of the repurchase offer also constitutes a Fiscal Period for purposes of calculating the Incentive Fee due (if any) on Shares being tendered for repurchase. Upon termination of the Advisory Agreement, the Fund will pay the Incentive Fee to the Adviser as if the date of effectiveness of such termination is the end of the Fund’s fiscal year. Thus, the occurrence of certain events, such as the termination of the Advisory Agreement (which may be terminated by the Adviser upon 60 days prior written notice to the Fund) or a periodic share repurchase offer, will trigger the determination of a Fiscal Period and the payment to the Adviser of the Incentive Fee, if any.

In the event that an Incentive Fee is payable with respect to a Fiscal Period that is not the Fund’s fiscal year-end due to the Fund’s share repurchases, the Incentive Fee will be determined as if the end of such Fiscal Period were the end of the Fund’s fiscal year, and only that portion of the Incentive Fee that is proportional to the Fund’s assets paid in respect of such share repurchases (not taking into account any proceeds from any contemporaneous issuance of shares of the Fund, by reinvestment of dividends and other distributions or otherwise) will be paid to the Adviser for such Fiscal Period.

The Adviser will be under no obligation to repay any Incentive Fee or portion thereof previously paid to it by the Fund. Thus, the payment of an Incentive Fee for a Fiscal Period will not be reversed by the subsequent decline in assets of the Fund in any subsequent Fiscal Period.

The Incentive Fee will be payable for a Fiscal Period only if there is no positive balance in the Fund’s loss carryforward account for the applicable Fiscal Period. The loss carryforward account is an account that will have an initial balance of zero upon commencement of the Fund’s operations and, thereafter, will be credited as of the end of each Fiscal Period with the amount of any net loss of the Fund for that Fiscal Period and will be debited with the amount of any net profits of the Fund for that Fiscal Period, as applicable (provided, however, that the debiting of net profits may only reduce a positive balance in the loss carryforward account and may not reduce the balance of the loss carryforward account below zero). This is sometimes known as a “high water mark.” The balance of the loss carryforward account, if any, will be subject to a proportionate reduction as of the day following: (i) the payment by the Fund of any dividend or other distribution to shareholders (unless the full amount thereof is reinvested in shares of the Fund); and (ii) any repurchase by the Fund of its shares.

The Incentive Fee presents certain risks that are not present in investment funds without incentive fees. In addition, although the aggregate fees payable by the Fund to the Adviser are similar to those of private investment funds, they are significantly higher than those paid by most registered investment companies. (See “Principal Risk Factors — The Incentive Fee Risk” in the Offering Memorandum.)

MANAGEMENT OF THE FUND

The Board has overall responsibility for the oversight of the management and operations of the Fund. It has delegated responsibility for management of the Fund’s day-to-day operations to the Adviser. It exercises similar powers, authority and responsibilities on behalf of the Fund as are customarily exercised by the board of directors of a registered investment company organized as a corporation, and has complete and exclusive authority to oversee and to establish policies regarding the management, conduct and operation of the Fund’s business. The Board also oversees the Fund’s risk management processes, primarily through the functions (described below) performed by the Audit Committee.

Gregory D. Jakubowsky, the president and principal executive officer of the Fund and the Chief Operating Officer of Alkeon, serves as chairman of the Board (the “Chairman”). Although he is an “interested person” of the Fund, as defined by the 1940 Act, the Board believes that by having the Fund’s principal executive officer serve as Chairman, it can more effectively conduct the regular business of the Fund and that through its regularly-scheduled executive sessions, the Independent Trustees have an adequate opportunity to serve as an independent, effective check on management and to protect shareholders’ interests. Furthermore, as summarized below, the Board has two committees performing critical functions for the Fund’s governance and operations: the Audit Committee and the Nominating Committee, both of which are comprised exclusively of Independent Trustees. Although the Fund does not have a “lead” Independent Trustee, the Board believes that adequate independent leadership is present given the relatively small size of the Board (75% of which is represented by Independent Trustees) and that each of the Fund’s critical committees of the Board (Audit and Nominating) is chaired by an Independent Trustee.

The identity of the Trustees, and brief biographical information regarding each Trustee, is set forth below.

Independent Trustees
Number of
Portfolios in
Fund
	Position(s)	Term of Office		Complex*	Other
Name and	with the	and Length of	Principal Occupation(s)	Overseen by	Trusteeships/ Directorships
Year of Birth	Fund	Time Served	During Past 5 Years	Trustee	Held by Trustee
Robert Melnyk 1972	Trustee	Indefinite/Since Inception	Self-employed, operations consulting (July 2025 to Present). Previously, Mr. Melynk was a Managing Director in the Operations and Treasury Group at Davidson Kempner Capital Management, LP (May 2005 to December 2021).	One	N/A
William Murphy 1958	Trustee	Indefinite/Since Inception	Retired. Previously, Mr. Murphy was a senior executive in the derivatives trading group of an international investment bank.	Two	ACAP Strategic Fund
Jorge Orvananos 1968	Trustee	Indefinite/Since Inception	President, GFR Signals, LLC (financial advisory firm, 2011 to Present). Previously, Mr. Orvananos was an investment analyst at a financial advisory firm.	Two	ACAP Strategic Fund

* “Fund Complex” means two or more registered investment companies that hold themselves out to investors as related companies for purposes of investment and investor services, or that have a common investment adviser or have an investment adviser that is an affiliated person of the investment adviser of any of the other registered investment companies.

Interested Trustee*
Number of
Portfolios in
Fund
	Position(s)	Term of Office		Complex	Other
Name and	with the	and Length of	Principal Occupation(s)	Overseen by	Trusteeships/ Directorships
Year of Birth	Fund	Time Served	During Past 5 Years	Trustee	Held by Trustee
Gregory D. Jakubowsky 1972	Trustee, President and Principal Executive Officer	Indefinite/Since Inception	Chief Operating Officer, Alkeon Capital Management, LLC (investment management firm, 2002 to Present); Chief Executive Officer, Breakwater Group Distribution Services, LLC (broker-dealer, 2015 to Present).	Two	ACAP Strategic Fund (2010 to Present).

The address of each Interested Trustee is 350 Madison Avenue, 20th Floor, New York, New York 10017.

* “Interested person” of the Fund or the Adviser, as defined by the 1940 Act. Mr. Jakubowsky is an interested person of the Fund due to his position as an officer of the Fund.

Each of the Trustees was elected to the Board by the Adviser as the then sole shareholder of the Fund.

The Trustees serve on the Board for terms of indefinite duration. Except as required by the 1940 Act, Trustees need not be elected by shareholders. Each Trustee shall serve during the continued lifetime of the Trust until he/she dies, resigns, is declared bankrupt or incompetent by a court of appropriate jurisdiction, or is removed, or, if sooner, until the next meeting of shareholders called for the purpose of electing Trustees and until the election and qualification of his/her successor. Any Trustee may resign at any time by written instrument signed by him/her and delivered to any officer of the Trust or to a meeting of the Trustees. The Board, by action of a majority of the then remaining Trustees at a duly constituted meeting, may fill vacancies in the Board or remove Trustees with or without cause; except that a vacancy shall be filled only by a person elected by shareholders if required by the 1940 Act. Any Trustee may be removed at any meeting of shareholders by a vote of two-thirds of the outstanding shares of the Trust. A meeting of shareholders for the purpose of electing or removing one or more Trustees may be called (i) by the Trustees upon their own vote, or (ii) upon the demand of a shareholder or shareholders owning shares representing 10% or more of all votes entitled to be cast by outstanding shares.

Compensation of Board Members

Currently, the Independent Trustees are each paid an annual retainer of $25,000 and are reimbursed by the Fund for travel-related expenses incurred by such Trustees in providing services to the Fund. The Trustees do not receive any pension or retirement benefits from the Fund. No compensation is paid by the Fund to Trustees who are “interested persons” (as defined by the 1940 Act) of the Fund or the Adviser.

Board Committees

The Audit Committee of the Board consists of the Independent Trustees of the Fund. The primary duties of the Audit Committee are: (i) to recommend to the full Board and to approve the independent registered public accounting firm to be retained by the Fund each fiscal year; (ii) to meet with the Fund’s independent registered public accounting firm as the Audit Committee deems necessary; (iii) to review and approve the fees charged by the registered public accounting firm for audit and non-audit services; (iv) to oversee the Fund’s risk management processes by, among other things, meeting with the Fund’s auditors and overseeing the Fund’s disclosure controls and procedures (including the Fund’s internal controls over financial reporting); and (v) to report to the full Board on a regular basis and to make recommendations with respect to the above and other matters as the Audit Committee may deem necessary or appropriate. The Board has adopted a written charter for the Audit Committee. As the Fund is newly organized, no meetings of the Audit Committee have been held as of the date of this SAI.

The Board has also formed a Nominating Committee comprised of the Independent Trustees to which the discretion to select and nominate candidates to serve as Independent Trustees has been committed. While the Nominating Committee is solely responsible for the selection and nomination of the Fund’s Independent Trustees, the Nominating Committee may

consider nominations for the office of Independent Trustee made by investors in the Fund or by Fund management as it deems appropriate. Shareholders who wish to recommend a nominee should send nominations (that include biographical information and set forth the qualifications of the proposed nominee) to Innovation Access Fund, 350 Madison Avenue, 20th Floor, New York, New York, 10017. As the Fund is newly organized, no meetings of the Nominating Committee have been held as of the date of this SAI.

Although the Board does not have a formal diversity policy, the Board endeavors to comprise itself of members with a broad mix of professional and personal backgrounds. The Independent Trustees have, through their annual self-assessment process, expressed their satisfaction with the current composition of the Board and, in this regard, accorded particular weight to the individual professional and personal background of each Trustee, as set forth in the biographies included in the table contained in “Management of the Fund—Independent Trustees”, which was the basis for their selection to the Board. The Independent Trustees also considered that Mr. Jakubowsky is not an Independent Trustee, but recognized that he is a senior officer of Alkeon (the sole member of the Adviser) and serves as a principal officer of the Fund, and, as such, helps foster the Board’s direct access to information regarding the Adviser and the Fund. In considering the candidacy of a prospective Independent Trustee, the Nominating Committee and the Board would take into account a variety of factors, including each nominee’s professional background and experience.

Equity Securities Owned by Trustees

As of the end of the most recently completed calendar year, none of the Trustees own shares of the Fund or in any other registered investment company overseen by the Trustees within the same Fund complex. As of the end of the most recently completed calendar year, the Independent Trustees, and their immediate family members, did not beneficially own or own of record securities in the Adviser, the Adviser’s sole member, Alkeon, Breakwater Group Distribution Services, LLC or any persons (other than registered investment companies) directly or indirectly controlling, controlled by or under common control with the Adviser.

Fund Officers

In accordance with the Fund’s amended and restated declaration of trust, the Board has selected the following persons to serve as officers of the Fund:

Officers
Term of Office and
Name and	Position(s) with	Length of Time	Principal Occupation(s)	Number of Portfolios in
Year of Birth	the Fund	Served	During Past 5 Years	Fund Complex Overseen
Gregory D. Jakubowsky 1972	Trustee, President and Principal Executive Officer	Indefinite/Since Inception	Chief Operating Officer, Alkeon Capital Management, LLC (investment management firm, 2002 to Present); Chief Executive Officer, Breakwater Group Distribution Services, LLC (broker-dealer, 2015 to Present).	Two

George Mykoniatis 1970	Treasurer and Principal Financial Officer	Indefinite/Since Inception	Chief Financial Officer, Alkeon Capital Management, LLC (investment management firm, 2002 to Present); Principal, Breakwater Group Distribution Services, LLC (broker-dealer, 2015 to Present).	Two

Jennifer Shufro 1975	Chief Compliance Officer, Chief Legal Officer, Vice President and Secretary	Indefinite/Since Inception	Managing Director, Alkeon Capital Management, LLC (investment management firm, 2012 to Present); Chief Compliance Officer, SilverBay Capital Management LLC (investment management firm, 2015 to Present).	Two

The address of each Officer is 350 Madison Avenue, 20th Floor, New York, New York 10017.

PORTFOLIO MANAGER

The following table provides information regarding accounts other than the Fund managed by the Fund’s principal portfolio manager, Mr. Panayotis (“Takis”) Sparaggis (the “Portfolio Manager”), as of September 30, 2025:

Registered Investment Companies Managed by the Portfolio Manager
Number with
		Performance Based	Total Assets with
Number Total	Total Assets	Fees	Performance-Based Fees
2	11,321,894,164	2	11,321,894,164

Pooled Investment Vehicles Managed by the Portfolio Manager
Number with
		Performance Based	Total Assets with
Number Total	Total Assets	Fees	Performance-Based Fees
13	$12,822,892,547	13	$12,822,892,547

Other Accounts Managed by the Portfolio Manager
Number with
		Performance Based	Total Assets with
Number Total	Total Assets	Fees	Performance-Based Fees
-	-	-	-

Portfolio Manager Compensation

Mr. Sparaggis’ compensation consists of periodic draws and the income from the profits of Alkeon, the sole member of the Adviser, derived by him as its controlling principal. The level of Alkeon’s profitability in turn is dependent on the advisory fees and performance fees and allocations received from the Fund and other advisory clients.

Securities Ownership of Portfolio Managers

As of December 31, 2025, the Portfolio Manager did not own directly any shares of the Fund. (This does not take into account the Portfolio Manager’s position as controlling principal of the Adviser’s sole member.)

Control Persons and Principal Holders of Securities

Control Persons

A control person is a person who owns, either directly or indirectly, beneficially more than 25% of the voting securities of a company. The Fund has no known persons or entities who "controlled" the Fund or who owns of record or beneficially 5% or more of the Fund’s shares as of November 13, 2025.

Management Ownership

As of the date of this SAI, the Trustees and officers as a group owned an aggregate of less than 1% of the outstanding shares of the Fund, and none of the Independent Trustees or any of their immediate family members owned beneficially or of record any securities in the Adviser.

BROKERAGE

The Adviser is responsible for placing orders for the execution of the Fund’s portfolio transactions and the allocation of brokerage transactions. Transactions on the great majority of foreign stock exchanges involve the payment of a combination of fixed and negotiated commissions, while transactions on U.S. stock exchanges and on some foreign stock exchanges involve the payment of negotiated brokerage commissions. No stated commission is generally applicable to securities traded on a principal basis in over-the-counter markets, but the prices of those securities include undisclosed commissions or mark-ups. Transactions may also be executed on an agency basis in over-the-counter markets, which will involve the payment of negotiated or fixed commissions, when deemed consistent with the Fund’s brokerage policies.

In selecting brokers to effect transactions on behalf of the Fund, the Adviser seeks to obtain the best price and execution, taking into account factors such as price, size of order, difficulty of execution and operational facilities of a brokerage firm, the scope and quality of brokerage services provided, and in the case of transactions effected with unaffiliated brokers, the firm’s risk in positioning a block of securities. Although the Adviser will generally seek reasonably competitive commission rates, the Adviser will not necessarily pay the lowest commission available on each transaction. The Adviser has no obligation to deal with any broker or group of brokers in executing transactions in portfolio securities.

Consistent with the principle of seeking best price and execution, the Adviser may place brokerage orders on behalf of the Fund with brokers that provide supplemental research, market and statistical information, including advice as to the value of securities, the advisability of investing in, purchasing or selling securities, and the availability of securities or purchasers or sellers of securities, and furnish analyses and reports concerning issuers, industries, securities, economic factors and trends, portfolio strategy and the performance of accounts. A commission paid to such brokers may be higher than that which another qualified broker would have charged for effecting the same transaction, provided that the Adviser determines in good faith that such commission is reasonable in terms either of the transaction or the overall responsibility of the Adviser to the Fund and other clients and that the total commissions paid by the Fund will be reasonable in relation to the benefits to the Fund over the long-term. In addition, the Adviser may at times execute a trade through a particular broker but then “step out” the trade to a different broker. This occurs when the Adviser determines that the order is best executed through a certain broker but would like to pay all or a portion of the commission to another broker for research provided to the Adviser. Research services obtained by the use of commissions arising from the Fund’s portfolio transactions may be used by the Adviser in other investment activities and, thus, the Fund may not necessarily, in any particular instance, be the direct or indirect beneficiary of the research provided to the Adviser. In no instance, however, will the Fund’s securities be purchased from or sold to the Adviser, or any affiliated person thereof, except to the extent permitted by the SEC or by applicable law. Information and research received from such brokers will be in addition to, and not in lieu of, the services required to be performed by the Adviser under the Advisory Agreement. The expenses of the Adviser are not necessarily reduced as a result of the receipt of this supplemental information, which may be useful to the Adviser, Alkeon or their respective affiliates in providing services to clients other than the Fund. In addition, as noted above, not all of the supplemental information is used by the Adviser in connection with the Fund. Conversely, the information provided to the Adviser or its affiliates by brokers or dealers through which other clients of the Adviser or its respective affiliates effect securities transactions may be useful to the Adviser in providing services to the Fund.

CODE OF ETHICS

Each of the Fund, the Adviser and the Distributor has adopted a Code of Ethics in accordance with Rule 17j-1 under the 1940 Act. (See “Conflicts of Interest” in the Offering Memorandum.) These Codes of Ethics permit the personnel of these entities to invest in securities, including securities that the Fund may purchase or hold. Each Code of Ethics can be reviewed and copied at the SEC’s Public Reference Room in Washington, D.C. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 202-551-8090. Each Code of Ethics is also available on the EDGAR Database on the SEC’s Internet site at http://www.sec.gov, and copies of each Code of Ethics may be obtained, after paying a duplicating fee, by E-mail at publicinfo@sec.gov or by writing the SEC’s Public Reference Section, Washington, D.C. 20549-0102.

TAX ASPECTS

The following is a general summary of certain material anticipated U.S. federal income tax consequences of the purchase, ownership and disposition of shares of the Fund. The discussion is based upon the Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations, court decisions, published positions of the Internal Revenue Service (“IRS”) and other applicable authorities, all as in effect on the date hereof and all of which are subject to change or differing interpretations (possibly with retroactive effect). The discussion is limited to U.S. persons who hold shares of the Fund as capital assets for federal income tax purposes. This summary does not address all of the federal income tax consequences that may be relevant to a particular shareholder or to shareholders who may be subject to special treatment under federal income tax laws. No ruling has been or will be obtained from the IRS regarding any matter relating to the shares. No assurance can be given that the IRS would not assert a position contrary to any of the tax aspects described below. The discussions set forth here and in the Offering Memorandum do not constitute tax advice. Shareholders must consult their own tax advisers as to the federal income tax consequences of the purchase, ownership and disposition of shares of the Fund, as well as the effects of state, local and non-U.S. tax laws.

Federal Income Taxation of the Fund

The Fund has elected, and intends to qualify each year, to be treated as a regulated investment company (“RIC”) under Subchapter M of the Code. To qualify as a RIC, the Fund must comply with certain requirements relating to, among other things, the sources of its income (the “Gross Income Requirement”) and diversification of its assets (the “Diversification Requirement”). If the Fund so qualifies and distributes each year to its shareholders at least 90% of its investment company taxable income (generally including ordinary income and net short-term capital gain, but not net capital gain, which is the excess of net long-term capital gain over net short-term capital loss) and meets certain other requirements, it will not be required to pay federal income taxes on any income it distributes to shareholders. The Fund intends to distribute at least the minimum amount necessary to satisfy the 90% distribution requirement. The Fund will not be subject to federal income tax on any net capital gain distributed to shareholders.

If the Fund retains any net capital gains for reinvestment, it may elect to treat such capital gains as having been distributed to its shareholders. If the Fund makes such an election, each shareholder will be required to report its share of such undistributed net capital gain as long-term capital gain and will be entitled to claim its share of the U.S. federal income taxes paid by the Fund on such undistributed net capital gain as a credit against its own U.S. federal income tax liability, if any, and to claim a refund on a properly-filed U.S. federal income tax return to the extent that the credit exceeds such liability. In addition, each shareholder will be entitled to increase the adjusted tax basis of its shares by the difference between its share of such undistributed net capital gain and the related credit. There can be no assurance that the Fund will make this election if it retains all or a portion of its net capital gain for a taxable year.

To avoid a nondeductible 4% federal excise tax, the Fund will be required to distribute by December 31 of each year at least an amount equal to the sum of (i) 98% of its ordinary income for such year, (ii) 98.2% of its capital gain net income (which generally is computed on the basis of the one-year period ending on October 31st of such year), and (iii) any amounts that were not distributed in previous taxable years on which the Fund paid no U.S. federal income tax. For purposes of the excise tax, any ordinary income or capital gain net income retained by, and subject to federal income tax in the hands of, the Fund will be treated as having been distributed.

The Diversification Requirement requires the Fund to diversify its holdings so that at the end of each quarter of the taxable year:

•	at least 50% of the value of the Fund’s total assets consists of cash, cash equivalents, U.S. government securities, securities of other RICs and other securities representing, in respect of any one issuer, no more than 5% of the value of the Fund’s assets and no more than 10% of the outstanding voting securities of such issuer; and

•	no more than 25% of the value of the total assets of the Fund is invested in (i) the securities of any one issuer, other than U.S. government securities or securities of other RICs, (ii) the securities of any two or more issuers that are controlled, as determined under applicable tax rules, by the Fund and that are engaged in the same or similar or related trades or businesses, or (iii) securities of qualified publicly traded partnerships.

If the Fund failed to qualify as a RIC or failed to satisfy the 90% distribution requirement in any taxable year, the Fund may be taxed as an ordinary corporation on its taxable income (even if such income were distributed to its shareholders) and all distributions out of earnings and profits would be taxed to shareholders at the rates then applicable to dividend income. In addition, the Fund could be required to recognize unrealized gains, pay taxes and make distributions (which could be subject to interest charges) before requalifying for taxation as a RIC.

As an alternative, there is a remedy for a failure of the Diversification Requirement, if the failure was due to reasonable cause and not willful neglect, subject to certain divestiture and procedural requirements and the payment of a tax. There is also a de minimis exception to a potential failure of the Diversification Requirement that would require corrective action but no tax payment. In addition, a failure of the Gross Income Requirement can be remedied, if the failure was due to reasonable cause and not willful neglect, subject to certain procedural requirements and the payment of a tax.

There is a possibility that the Fund may from time to time be considered under the Code to be a nonpublicly offered regulated investment company. Under Temporary Regulations, certain expenses of nonpublicly offered regulated investment companies, including advisory fees, may not be deductible by certain shareholders, generally including individuals and entities that compute their taxable income in the same manner as an individual (thus, for example, a qualified pension plan is not subject to this rule). Such a shareholder’s pro rata portion of the affected expenses will be treated as an additional dividend to the shareholder and will be deductible by such shareholder, subject to the 2% “floor” on miscellaneous itemized deductions and other limitations on itemized deductions set forth in the Code. No miscellaneous itemized deductions are allowed for any taxable year beginning after 2017 and before 2026. A “nonpublicly offered regulated investment company” is a RIC whose shares are neither (i) continuously offered pursuant to a public offering, (ii) regularly traded on an established securities market nor (iii) held by at least 500 persons at all times during the taxable year.

Nature of the Fund’s Investments

Certain of the Fund’s investment practices are subject to special and complex federal income tax provisions that may, among other things, (i) disallow, suspend or otherwise limit the allowance of certain losses or deductions, (ii) convert lower taxed long-term capital gain and qualified dividend income into higher taxed short-term capital gain or ordinary income, (iii) convert an ordinary loss or a deduction into a capital loss (the deductibility of which is more limited), (iv) cause the Fund to recognize income or gain without a corresponding receipt of cash, (v) adversely affect the timing as to when a purchase or sale of stock or securities is deemed to occur and (vi) adversely alter the characterization of certain complex financial transactions. An investment by the Fund in a “passive foreign investment company” may result in additional taxes as well as potentially causing the Fund to recognize income in advance of receiving cash payments.

Income from investments in foreign securities received by the Fund may be subject to income, withholding or other taxes imposed by foreign countries and United States possessions. Such taxes will not be deductible or creditable by shareholders. Tax conventions between certain countries and the United States may reduce or eliminate such taxes.

Certain foreign currency gains and losses attributable to currency exchange rate fluctuations are treated as ordinary income or loss. Such income (or loss) may increase (or decrease) the Fund’s income available for distribution.

Distributions to Shareholders

Distributions of the Fund’s investment company taxable income are, except as described below, taxable to shareholders as ordinary income to the extent of the Fund’s earnings and profits. Distributions of the Fund’s net capital gain as capital gain dividends, if any, are taxable to shareholders as long-term capital gains regardless of the length of time shares of the Fund have been held by such shareholders. Distributions in excess of the Fund’s current and accumulated earnings and profits will first reduce the adjusted tax basis of a holder’s shares and, after such adjusted tax basis is reduced to zero, will constitute long-term or short-term capital gains to such holder, depending on the holder’s holding period in the shares.

The federal income tax rates generally are reduced to 20% (lower rates apply for individuals in lower tax brackets) on (1) long-term capital gains received by individuals and (2) “qualified dividend income” received by individuals from certain domestic and foreign corporations. Fund shareholders, as well as the Fund itself, must satisfy certain holding period and other requirements in order for the reduced rates to apply. Because the Fund intends to invest primarily in equity securities, a portion of the ordinary income dividends paid by the Fund should be eligible for the reduced rate applicable to “qualified dividend income.” No assurance can be given as to what percentage of the ordinary income dividends, if any, will consist of “qualified dividend income.” To the extent that distributions from the Fund are designated as capital gain dividends, such distributions will be eligible for the reduced rates applicable to long-term capital gains. Distributions are taxable, as described above, whether received in cash or reinvested in the Fund. The Fund will inform shareholders of the source and tax status of all distributions promptly after the distribution is made, which, except for return of capital distributions, typically occurs at the end of November.

Disposition of Shares

A shareholder will recognize a gain or loss on the disposition of shares (including on liquidation of the Fund) equal to the difference between the shareholder’s adjusted tax basis (which will include any sales load paid by such shareholder to a Selling Agent) in the shares disposed of and the amount received. Generally, any such gain or loss will be considered capital gain or loss if the shares are held as capital assets and generally will be treated as a long-term capital gain or loss if the shares have been held for more than one year. Any loss realized on a disposition will be disallowed to the extent the shares disposed of are replaced within a period of 61 days beginning 30 days before and ending 30 days after the shares are disposed of, such as pursuant to the Fund’s automatic reinvestment plan. In such a case, the tax basis of the shares acquired will be adjusted to reflect the disallowed loss. Any loss realized by a shareholder on the disposition of Fund shares held by a shareholder for six months or less will be treated for federal income tax purposes as a long-term capital loss to the extent of any distributions of long-term capital gains received by the shareholder with respect to such shares and the amount of any undistributed capital gain of the Fund required to be included in the income of the shareholder with respect to such shares.

Tax on Net Investment Income

Individuals, estates and trusts are subject to a tax of 3.8% on “net investment income” (or undistributed “net investment income”, in the case of estates and trusts) for a taxable year, with such tax applying to the lesser of such income or the excess of such person’s adjusted gross income (with certain adjustments) over a specified amount.* Net investment income includes net income from interest, dividends, annuities, royalties and rents and net gain attributable to the disposition of investment property. It is anticipated that net income and gain attributable to an investment in the Fund will be included in a shareholder’s “net investment income” subject to this tax.

Backup Withholding

The Fund may be required to withhold federal income tax at the rate of 28% (24% for taxable years 2018 through 2025) on all taxable distributions payable to non-corporate shareholders. This tax may be withheld from dividends if (i) the shareholder fails to properly furnish the Fund with its correct taxpayer identification number, (ii) the IRS notifies the Fund that the shareholder has failed to properly report certain interest and dividend income to the IRS and to respond to notices to that effect or (iii) when required to do so, the shareholder fails to certify that he or she is not subject to backup withholding. Gross proceeds from the sale of shares may be subject to backup withholding under the circumstances described in (i) above.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from payments made to a shareholder may be refunded or credited against such shareholder’s U.S. federal income tax liability, if any, provided that the required information is furnished to the IRS on a timely basis.

Information Reporting

The amount of dividends, capital gain dividends and gross proceeds paid to each shareholder and the amount, if any, of tax withheld pursuant to backup withholding rules with respect to such amounts will be reported annually to the IRS and to each shareholder.

Basis information and gross proceeds of the disposition of shares disposed of will be reported to the IRS and furnished to shareholders, as well as whether such shares had a short-term or long-term holding period. The Fund, to the extent permitted by a shareholder’s Selling Agent, will allow shareholders to elect from among several acceptable basis methods, including the average basis method. In the absence of an election, the average basis method will be used as the default basis method. Shareholders should consult with their tax advisers to determine the best basis method for their tax situation and to obtain more information about how the basis reporting requirements apply to them.

Tax Shelter Reporting

If a shareholder recognizes a loss with respect to shares of $2 million or more for a non-corporate shareholder or $10 million or more for a corporate shareholder in any single taxable year (or in excess of certain greater amounts over a combination of years), the shareholder must file with the IRS a disclosure statement on Form 8886. Direct shareholders of portfolio securities are in many cases excepted from this reporting requirement, but under current guidance, shareholders of a RIC are not excepted. The fact that a loss is reportable under these regulations does not affect the legal determination of whether the taxpayer’s treatment of the loss is proper. Shareholders should consult their tax advisors to determine the applicability of these regulations in light of their individual circumstances.

____________________

* The amount is $250,000 for married individuals filing jointly, $125,000 for married individuals filing separately, $200,000 for other individuals and the dollar amount at which the highest income tax bracket for estates and trusts begins.

PROXY VOTING POLICIES AND PROCEDURES

The Board has delegated the responsibility for voting proxies relating to portfolio securities held by the Fund to the Adviser as part of the Adviser’s management of the Fund pursuant to the Advisory Agreement. The Adviser has adopted proxy voting policies and procedures to ensure that it votes proxies in a manner that serves the best interests of its clients, including the Fund. The following is a summary of the Adviser’s proxy voting policies and procedures.

The Adviser has entered into an agreement with Institutional Shareholder Services Inc. (“ISS”), an independent third party, for ISS to provide the Adviser with its research and recommendations on proxies and to facilitate the electronic voting of proxies. The Adviser has adopted ISS’s proxy voting policies and procedures (the “ISS Policies”) in order to ensure that it votes proxies in the best interests of its clients. The Adviser has instructed ISS to vote all proxies in accordance with the ISS Policies, unless instructed by the Adviser to vote otherwise.

The Adviser instructs each custodian for its client accounts (including the Fund) to deliver to ISS all proxy solicitation materials that the custodian receives for that client account. The Adviser (or its designee, which may include an administrator to a client account) provides to ISS a listing of securities held “long” in each client account as of the 15th and last day of each month to enable ISS to use reasonable efforts to confirm that ISS has received all proxy solicitation materials concerning such securities.

The Adviser, through ISS, will vote proxies on behalf of client accounts. ISS evaluates all proxy solicitation material and other facts it deems relevant and may seek additional information from the party soliciting the proxy and independent corroboration of such information when ISS considers it appropriate and when it is reasonably available. The Adviser has instructed ISS to make voting decisions on behalf of each client account based on the proxy voting guidelines that ISS provides to the Adviser, subject to certain exceptions in the event of conflicts of interests. The Adviser may override ISS’s voting decisions if the Adviser deems it in the best interests of the client account. The Adviser has instructed ISS to use reasonable efforts to respond to each proxy solicitation by the deadline for such response.

Information regarding how the Fund voted proxies relating to portfolio securities during the most recent twelve month period ended June 30 will be reported on Form N-PX and be made available no later than August 31 of each year. Such information can be obtained (i) without charge, upon request, by calling the Fund at (212) 716-6840 and (ii) at the SEC’s website at http://www.sec.gov.

Due to the size and nature of the Adviser’s operations and the Adviser’s limited affiliations in the securities industry, the Adviser does not expect that material conflicts of interest will arise between the Adviser and a client account over proxy voting. The Adviser recognizes, however, that such conflicts may arise from time to time, such as, for example, when the Adviser or one of its affiliates has a business arrangement that could be affected by the outcome of a proxy vote or has a personal or business relationship with a person seeking appointment or re-appointment as a director of a company. Notwithstanding the possibility of such a material conflict arising, the Adviser believes that it places the interests of client accounts ahead of the Adviser’s own interests by following ISS’ recommendations in such circumstances (unless directed otherwise by a client).

GENERAL INFORMATION

Independent Registered Public Accounting Firm

Ernst & Young LLP, located at principal business address 300 First Stamford Pl, Stamford, CT 06902, serves as the Fund’s independent registered public accounting firm, providing audit services.

Legal Counsel

Alston & Bird LLP, located at principal business address 90 Park Avenue, New York, NY 10016, serves as the Fund’s legal counsel.

Custodian

The Bank of New York Mellon, located at principal business address 240 Greenwich Street, New York, NY 10286, serves as the custodian for the Fund’s assets and is responsible for maintaining custody of the Fund’s cash and investments and for retaining sub-custodians to maintain custody of any foreign securities held by the Fund.

PART C - OTHER INFORMATION

Item 25. Financial Statements and Exhibits

25(1)	Financial Statements:

Not applicable.

25(2) Exhibits

	(a)(1)	Certificate of Trust, dated January 18, 2022.(1)

	(a)(2)	Agreement and Declaration of Trust. (1)

	(a)(3)	Amended Agreement and Declaration of Trust.*

	(b)	By-laws of Registrant.(1)

	(c)	Not Applicable.

	(d)	Incorporated by reference to Exhibits (a)(2) and (b) above.

	(e)	Not applicable.

	(f)	Not Applicable.

	(g)	Investment Advisory Agreement between the Registrant and SilverBay Capital Management LLC (the “Adviser”).*

	(h)	Distribution Agreement between Registrant and Breakwater Group Distribution Services, LLC (“Breakwater” or “Underwriter”), including Form of Selling and Shareholder Servicing Agreement between the Underwriter and the dealers to become parties thereto.*

	(i)	Not Applicable.

	(j)(1)	Form of Custodian Services Agreement between the Registrant and The Bank of New York Mellon (the “Custodian”).*

	(j)(2)	Form of Foreign Custody Management Agreement between the Registrant and the Custodian.*

	(k)(1)	Form of Administration and Accounting Services Agreement between the Registrant and the Bank of New York Mellon (the “Administrator”).*

	(k)(2)	Form of Transfer Agency and Shareholder Services agreement between the Registrant and BNY Mellon Investment Servicing (US) Inc.*

	(k)(3)	Expense Limitation Agreement between the Registrant and SilverBay Capital Management LLC. *

	(l)	Not Applicable.

	(m)	Not Applicable.

	(n)	Not Applicable.

	(o)	Not Applicable.

	(p)	Not Applicable.

	(q)	Not Applicable.

	(r)(1)	Joint Code of Ethics of the Registrant.*

	(r)(2)	Amended Joint Code of Ethics of the Adviser and Alkeon Capital Management, LLC (“Alkeon”).*

	(r)(3)	Amended Code of Ethics of Breakwater Distribution Services Group, LLC.*

	(s)	Not Applicable.

(1)	Previously filed as an Exhibit to the Registrant’s Registration Statement on Form N-2 (File No. 811-23777), filed October 25, 2024.
*	Filed herewith.

Item 26. Marketing Arrangements

Not applicable.

Item 27. Other Expenses of Issuance and Distribution

Not applicable.

Item 28. Persons Controlled By or Under Common Control

Not applicable.

Item 29. Number of Holders of Securities*

Number of Record Holders
As of December 31, 2025, there were no record holders of any class of the Registrant’s securities.

Item 30. Indemnification

Reference is made to Section 2, Article VII of the Registrant’s Amended Declaration of Trust (“Declaration of Trust”), filed herewith, and Section 13(a) of the Registrant’s Investment Advisory Agreement (the “Advisory Agreement”), filed herewith. The Registrant hereby undertakes that it will apply the indemnification provisions of the Declaration of Trust and Advisory Agreement in a manner consistent with Release 40-11330 of the Securities and Exchange Commission under the Investment Company Act of 1940, as amended (the “1940 Act”), so long as the interpretation therein of Sections 17(h) and 17(i) of the 1940 Act remains in effect. The Registrant will maintain insurance on behalf of any person who is an independent trustee, officer, employee, or agent of the Registrant against certain liability asserted against and incurred by, or arising out of, his or her position. However, in no event will the Registrant pay that portion of the premium, if any, for insurance to indemnify any such person for any act for which the Registrant itself is not permitted to indemnify.

Item 31. Business and Other Connections of Investment Adviser

A description of any other business, profession, vocation, or employment of a substantial nature in which the Adviser, and each director, officer, or partner of the Adviser, is or has been engaged within the last two fiscal years for his or her own account or in the capacity of director, employee, partner or trustee, is set forth in Part A and B of this registration statement. Additional information can be found in the Form ADV of the Adviser and Alkeon, as filed with the SEC (SEC File No. 801-70549 and 801-60773, respectively), and are incorporated herein by this reference.

Item 32. Location of Accounts and Records

BNYMIS, the Fund’s administrator, maintains certain required accounting related and financial books and records of the Registrant at 103 Bellevue Parkway, Wilmington, Delaware 19809. The other required books and records are maintained by the Adviser at 350 Madison Avenue, 20th Floor, New York, New York 10017.

Item 33. Management Services

Except as described or in the SAI under the caption “Investment Advisory and Other Services,” the Registrant is not a party to any management service related contract.

Item 34. Undertakings

Not applicable.

SIGNATURES

Pursuant to the requirements of the Investment Company Act of 1940, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 22nd day of January, 2026.

INNOVATION ACCESS FUND

By:	/s/ Gregory D. Jakubowsky
Name: Gregory D. Jakubowsky
Title: Trustee, President and Principal Executive Officer
/s/ Gregory D. Jakubowsky

Pursuant to requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

By:	/s/ George Mykoniatis
Name: George Mykoniatis
Title: Treasurer and Principal Financial Officer
Date: January 22, 2026

By:	/s/ William F. Murphy
Name: William F. Murphy
Title: Trustee
Date: January 22, 2026

By:	/s/ Jorge Orvananos
Name: Jorge Orvananos
Title: Trustee
Date: January 22, 2026

By:	/s/ Robert Melnyk
Name: Robert Melnyk
Title: Trustee
January 22, 2026

EXHIBIT INDEX

Exhibits	Description

(a)(3)	Amended Agreement and Declaration of Trust.

(g)	Investment Advisory Agreement between the Registrant and SilverBay Capital Management LLC (the “Adviser”).

(h)	Distribution Agreement between Registrant and Breakwater Group Distribution Services, LLC (“Breakwater” or “Underwriter”), including Form of Selling and Shareholder Servicing Agreement between the Underwriter and the dealers to become parties thereto.

(j)(1)	Form of Custodian Services Agreement between the Registrant and The Bank of New York Mellon (the “Custodian”).

(j)(2)	Form of Foreign Custody Management Agreement between the Registrant and the Custodian.

(k)(1)	Form of Administration and Accounting Services Agreement between the Registrant and the Bank of New York Mellon (the “Administrator”).

(k)(2)	Form of Transfer Agency and Shareholder Services agreement between the Registrant and BNY Mellon Investment Servicing (US) Inc.

(k)(3)	Expense Limitation Agreement between the Registrant and SilverBay Capital Management LLC.

(r)(1)	Joint Code of Ethics of the Registrant.

(r)(2)	Amended Joint Code of Ethics of the Adviser and Alkeon Capital Management, LLC.

(r)(3)	Amended Code of Ethics of Breakwater Distribution Services Group, LLC.